Exhibit 10.1

Execution Version

INDENTURE

dated as of April 30, 2013

among

JMP CREDIT ADVISORS CLO II LTD.,
Issuer

JMP CREDIT ADVISORS CLO II LLC,
Co-Issuer

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

CONTENTS

Clause			Page

1.	Definitions		2
	1.1	Definitions.	2
	1.2	Assumptions as to Assets.	73

2.	The Notes		77
	2.1	Forms Generally.	77
	2.2	Forms of Notes.	77
	2.3	Authorized Amount; Stated Maturity; Denominations.	79
	2.4	Execution, Authentication, Delivery and Dating.	80
	2.5	Registration, Registration of Transfer and Exchange.	81
	2.6	Mutilated, Defaced, Destroyed, Lost or Stolen Note.	90
	2.7	Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.	91
	2.8	Persons Deemed Owners.	95
	2.9	Cancellation.	95
	2.10	DTC Ceases to be Depository.	96
	2.11	Notes Beneficially Owned by Persons Not QIB/QPs or Knowledgeable Employees that are also Accredited Investors, or in Violation of ERISA Representations or Noteholder Reporting Obligations.	96
	2.12	Treatment and Tax Certification.	98
	2.13	Additional Issuance.	100

3.	Conditions Precedent		101
	3.1	Conditions to Issuance of Notes on Closing Date.	101
	3.2	Conditions to Additional Issuance.	105
	3.3	Custodianship; Delivery of Collateral Obligations and Eligible Investments.	106

4.	Satisfaction And Discharge		107
	4.1	Satisfaction and Discharge of Indenture.	107
	4.2	Application of Trust Money.	109
	4.3	Repayment of Monies Held by Paying Agent.	109

5.	Remedies		109
	5.1	Events of Default.	109
	5.2	Acceleration of Maturity; Rescission and Annulment.	111
	5.3	Collection of Indebtedness and Suits for Enforcement by Trustee.	112
	5.4	Remedies.	114
	5.5	Optional Preservation of Assets.	116
	5.6	Trustee May Enforce Claims Without Possession of Notes.	118
	5.7	Application of Money Collected.	118
	5.8	Limitation on Suits.	118

- i -

	5.9	Unconditional Rights of Secured Noteholders to Receive Principal and Interest.	119
	5.10	Restoration of Rights and Remedies.	119
	5.11	Rights and Remedies Cumulative.	119
	5.12	Delay or Omission Not Waiver.	120
	5.13	Control by Majority of Controlling Class.	120
	5.14	Waiver of Past Defaults.	120
	5.15	Undertaking for Costs.	121
	5.16	Waiver of Stay or Extension Laws.	121
	5.17	Sale of Assets.	121
	5.18	Action on the Notes.	122

6.	The Trustee		122
	6.1	Certain Duties and Responsibilities	122
	6.2	Notice of Default.	124
	6.3	Certain Rights of Trustee.	124
	6.4	Not Responsible for Recitals or Issuance of Notes.	128
	6.5	May Hold Notes.	128
	6.6	Money Held in Trust.	128
	6.7	Compensation and Reimbursement.	128
	6.8	Corporate Trustee Required; Eligibility.	129
	6.9	Resignation and Removal; Appointment of Successor.	130
	6.10	Acceptance of Appointment by Successor.	131
	6.11	Merger, Conversion, Consolidation or Succession to Business of Trustee.	132
	6.12	Co-Trustees.	132
	6.13	Certain Duties of Trustee Related to Delayed Payment of Proceeds.	133
	6.14	Authenticating Agents.	134
	6.15	Withholding.	134
	6.16	Representative for Secured Noteholders Only; Agent for each other Secured Party.	135
	6.17	Representations and Warranties of U.S. Bank National Association	135

7.	Covenants		135
	7.1	Payment of Principal and Interest.	135
	7.2	Maintenance of Office or Agency.	136
	7.3	Money for Note Payments to be Held in Trust.	136
	7.4	Existence of Co-Issuers.	138
	7.5	Protection of Assets.	141
	7.6	Opinions as to Assets.	143
	7.7	Performance of Obligations.	143
	7.8	Negative Covenants.	143
	7.9	Statement as to Compliance.	146
	7.10	Co-Issuers May Consolidate, etc., Only on Certain Terms.	146
	7.11	Successor Substituted.	148
	7.12	No Other Business.	148
	7.13	Maintenance of Listing.	148
	7.14	Annual Rating Review; Review of Credit Estimates.	148

- ii -

	7.15	Reporting.	149
	7.16	Calculation Agent.	149
	7.17	Certain Tax Matters.	150
	7.18	Effective Date; Purchase of Additional Collateral Obligations.	153
	7.19	Representations Relating to Security Interests in the Assets.	158
	7.20	Rule 17g-5 Compliance.	160
	7.21	Filings.	162
	7.22	Article 122a of the CRD	162

8.	Supplemental Indentures		163
	8.1	Supplemental Indentures Without Consent of Noteholders.	163
	8.2	Supplemental Indentures With Consent of Noteholders.	166
	8.3	Execution of Supplemental Indentures.	168
	8.4	Effect of Supplemental Indentures.	170
	8.5	Reference in Notes to Supplemental Indentures.	170

9.	Redemption Of Notes		170
	9.1	Mandatory Redemption.	170
	9.2	Optional Redemption.	170
	9.3	Tax Redemption.	173
	9.4	Redemption Procedures.	174
	9.5	Notes Payable on Redemption Date.	176
	9.6	Special Redemption.	176
	9.7	Clean-Up Call Redemption.	177

10.	Accounts, Accountings And Releases		178
	10.1	Collection of Money.	178
	10.2	Collection Account.	179
	10.3	Transaction Accounts.	181
	10.4	The Revolver Funding Account.	184
	10.5	Reinvestment of Funds in Accounts; Reports by Trustee.	185
	10.6	Accountings.	186
	10.7	Release of Assets.	194
	10.8	Reports by Independent Certified Public Accountants.	195
	10.9	Reports to Rating Agencies and Additional Recipients.	196
	10.10	Procedures Relating to the Establishment of Accounts Controlled by the Trustee.	197
	10.11	Section 3(c)(7) Procedures.	197

11.	Application Of Monies		197
	11.1	Disbursements of Monies from Payment Account.	197

12.	Sale of Collateral Obligations; Purchase of Additional Collateral Obligations		206
	12.1	Sales of Collateral Obligations.	206
	12.2	Purchase of Additional Collateral Obligations.	211
	12.3	Conditions Applicable to All Sale and Purchase Transactions.	213

- iii -

13.	Noteholders' Relations		214
	13.1	Subordination.	214
	13.2	Standard of Conduct.	215

14.	Miscellaneous		215
	14.1	Form of Documents Delivered to Trustee.	215
	14.2	Acts of Holders.	216
	14.3	Notices, etc., to Trustee, the Co-Issuers, the Portfolio Manager, the Designated Successor Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, the Administrator and each Rating Agency.	217
	14.4	Notices to Holders; Waiver.	219
	14.5	Effect of Headings and Table of Contents.	220
	14.6	Successors and Assigns.	220
	14.7	Severability.	220
	14.8	Benefits of Indenture.	221
	14.9	Governing Law.	221
	14.10	Submission to Jurisdiction.	221
	14.11	Waiver of Jury Trial.	221
	14.12	Counterparts.	221
	14.13	Acts of Issuer.	222
	14.14	Confidential Information.	222
	14.15	Liability of Co-Issuers.	223
	14.16	Rating Condition Deemed Inapplicable.	223

15.	Assignment Of Certain Agreements		224
	15.1	Assignment of Portfolio Management Agreement and Designated Successor Management Agreement.	224

Schedules and Exhibits

Schedule 1		List of Collateral Obligations
Schedule 2		Moody's Industry Classification Group List
Schedule 3		S&P Industry Classifications
Schedule 4		Diversity Score Calculation
Schedule 5		Moody's Rating Definitions
Schedule 6		S&P Recovery Rate Tables
Schedule 7		Approved Index List

Exhibit	A	Forms of Notes
	A1	Form of Global Secured Note
	A2	Form of Regulation S Global Subordinated Note
	A3	Form of Certificated Secured Note
	A4	Form of Certificated Subordinated Note
	A5	Form of Reinvesting Holder Note

- iv -

Exhibit	B	Forms of Transfer and Exchange Certificates
	B1	Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Secured Note to Regulation S Global Note
	B2	Form of Purchaser Representation Letter for Certificated Notes
	B3	Form of Transferor Certificate for Transfer of Regulation S Global Note or Certificated Secured Note to Rule 144A Global Note
	B4	Form of ERISA and Affected Bank Certificate
	B5	Form of Transferee Certificate of Rule 144A Global Note
	B6	Form of Transferee Certificate of Regulation S Global Note
	B7	Form of Transferee Certificate of Regulation S Global Subordinated Note
	B8	Form of Transferor Certificate for Transfer of Certificated Subordinated Note to Regulation S Global Subordinated Note

Exhibit	C	Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP
Exhibit	D	Form of Opinion of Katten Muchin Rosenman LLP
Exhibit	E	Form of Opinion of Alston & Bird LLP
Exhibit	F	Form of Opinion of Gibbons P.C.
Exhibit	G	Form of Opinion of Appleby (Cayman) Ltd.
Exhibit	H	Calculation of LIBOR
Exhibit	I	Form of Note Owner Certificate
Exhibit	J	Form of Reinvesting Holder Direction
Exhibit	K	Form of Retention of Net Economic Interest Letter

- v -

INDENTURE, dated as of April 30, 2013, among JMP Credit Advisors CLO II Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Issuer"), JMP Credit Advisors CLO II LLC, a Delaware limited liability company (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers"), and U.S. Bank National Association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the "Trustee").

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture.  Except as otherwise provided herein, all covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties.  The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the agreement's terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Portfolio Manager, the Designated Successor Manager, the Administrator and the Bank in each of its capacities under the Transaction Documents, including but not limited to, the Collateral Administrator (collectively, the "Secured Parties"), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all of the Issuer's accounts, chattel paper, deposit accounts, money, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, and supporting obligations, including, but not limited to:  (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be delivered to the Trustee (directly or through an intermediary or bailee) on the Closing Date herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts, and any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein, (c) the Portfolio Management Agreement and the Designated Successor Management Agreement as set forth in Article 15 hereof and the Collateral Administration Agreement, (d) all Cash or Money delivered to the Trustee (or its bailee) for the benefit of the Secured Parties, (e) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, goods, letter-of-credit rights, documents and other supporting obligations relating to the foregoing (in each case as defined in the UCC), (f) any other property otherwise delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments) and (g) all proceeds with respect to the foregoing; provided that such Grants shall not include (i) the U.S.$250 transaction fee paid to the Issuer in consideration of the issuance of the Notes and (ii) the funds attributable to the issuance and allotment of the Issuer's ordinary shares or the bank account in the Cayman Islands in which such funds are deposited (or any interest thereon) (collectively, the "Excepted Property") (the assets referred to in (a) through (g) above, excluding the Excepted Property, are collectively referred to as the "Assets").

The above Grant is made in trust to secure the Secured Notes and certain other amounts payable by the Issuer as described herein.  Except as set forth in the Priority of Payments and Article 13 of this Indenture, the Secured Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Note and any other Secured Note by reason of difference in time of issuance or otherwise.  The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article 13 of this Indenture, (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Reinvesting Holder Notes and the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Transaction Documents, including, but not limited to, the Portfolio Management Agreement, the Designated Successor Management Agreement and the Collateral Administration Agreement, and (iv) compliance with the provisions of this Indenture, all as provided in this Indenture (collectively, the "Secured Obligations").  The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of "Collateral Obligation" or "Eligible Investments," as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

1.             Definitions

1.1           Definitions.  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.  Except as otherwise specified herein or as the context may otherwise require:  (i) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (ii) references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules (whether or not already so stated); (iii) the word "including" and correlative words shall be deemed to be followed by the phrase "without limitation" unless actually followed by such phrase or a phrase of like import; (iv) the word "or" is always used inclusively herein (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both"), unless used in an "either … or" construction; (v) references to a Person are references to such Person's successors and assigns (whether or not already so stated); (vi) all references in this Indenture to designated "Articles", "Sections", "sub-Sections" and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture; and (vii) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-section or other subdivision.

"17g-5 Website":  The internet website of the Issuer initially located at https://www.structuredfn.com, access to which is limited to Rating Agencies and NRSROs who have provided an NRSRO Certification.

"25% Limitation":  The meaning specified in Section 2.5(c)(iii).

"Accountants' Report":  An agreed upon procedures report from the firm or firms selected by the Issuer pursuant to Section 10.8(a).

"Accounts":  (i) the Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Closing Expense Account, (vi) the Custodial Account, (vii) the Expense Reimbursement Account, (viii) the Reinvestment Amount Account, (ix) the Interest Reserve Account and (x) the LC Reserve Account.

"Accredited Investor":  An "accredited investor" as defined in Rule 501(a) under the Securities Act or an entity all of the investors in which are such accredited investors.

"Act" and "Act of Holders":  The meanings specified in Section 14.2.

"Adjusted Collateral Principal Amount":  As of any date of determination, (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Discount Obligations and Deferring Securities), plus (b) Principal Financed Accrued Interest (excluding any unpaid accrued interest purchased with Principal Proceeds in respect of a Defaulted Obligation), plus (c) without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, plus (d) the lesser of the (i) S&P Collateral Value of all Defaulted Obligations and Deferring Securities and (ii) Moody's Collateral Value of all Defaulted Obligations and Deferring Securities; provided that the Adjusted Collateral Principal Amount will be zero for any Defaulted Obligation which the Issuer has owned for more than three years after the date that it became a Defaulted Obligation, plus (e) the aggregate, for each Discount Obligation, of the purchase price (expressed as a percentage of par) multiplied by the Principal Balance of such Discount Obligation as of such date of determination, expressed as a dollar amount minus (f) the Excess CCC/Caa Adjustment Amount; provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Discount Obligation or Deferring Security or any asset that falls into the Excess CCC/Caa Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination; provided, further, that, any Collateral Obligation purchased with the proceeds of an additional issuance of Subordinated Notes solely for the purpose of effecting a cure of a Manager Replacement Event pursuant to Section 12(d) of the Portfolio Management Agreement, shall, for purposes of this definition, be deemed to have a Principal Balance equal to its purchase price for a period of 60 days following such additional issuance of Subordinated Notes.

"Adjusted Weighted Average Moody's Rating Factor":  As of any date of determination, a number equal to the Weighted Average Moody's Rating Factor determined in the following manner: for purposes of determining a Moody's Default Probability Rating, Moody's Rating or Moody's Derived Rating in connection with determining the Weighted Average Moody's Rating Factor for purposes of this definition, the last paragraph of the definition of each of "Moody's Default Probability Rating", "Moody's Rating" and "Moody's Derived Rating" shall be disregarded, and instead each applicable rating on credit watch by Moody's that is on (a) positive watch will be treated as having been upgraded by one rating subcategory, (b) negative watch will be treated as having been downgraded by two rating subcategories and (c) negative outlook will be treated as having been downgraded by one rating subcategory.

"Administration Agreement":  An agreement between the Administrator and the Issuer (as amended from time to time) relating to the various corporate management functions that the Administrator will perform on behalf of the Issuer, including communications with shareholders and the general public, and the provision of certain clerical, administrative and other corporate services in the Cayman Islands during the term of such agreement.

"Administrative Expense Cap":  An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount on the related Determination Date plus (b) U.S.$225,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the amounts by which such aggregated Administrative Expense Caps exceed such aggregated Administrative Expenses may be applied to increase the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

"Administrative Expenses":  The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date) and payable in the following order by the Issuer or the Co-Issuer:  first, to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, second, to the Bank in each of its capacities under the Transaction Documents, including but not limited to, being the Collateral Administrator pursuant to the Collateral Administration Agreement and the Securities Intermediary pursuant to the Securities Account Control Agreement, third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent certified public accountants, agents (other than the Portfolio Manager and the Designated Successor Manager) and counsel of the Issuer or the Co-Issuer for fees and expenses; (ii) the Rating Agencies for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Portfolio Manager under this Indenture and the Portfolio Management Agreement, including without limitation reasonable expenses of the Portfolio Manager (including fees for its accountants, agents, third party administrator, and outside counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the Collateral Obligations (including expenses associated with pricing of the portfolio) and amounts payable pursuant to the Portfolio Management Agreement, including, without limitation, Sections 8, 10 and 23 thereof, but excluding the Management Fee; (iv) the Administrator pursuant to the Administration Agreement; and (v) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including any expenses, Taxes and governmental fees related to any Blocker Subsidiary or any expenses related to achieving FATCA Compliance or otherwise complying with the tax laws, the payment of facility rating fees and all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, amounts owed to the Co-Issuer pursuant to Section 7.1 and any amounts due in respect of the listing of the Notes on any stock exchange or trading system, and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses, but shall be payable only from the Closing Expense Account pursuant to Section 10.3(d) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest, distributions and principal in respect of the Notes) shall not constitute Administrative Expenses.

"Administrator":  Appleby Trust (Cayman) Ltd. and any successor thereto.

"Affected Bank":  A "bank" for purposes of Section 881 of the Code or any entity affiliated with such a bank that is neither (x) a U.S. Person nor (y) entitled to the benefits of an income tax treaty with the United States under which withholding taxes on interest payments made by obligors resident in the United States to such bank are reduced to 0%.

"Affected Class": Any Class of Notes that, as a result of the occurrence of a Tax Event described in the definition of "Tax Redemption", has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

"Affiliate":  With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above; provided that none of the Administrator or any special purpose entity for which the Administrator acts as administrator shall be deemed to be an Affiliate of the Issuer or Co-Issuer solely because such Person or its Affiliates serves as administrator for the Issuer or Co-Issuer.  For the purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agent Members":  Members of, or participants in, DTC, Euroclear or Clearstream.

"Aggregate Coupon":  As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation, (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the Principal Balance (including for this purpose any capitalized interest) of such Collateral Obligation (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest, and the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation).

"Aggregate Excess Funded Spread":  As of any Measurement Date, the amount obtained by multiplying: (a) the amount equal to LIBOR applicable to the Notes during the Interest Accrual Period in which such Measurement Date occurs; by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Balance (including for this purpose any capitalized interest) of the Collateral Obligations as of such Measurement Date (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest) minus (ii) the Reinvestment Target Par Balance.

"Aggregate Funded Spread":  As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation that bears interest at a spread over a London interbank offered rate based index, (i) the stated interest rate spread (excluding any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) on such Collateral Obligation above such index multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest) of such Collateral Obligation (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest, and the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation), and (b) in the case of each Floating Rate Obligation that bears interest at a spread over an index other than a London interbank offered rate based index, (i) the excess of the sum of such spread (excluding any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) and such index over LIBOR as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest) of each such Collateral Obligation (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest, and the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation); provided that for purposes of this definition, the interest rate spread with respect to any Floating Rate Obligation that has a floor based on the London interbank offered rate will be deemed to be the stated interest rate spread plus, if positive, (x) the value of such floor minus (y) LIBOR as of the immediately preceding Interest Determination Date.

"Aggregate Outstanding Amount":  With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding (including any Note Deferred Interest previously added to the principal amount of any Class of Notes that remains unpaid) on such date.

"Aggregate Principal Balance":  When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

"Aggregate Unfunded Spread": As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

"Applicable Advance Rate":  For each Collateral Obligation and for the applicable number of Business Days between the certification date for a sale or participation required by Section 9.4 and the expected date of such sale or participation, the percentage specified below:

	Same Day	1-2 Days	3-5 Days	6-15 Days
Senior Secured Loans with a Market Value of:
90% or more	100%	93%	92%	88%
below 90%	100%	80%	73%	60%
Other Collateral Obligations with a Moody's Rating of at least "B3" and a Market Value of 90% or more	100%	89%	85%	75%
All other Collateral Obligations	100%	75%	65%	45%

"Applicable Issuer or Applicable Issuers":  With respect to the Secured Notes other than the Class E Notes and the Class F Notes, the Co-Issuers; with respect to the Class E Notes, the Class F Notes and the Subordinated Notes, the Issuer only; and with respect to any additional notes issued in accordance with Sections 2.13 and 3.2, the Issuer and, if such notes are co-issued, the Co-Issuer.

"Approved Index List":  The nationally recognized indices specified in Schedule 7 hereto as amended from time to time by the Portfolio Manager (without the consent of any Noteholder) to add or replace with other nationally recognized indices with prior notice of any amendment to Moody's and S&P in respect of such amendment and a copy of any such amended Approved Index List to the Collateral Administrator (it being understood that Article 8 shall not apply to any such amendment).

"Asset-backed Commercial Paper":  Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

"Assets":  The meaning assigned in the Granting Clauses hereof.

"Assumed Reinvestment Rate":  LIBOR (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.20% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

"Authenticating Agent":  With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

"Authorized Officer":  With respect to the Issuer or the Co-Issuer, any Officer or any other Person who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer.  With respect to the Portfolio Manager, any Officer, employee, member or agent of the Portfolio Manager who is authorized to act for the Portfolio Manager in matters relating to, and binding upon, the Portfolio Manager with respect to the subject matter of the request, certificate or order in question, as certified to the Issuer and the Trustee in writing.  With respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question.  With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer.  With respect to any Authenticating Agent, any Officer of such Authenticating Agent who is authorized to authenticate the Notes.  Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

"Available Funds":  With respect to any Payment Date, the amount of any positive balance (of Cash and Eligible Investments) in the Collection Account as of the Determination Date relating to such Payment Date and, with respect to any other date, such amount as of that date.

"Balance":  On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

"Bank":  U.S. Bank National Association, in its individual capacity and not as Trustee, and any successor thereto.

"Bankruptcy Filing":  (i) The institution of any proceeding to have the Issuer, Co-Issuer or any Blocker Subsidiary, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer, Co-Issuer or any Blocker Subsidiary, as the case may be, under applicable bankruptcy law or other applicable law.

"Bankruptcy Law":  The federal Bankruptcy Code, Title 11 of the United States Code, Part V of the Companies Law of the Cayman Islands and the Companies Winding Up Rules of the Cayman Islands, each as amended from time to time.

"Benefit Plan Investor":  An employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Part 4, Subtitle B of Title I of ERISA, a plan (as defined in Section 4975(e)(1) of the Code) to which Section 4975 of the Code applies or an entity whose underlying assets include "plan assets" by reason of such an employee benefit plan's or a plan's investment in such entity.

"Blocker Subsidiary":  An entity treated as a corporation for U.S. federal income tax purposes, 100% of the equity interests in which are owned directly or indirectly by the Issuer.

"Board of Directors":  With respect to the Issuer, the directors of the Issuer duly appointed by the shareholders of the Issuer or the Board of Directors of the Issuer pursuant to the Memorandum and Articles in accordance with the law of Cayman Islands.

"Board of Members":  With respect to the Co-Issuer, the members of the Co-Issuer duly appointed by the members of the Co-Issuer.

"Board Resolution":  With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution of the Board of Members of the Co-Issuer pursuant to the Co-Issuer's operative agreement.

"Bond":  A debt security (that is not a Loan) that is issued by a corporation, limited liability company, partnership or trust.

"Bridge Loan": Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

"Business Day":  Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

"Caa Collateral Obligation":  A Collateral Obligation (other than a Defaulted Obligation or a Deferring Security) with a Moody's Rating of "Caa1" or lower.

"Caa Excess":  The amount equal to the excess of the Principal Balance of all Caa Collateral Obligations over an amount equal to 7.5% of the Collateral Principal Amount as of the current Determination Date; provided that, in determining which of the Caa Collateral Obligations (or portions thereof) shall be included in the Caa Excess, the Caa Collateral Obligations (or portions thereof) with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Collateral Obligations as of such Determination Date) shall be deemed to constitute such Caa Excess.

"Calculation Agent":  The meaning specified in Section 7.16.

"Cash":  Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

"CCC Collateral Obligation":  A Collateral Obligation (other than a Defaulted Obligation or a Deferring Security) with an S&P Rating of "CCC+" or lower.

"CCC Excess":  The amount equal to the excess of the Principal Balance of all CCC Collateral Obligations over an amount equal to 7.5% of the Collateral Principal Amount as of the current Determination Date; provided that, in determining which of the CCC Collateral Obligations (or portions thereof) shall be included in the CCC Excess, the CCC Collateral Obligations (or portions thereof) with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Collateral Obligations as of such Determination Date) shall be deemed to constitute such CCC Excess.

"Certificate of Authentication":  The meaning specified in Section 2.1.

"Certificated Accredited Investor Note":  The meaning specified in Section 2.2(b)(ii).

"Certificated Note":  A Note issued in the form of a definitive, fully registered note without coupons substantially in the applicable form attached as Exhibit A3, A4 or A5 hereto, which shall be registered in the name of the owner thereof, duly executed by the Issuer and authenticated by the Trustee as herein provided.

"Certificated Secured Note":  A Note issued in the form of a definitive, fully registered note without coupons substantially in the form attached as Exhibit A3 hereto which shall be registered in the name of the owner thereof, duly executed by the Issuer or the Co-Issuers and authenticated by the Trustee as herein provided.

"Certificated Subordinated Note":  The meaning specified in Section 2.2(b)(ii).

"Certificated Security":  The meaning specified in Section 8-102(a)(4) of the UCC.

"Class":  In the case of (a) the Secured Notes, all of the Secured Notes having the same Interest Rate, Stated Maturity and designation, (b) the Subordinated Notes, all of the Subordinated Notes, and (c) the Reinvesting Holder Notes, all of the Reinvesting Holder Notes.  For purpose of exercising any rights to consent, give direction or otherwise vote, the Subordinated Notes and the Reinvesting Holder Notes will be treated as a single Class and the Reinvesting Holder Notes will be deemed to have a principal balance of zero.

"Class A/B Coverage Tests":  The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Notes and the Class B Notes.

"Class A Notes":  The Class A Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class B Notes":  The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class Break-even Default Rate":  With respect to any Class or Classes of Notes, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the applicable S&P CDO Monitor chosen by the Portfolio Manager in accordance with the definition of "S&P CDO Monitor" that is applicable to the portfolio of Collateral Obligations, which, after giving effect to S&P's assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class or Classes of Notes in full.  After the Effective Date, S&P will provide the Portfolio Manager with the Class Break-even Default Rates for each S&P CDO Monitor based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor as selected by the Portfolio Manager from Section 2 of Schedule 6 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Portfolio Manager from time to time.

"Class C Coverage Tests":  The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

"Class C Notes":  The Class C Senior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class D Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class D Notes.

"Class D Notes":  The Class D Senior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class Default Differential":  With respect to any Class of Notes, at any time, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Notes from the Class Break-even Default Rate for such Class of Notes at such time.

"Class E Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class E Notes.

"Class E Notes": The Class E Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class F Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class F Notes.

"Class F Notes": The Class F Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class Scenario Default Rate":  With respect to any Class of Notes, at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P's Initial Rating of such Class of Notes, determined by application by the Portfolio Manager and the Collateral Administrator of the S&P CDO Monitor at such time.

"Class X Notes":  The Class X Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class X Principal Amortization Amount":  For each Payment Date beginning with the January 2014 Payment Date and ending with (and including) the April 2016 Payment Date, U.S.$380,000.

"Clean-Up Call Redemption":  The meaning specified in Section 9.7 hereof.

"Clean-Up Call Redemption Price": The meaning specified in Section 9.7 hereof.

"Clearing Agency":  An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

"Clearing Corporation":  (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of "clearing corporation" under Section 8-102(a)(5) of the UCC.

"Clearing Corporation Security":  Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

"Clearstream":  Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

"CLO Information Service":  Initially, Intex Solutions, Inc., and thereafter any third-party vendor that compiles and provides access to information regarding CLO transactions and is selected by the Portfolio Manager to receive copies of the Monthly Report and the Distribution Report.

"Closing Date":  April 30, 2013.

"Closing Expense Account":  The trust account established pursuant to Section 10.3(d).

"Code":  The United States Internal Revenue Code of 1986, as amended from time to time.

"Co-Issuer":  The Person named as such on the first page of this Indenture, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Co-Issuer" shall mean such successor Person.

"Co-Issuers":  The Issuer and the Co-Issuer.

"Collateral Administration Agreement":  An agreement dated as of the Closing Date relating to the administration of the Assets among the Issuer, the Portfolio Manager and the Collateral Administrator, as amended from time to time.

"Collateral Administrator":  U.S. Bank National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

"Collateral Interest Amount":  As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations, Deferrable Securities and Partial Deferrable Securities, but including (x) Interest Proceeds actually received from Defaulted Obligations, Deferrable Securities and Partial Deferrable Securities and (y) Interest Proceeds expected to be received of the type described in clause (i) of the definition of "Partial Deferrable Security"), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

"Collateral Obligation":  A Senior Secured Loan, Second Lien Loan, Senior Secured Bond (including, but not limited to, interests in bank loans acquired by way of a purchase or assignment) or a Participation Interest in a Senior Secured Loan or a Second Lien Loan, or a Letter of Credit Reimbursement Obligation, in each case pledged by the Issuer to the Trustee that as of the date of acquisition by the Issuer:

(i)	is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(ii)	is not a Defaulted Obligation or a Credit Risk Obligation;

(iii)	is not a lease (including a finance lease);

(iv)	is not a Deferrable Security, a Deferring Security, an Interest Only Security, a Step-Up Obligation or a Step-Down Obligation;

(v)	if a Partial Deferrable Security, is not currently in default with respect to the portion of the interest due thereon to be paid in Cash on each payment date with respect thereto;

(vi)
provides (in the case of a Delayed Drawdown Collateral Obligation, a Revolving Collateral Obligation or a Letter of Credit Reimbursement Obligation, with respect to amounts drawn thereunder) for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vii)	does not constitute Margin Stock;

(viii)
is an asset with respect to which the Issuer will receive payments due under the terms of such asset and proceeds from disposing of such asset free and clear of withholding tax, other than (A) withholding tax as to which the obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax, (B) withholding tax on (x) fees received with respect to a Letter of Credit Reimbursement Obligation, late payment fees, prepayment fees or other similar fees, (y) amendment, waiver, consent and extension fees and (z) commitment fees and other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations and (C) withholding taxes imposed pursuant to Sections 1471, 1472, 1473 or 1474 of the Code, or any regulations or other authoritative guidance promulgated or agreements entered in respect thereto;

(ix)	has a Moody's Rating and an S&P Rating;

(x)	is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Portfolio Manager (in its sole discretion);

(xi)
except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Issuer (other than customary advances made to protect or preserve rights against the borrower or the obligor thereof, or to indemnify an agent or representative for lenders pursuant to the Underlying Instrument);

(xii)	does not have an "f", "r", "p", "pi", "q", "t" or "sf" subscript assigned by S&P;

(xiii)	is not a Related Obligation, a Zero Coupon Bond, a Bridge Loan, a Structured Finance Obligation or a Repack Obligation;

(xiv)	will not require the Issuer, the Co-Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xv)	is not an Equity Security or, by its terms, convertible into or exchangeable for an Equity Security at any time over its life;

(xvi)
is not the subject of an Offer other than (A) a Permitted Offer or (B) an exchange offer in which a security that is not registered under the Securities Act is exchanged for a security that has substantially identical terms (except for transfer restrictions) but is registered under the Securities Act or a security or other Collateral Obligation that would otherwise qualify for purchase under the Investment Criteria;

(xvii)	does not have an S&P Rating that is below "CCC-" or a Moody's Default Probability Rating that is below "Caa3";

(xviii)	does not mature after the Stated Maturity of the Notes (other than the Class X Notes);

(xix)
if it accrues interest at a floating rate, it accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or LIBOR or (b) a similar interbank offered rate, commercial deposit rate or any other index in respect of which S&P has been notified;

(xx)	is Registered;

(xxi)	is not a Real Estate Loan;

(xxii)	is not a Synthetic Security;

(xxiii)	does not pay interest less frequently than semi-annually;

(xxiv)	is not an interest in a grantor trust;

(xxv)
if it is a Letter of Credit Reimbursement Obligation, payments in respect of such obligation or security will be subject to withholding by the agent bank in respect of fee income, unless (a) the Issuer has received an opinion of nationally recognized external legal counsel to the effect that such withholding should or will not be required or (b) the Issuer deposits into the LC Reserve Account an amount equal to 30% (or such other percentage equal to the withholding rate then in effect) of all of the fees received in respect of such Letter of Credit Reimbursement Obligation;

(xxvi)	unless it is a Letter of Credit Reimbursement Obligation, does not include or support a letter of credit;

(xxvii)
is issued by an obligor that is (x) Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction and (y) not Domiciled in Greece, Ireland, Italy, Portugal or Spain;

(xxviii)
is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which the obligation is acquired by the Issuer imposed foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon;

(xxix)
either (A) is not treated as indebtedness for U.S. federal income tax purposes and is issued by an entity (x) that is not a Blocker Subsidiary and that is treated for U.S. federal income tax purposes as a corporation the equity interests in which are not treated as "United States real property interests" for U.S. federal income tax purposes, it being understood that stock will not be treated as a United States real property interest if the class of such stock is regularly traded on an established securities market and the Issuer holds no more than 5% of such class at any time, all within the meaning of Section 897(c)(3) of the Code, (y) that is treated for U.S. federal income tax purposes as a partnership, grantor trust, or disregarded entity for U.S. federal income tax purposes that is not engaged in a U.S. trade or business for U.S. federal income tax purposes and does not own any "United States real property interests" within the meaning of Section 897(c)(1) of the Code, or (z) that is treated for U.S. federal income tax purposes as a grantor trust all of the assets of which are treated as debt instruments that are Registered for U.S. federal income tax purposes, (B) is treated as indebtedness for U.S. federal income tax purposes and is not a United States real property interest as defined under Section 897 of the Code, or (C) the Issuer has received an opinion from a nationally recognized U.S. tax counsel experienced in such matters, to the effect that the acquisition, ownership or disposition of such obligation or security will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject the Issuer to U.S. federal income tax on a net income tax basis;

(xxx)	is not an obligation that is subject to a Securities Lending Agreement;

(xxxi)	is not (i) a Subordinated Loan (other than a First Lien Last Out Loan), (ii) a mezzanine loan or debt security or (iii) an unsecured loan or debt security;

(xxxii)
is not issued pursuant to Underlying Instruments governing the issuance of indebtedness having an aggregate issuance amount (whether drawn or undrawn) of less than (i) in the case of an obligor that is Domiciled in the United States or a Tax Jurisdiction, $150,000,000, and (ii) in the case of an obligor that is Domiciled outside of the United States (other than a Tax Jurisdiction), $200,000,000; and

(xxxiii)	is purchased at a price at least equal to 65% of its principal balance.

"Collateral Principal Amount":  As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations), plus (b) without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds.

"Collateral Quality Test":  A test satisfied on any date of determination on and after the Effective Date and during the Reinvestment Period (and in connection with the acquisition of Substitute Obligations, after the Reinvestment Period) if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, after the Effective Date, if a test is not satisfied on such date of determination, the degree of compliance with such test is maintained or improved after giving effect to any purchase or sale effected on such date of determination), calculated in each case as required by Section 1.2 herein:

(i)	the Minimum Floating Spread Test;

(ii)	the Minimum Weighted Average Coupon Test;

(iii)	the Maximum Moody's Rating Factor Test;

(iv)	the Moody's Diversity Test;

(v)	the S&P CDO Monitor Test;

(vi)	the Minimum Weighted Average Moody's Recovery Rate Test;

(vii)	the Minimum Weighted Average S&P Recovery Rate Test; and

(viii)	the Weighted Average Life Test.

"Collection Account":  The trust account established pursuant to Section 10.2, which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

"Collection Period":  (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the 8th Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Notes, on the day preceding such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption, Clean-Up Call Redemption or Tax Redemption in whole of the Notes, on the day preceding the Redemption Date and (c) in any other case, at the close of business on the 8th Business Day prior to such Payment Date.

"Concentration Limitations":  Limitations satisfied on any date of determination on or after the Effective Date and during the Reinvestment Period (and, in connection with the acquisition of Substitute Obligations, after the Reinvestment Period) if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase or sale of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase or sale after the Effective Date, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase or sale), calculated in each case as required by Section 1.2 herein:

(i)	not less than 95.0% of the Collateral Principal Amount may consist of Senior Secured Loans, Cash and Eligible Investments;

(ii)	not more than 5.0% of the Collateral Principal Amount may consist of Senior Secured Bonds;

(iii)	not more than 2.5% of the Collateral Principal Amount may consist of Second Lien Loans;

(iv)
not more than 5.0% of the Collateral Principal Amount may consist, in the aggregate, of Second Lien Loans and Senior Secured Bonds and not more than 1.0% of the Collateral Principal Amount may consist of any single Collateral Obligation (including portions of a Collateral Obligation purchased on different dates) that is not a Senior Secured Loan;

(v)
not more than 1.75% (or 1.0% in the case of obligations that are not Senior Secured Loans) of the Collateral Principal Amount may consist of obligations issued by a single obligor and its Affiliates, except that, without duplication, obligations (other than DIP Collateral Obligations, Second Lien Loans and Senior Secured Bonds) issued by up to five obligors and their respective Affiliates may each constitute up to 2.5% of the Collateral Principal Amount.

(vi)	not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations with a Moody's Default Probability Rating of "Caa1" or below;

(vii)	not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating of "CCC+" or below;

(viii)	not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly;

(ix)	not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(x)	not more than 2.5% of the Collateral Principal Amount may consist of Current Pay Obligations;

(xi)	not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(xii)
not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(xiii)	not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests;

(xiv)
not more than 5.0% of the Collateral Principal Amount may consist of Partial Deferrable Securities; and not more than 1.0% of the Collateral Principal Amount may consist of any single Partial Deferrable Security;

(xv)	the Moody's Counterparty Criteria are met;

(xvi)	the Third Party Credit Exposure Limits may not be exceeded;

(xvii)	not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody's Rating as set forth in clause (iii)(a) of the definition of the term "S&P Rating";

(xviii)
not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with a Moody's Rating derived from an S&P Rating as provided in clause (e)(i)(A) or (B) of the definition of the term "Moody's Derived Rating";

(xix)	not more than 1.0% of the Collateral Principal Amount may consist of obligations issued by a single obligor that is Domiciled in the United Kingdom, a Group II Country or a Group III Country;

(xx)
(a) all of the Collateral Obligations must be issued by Non-Emerging Market Obligors; and (b) no more than the percentage listed below of the Collateral Principal Amount may be issued by obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
10.0%	All countries (in the aggregate) other than the United States;
5.0%	any individual Group I Country other than Australia or New Zealand;
5.0%	all Group II Countries in the aggregate;
5.0%	all Group III Countries in the aggregate;
5.0%	all Tax Jurisdictions in the aggregate;
5.0%	any individual country other than the United States, Canada, any Group I Country, any Group II Country or any Group III Country; and
0.0%	Greece, Ireland, Italy, Portugal and Spain in the aggregate;

(xxi)
not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 15.0% of the Collateral Principal Amount and (y) the second, third and fourth largest S&P Industry Classifications may each represent up to 13.5% of the Collateral Principal Amount;

(xxii)
not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by obligors that belong to any single Moody's Industry Classification, except that (x) the largest Moody's Industry Classification may represent up to 15.0% of the Collateral Principal Amount and (y) the second, third and fourth largest Moody's Industry Classifications may each represent up to 13.5% of the Collateral Principal Amount;

(xxiii)	not more than 3.0% of the Collateral Principal Amount may consist of the LC Commitment Amount under Letter of Credit Reimbursement Obligations;

(xxiv)	not more than 50.0% of the Collateral Principal Amount may consist of Cov-Lite Loans;

(xxv)
not more than 5.0% of the Collateral Principal Amount may consist of Qualified Facility Loans; and not more than 1.0% of the Collateral Principal Amount may consist of any single Qualified Facility Loan; provided that all obligors in respect of Qualified Facility Loans must be Domiciled in the United States or a Tax Jurisdiction.

"Confidential Information":  The meaning specified in Section 14.14(b).

"Controlling Class":  The Class A Notes so long as any Class A Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; then the Class D Notes so long as any Class D Notes are Outstanding; then the Class E Notes so long as any Class E Notes are Outstanding; then the Class F Notes so long as any Class F Notes are Outstanding; and then the Subordinated Notes so long as any Subordinated Notes are Outstanding.

"Controlling Person":  A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person.  For this purpose, an "affiliate" of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person.  "Control," with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

"Corporate Trust Office":  The principal office of the Trustee at which it administers its trust activities, currently located at:  (a) for Note transfer purposes and presentment of the Notes for final payment thereon, 60 Livingston Avenue, St. Paul, MN, 55107, Attention: Corporate Trust Services – JMP Credit Advisors CLO II Ltd., email: gayle.staehnke@usbank.com; and (b) for all other purposes, 190 South LaSalle Street, 8th Floor, Chicago, IL, 60603, Attention: Corporate Trust Services – JMP Credit Advisors CLO II Ltd., email: JMPCreditAdvisorsCLOII@usbank.com, facsimile number (312) 332-8030, or such other address as the Trustee may designate from time to time by notice to the Holders, the Portfolio Manager and the Issuer or the principal corporate trust office of any successor Trustee.

"Cov-Lite Loan": A Collateral Obligation that is not subject to financial covenants; provided that a Collateral Obligation shall not constitute a Cov-Lite Loan if (a) the Underlying Instruments require the obligor thereunder to comply with one or more Maintenance Covenants (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by the Underlying Instruments) or (b) the Underlying Instruments contain a cross-default provision to, or is pari passu with, another loan of the underlying obligor forming part of the same loan facility that requires the underlying obligor to comply with one or more financial covenants or Maintenance Covenants.

"Coverage Tests":  The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class of Secured Notes.  Neither (A) the aggregate outstanding amount of the Class X Notes nor (B) the amount of interest due and payable on the Class X Notes will be taken into account in determining any of the Overcollateralization Ratios or Interest Coverage Ratios; and, therefore, neither of such amounts will be taken into account in determining whether or not any of the Coverage Tests or the Interest Diversion Test are satisfied at any time. For the avoidance of doubt, the "aggregate outstanding amount of the Class X Notes" means, as of any date, the difference between (A) $3,800,000 minus (B) the aggregate amount of all or any portion of each Class X Principal Amortization Amount and (without duplication) each Unpaid Class X Principal Amortization Amount paid pursuant to the Priority of Payments on any Payment Date that occurred prior to such date.

"CRD":  The Capital Requirements Directive which is comprised of Directives 2006/48/EC of the European Parliament and of the Council of 14 June 2006 relating to the taking up and pursuit of the business of credit institutions and Directive 2006/49/EC of the European Parliament and of the Council of 14 June 2006 on the capital adequacy of investment firms and credit institutions, as amended from time to time.

"Credit Improved Criteria": The criteria that will be met if (a) with respect to any Collateral Obligation, the change in price of such Collateral Obligation during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either is more positive, or less negative, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List plus 0.25% over the same period or (b) with respect to a Fixed Rate Obligation only, there has been a decrease in the difference between its yield compared to the yield on the United States Treasury security of the same duration of more than 7.5% since the date of purchase.

"Credit Improved Obligation":  Any Collateral Obligation which, in the Portfolio Manager's judgment exercised in accordance with the Portfolio Management Agreement, has significantly improved in credit quality after it was acquired by the Issuer, which improvement may (but need not) be evidenced by one of the following:  (a) such Collateral Obligation satisfies the Credit Improved Criteria, (b) such Collateral Obligation has been upgraded at least one rating sub-category by either Rating Agency or has been placed and remains on credit watch with positive implication by either Rating Agency, (c) the issuer of such Collateral Obligation has raised equity capital or other capital subordinated to the Collateral Obligation, (d) the issuer of such Collateral Obligation has, in the Portfolio Manager's reasonable commercial judgment, shown improved results or possesses less credit risk, or (e) such Collateral Obligation has a Market Value in excess of (i) par or (ii) the initial purchase price paid by the Issuer for such Collateral Obligation, in each case since such Collateral Obligation was acquired by the Issuer; provided, that during a Restricted Trading Period, in addition to the foregoing, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i)(x) it has been upgraded by any Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with positive implication by Moody's or S&P since it was acquired by the Issuer and (y) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation or (ii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Improved Obligation.

"Credit Risk Criteria": The criteria that will be met if (a) with respect to any Collateral Obligation, the change in price of such Collateral Obligation during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either is more negative, or less positive, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List less 0.25% over the same period, (b) with respect to a Fixed Rate Obligation only, there has been an increase in the difference between its yield compared to the yield on the United States Treasury security of the same duration of more than 7.5% since the date of purchase or (c) the Market Value of such Collateral Obligation has decreased by at least 2.5% of the price paid by the Issuer for such Collateral Obligation due to a deterioration in the related Obligor's financial ratios or financial results in accordance with the Underlying Instruments relating to such Collateral Obligation.

"Credit Risk Obligation":  Any Collateral Obligation that is not a Defaulted Obligation and that, in the Portfolio Manager's judgment exercised in accordance with the Portfolio Management Agreement, has a significant risk of declining in credit quality or price and, with the lapse of time, becoming a Defaulted Obligation, and is designated as a "Credit Risk Obligation" by the Portfolio Manager; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations in addition to the foregoing, only if (i)(x) such Collateral Obligation has been downgraded by any Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with negative implication by Moody's or S&P since it was acquired by the Issuer and (y) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (ii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Risk Obligation.

"Current Pay Obligation":  Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid (disregarding any forbearance or grace period in excess of 90 days with respect to any payment that is unpaid but would be due and payable but for such forbearance or grace period and excluding any such principal that has become due and payable as a result of the acceleration of such Collateral Obligation) and with respect to which the Portfolio Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that the issuer or obligor of such Collateral Obligation (a) will continue to make scheduled payments of interest (and/or fees, as applicable, in the case of a Delayed Drawdown Collateral Obligation Revolving Collateral Obligation or Letter of Credit Reimbursement Obligation) thereon and will pay the principal thereof by maturity or as otherwise contractually due, (b) if the issuer or obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all payments authorized by the bankruptcy court have been paid in cash when due, (c) the Collateral Obligation has a Market Value of at least 80% of its par value and (d) if any Notes are then rated by Moody's (A) has a Moody's Rating of at least "Caa1" and a Market Value of at least 80% of its par value or (B) has a Moody's Rating of at least "Caa2" and a Market Value of at least 85% of its par value (Market Value being determined, solely for the purposes of clauses (c) and (d), without taking into consideration clause (iii)(y) of the definition of the term "Market Value").

"Current Portfolio":  At any time, the portfolio of Collateral Obligations and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.2 to the extent applicable), then held by the Issuer.

"Custodial Account":  The custodial account established pursuant to Section 10.3(b).

"Custodian":  The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

"Default":  Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

"Defaulted Obligation":  Any Collateral Obligation included in the Assets as to which:

(a)
a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation, without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Portfolio Manager's judgment, as certified to the Trustee in writing, is not due to credit-related causes) of three Business Days but in no case beyond the passage of any grace period applicable thereto;

(b)
a default known to the Portfolio Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such Collateral Obligation, without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Portfolio Manager's judgment, as certified to the Trustee in writing, is not due to credit-related causes) of three Business Days but in no case beyond the passage of any grace period applicable thereto; provided that (i) both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral and the holders of such Collateral Obligation have accelerated the maturity of all or a portion of such Collateral Obligation and (ii) such Collateral Obligation shall constitute a Defaulted Obligation under this clause (b) only until such acceleration has been rescinded;

(c)
the issuer or others have instituted proceedings to have the issuer adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed within 60 days after being instituted or such issuer has filed for protection under Chapter 11 of the United States Bankruptcy Code;

(d)
such Collateral Obligation has an S&P Rating of "CC" or lower or "SD" or had such rating immediately before such rating was withdrawn or the Obligor on such Collateral Obligation has a "probability of default" rating assigned by Moody's of "D" or "LD";

(e)
such Collateral Obligation is pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has an S&P Rating of "CC" or lower or "SD" or had such rating immediately before such rating was withdrawn or the Obligor on such Collateral Obligation has a "probability of default" rating assigned by Moody's of "D" or "LD"; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral;

(f)
a default with respect to which the Portfolio Manager has received notice or has knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instrument;

(g)	the Portfolio Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a "Defaulted Obligation";

(h)
such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted for the applicable grace period, and continues to default, in any respect in the performance of any of its payment obligations under the Participation Interest; or

(i)
such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a "Defaulted Obligation" or with respect to which the Selling Institution has an S&P Rating of "CC" or lower or "SD" or had such rating before such rating was withdrawn;

provided that (x) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b) through (e) and (i) above if such Collateral Obligation (or, in the case of a Participation Interest other than a Letter of Credit Reimbursement Obligation, the underlying Senior Secured Loan or Second Lien Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 7.5% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (y) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (b), (c), (e) and (i) if such Collateral Obligation (or, in the case of a Participation Interest other than a Letter of Credit Reimbursement Obligation, the underlying Senior Secured Loan or Second Lien Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of "CC" or lower or "SD").

Each obligation (other than Letter of Credit Reimbursement Obligations) received in connection with a Distressed Exchange that (a) would be a Collateral Obligation but for the fact that it is a Defaulted Obligation or (b) would satisfy the proviso in the definition of "Distressed Exchange" but for the fact that it exceeds the percentage limit therein, shall in each case be deemed to be a Defaulted Obligation, and each other obligation (including any Letter of Credit Reimbursement Obligation) received in connection with a Distressed Exchange (except as expressly provided below) shall be deemed to be an Equity Security.  For the avoidance of doubt, no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring satisfy the definition of "Collateral Obligation", in which case, notwithstanding anything herein to the contrary, such received securities or obligations shall be treated for all purposes as Collateral Obligations.

"Deferrable Security":  A Collateral Obligation (excluding a Partial Deferrable Security) which by its terms permits the deferral of payment or capitalization of accrued, unpaid interest.

"Deferred Interest Notes":  The Notes specified as such in Section 2.3.

"Deferring Security":  A Deferrable Security that (x) is deferring the payment of interest due thereon and (y) has been so deferring the payment of interest due thereon (i) with respect to Collateral Obligations that have a Moody's Rating of at least "Baa3", for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have a Moody's Rating of "Ba1" or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash.

"Delayed Drawdown Collateral Obligation":  A Collateral Obligation (other than a Revolving Collateral Obligation) that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

"Deliver or "Delivered" or "Delivery":  The taking of the following steps:

(i)	in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)
causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)	in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof in the name of the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)	in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)
in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank ("FRB") (each such security, a "Government Security"),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)	in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)
causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian's securities account, (y) to receive a Financial Asset from a Securities Intermediary or to acquire the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian's securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary's securities account,

(b)
causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian's securities account, and

(c)
causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)	in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Custodian,

(b)	causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC, and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)	in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument),

(a)	causing the filing of a Financing Statement in the office of the Recorder of Deeds of the District of Columbia, Washington, DC, and

(b)	causing the registration of the security interests granted under this Indenture in the Register of Mortgages and Charges of the Issuer at the Issuer's registered office in the Cayman Islands.

In addition, the Portfolio Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

"Designated Class A Owner":  Prudential Investment Management, Inc., on its own behalf and on behalf of its Affiliates, that beneficially owns collectively not less than a Majority of the Class A Notes.

"Designated Class A Voting Condition":  The Designated Class A Owner is the Holder of at least a Majority of the Class A Notes.

"Designated Successor Management Agreement":  The agreement dated as of the Closing Date, between the Issuer and the Designated Successor Manager, as may be amended from time to time in accordance with the terms hereof and thereof.

"Designated Successor Management Fee":  The Designated Successor Senior Management Fee and the Designated Successor Subordinated Management Fee.

"Designated Successor Senior Management Fee":  The fee payable to the Designated Successor Manager in arrears on each Payment Date (prorated for the related Collection Period) pursuant to Section 2 of the Designated Successor Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.05% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Designated Successor Senior Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) the payment of which has been irrevocably waived by the Designated Successor Manager pursuant to Section 11.1(d) no later than the Determination Date immediately prior to such Payment Date.  Upon the Designated Successor Manager ceasing to be acting as such due to it becoming the Portfolio Manager, the Designated Successor Senior Management Fee shall then and thereafter cease to accrue and be payable (other than for already-accrued amounts) pursuant to the Designated Successor Management Agreement and hereunder and, in lieu thereof, the Senior Management Fee shall be increased by an equal amount and thereafter accrue and be payable to the Portfolio Manager as an additional amount of Senior Management Fee in accordance with the Portfolio Management Agreement and hereunder.  Upon the Designated Successor Manager ceasing to be acting as such due to its resignation, the termination of the Designated Successor Management Agreement or any other reason except in the case of the Designated Successor Manager becoming the Portfolio Manager, the Designated Successor Senior Management Fee shall then and thereafter cease to accrue and be payable (other than for already-accrued amounts) pursuant to the Designated Successor Management Agreement and hereunder.

"Designated Successor Subordinated Management Fee":  The fee payable to the Designated Successor Manager in arrears on each Payment Date (prorated for the related Collection Period) pursuant to Section 2 of the Designated Successor Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.05% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Designated Successor Subordinated Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) the payment of which has been irrevocably waived by the Designated Successor Manager pursuant to Section 11.1(d) no later than the Determination Date immediately prior to such Payment Date.  Upon the Designated Successor Manager ceasing to be acting as such due to it becoming the Portfolio Manager, the Designated Successor Subordinated Management Fee shall then and thereafter cease to accrue and be payable (other than for already-accrued amounts) pursuant to the Designated Successor Management Agreement and hereunder and, in lieu thereof, the Subordinated Management Fee shall be increased by an equal amount and thereafter accrue and be payable to the Portfolio Manager as an additional amount of Subordinated Management Fee in accordance with the Portfolio Management Agreement and hereunder.  Upon the Designated Successor Manager ceasing to be acting as such due to its resignation, the termination of the Designated Successor Management Agreement or any other reason except in the case of the Designated Successor Manager becoming the Portfolio Manager, the Designated Successor Subordinated Management Fee shall then and thereafter cease to accrue and be payable (other than for already-accrued amounts) pursuant to the Designated Successor Management Agreement and hereunder.

"Designated Successor Manager":  Prudential Investment Management, Inc., a New Jersey corporation, until a successor Person shall have become the Designated Successor Manager pursuant to the provisions of the Designated Successor Management Agreement, and thereafter "Designated Successor Manager" shall mean such successor Person.

"Determination Date":  The last day of each Collection Period.

"DIP Collateral Obligation":  A loan made to a debtor-in-possession pursuant to Section 364 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the U.S. Bankruptcy Code and fully secured by senior liens.

"Discount Obligation":  Any Collateral Obligation which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 80.0% of its Principal Balance (or, in the case of a Revolving Collateral Obligation, 75.0% of its Principal Balance), or (b) if such Collateral Obligation has a Moody's Rating below "B3", 85.0% of its Principal Balance; provided that, in each case, such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90.0% of its Principal Balance (or, in the case of a Revolving Collateral Obligation, 85.0% of its Principal Balance) as of the end of such 30 consecutive day period.

Any Collateral Obligation that would otherwise be considered a Discount Obligation but that is purchased with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase but was sold at a price below (i) 85%, in the case of a Collateral Obligation with a Moody's Rating lower than "B3" or (ii) 80% (or, in the case of a Revolving Collateral Obligation, 75%), in the case of a Collateral Obligation with a Moody's Rating "B3" or higher will not be considered a Discount Obligation, so long as the Portfolio Manager, using its commercially reasonable business judgment, believes that such purchased Collateral Obligation is of better credit quality than the previous, sold asset, at the time of its acquisition, immediately following the purchase of such Collateral Obligation, the Maximum Moody's Rating Factor Test is improved or at least remains unchanged after giving effect thereto and such purchased Collateral Obligation: (x) has an S&P Rating and a Moody's Rating no lower than the S&P Rating and the Moody's Rating, respectively, of the previously sold Collateral Obligation, (y) is purchased or committed to be purchased within ten Business Days of such sale and (z) is purchased at a purchase price that equals or exceeds both (1) the sale price of the sold Collateral Obligation and (2) 65% of its Principal Balance; provided that this paragraph shall not apply to any such Collateral Obligation (or portions thereof) at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in more than 15% of the Collateral Principal Amount consisting of Collateral Obligations (or portions thereof) to which this paragraph applies.

"Distressed Exchange":  In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Portfolio Manager, pursuant to which the issuer or obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or package of securities or obligations that, in the sole judgment of the Portfolio Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Collateral Obligation avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring (i) are not Letter of Credit Reimbursement Obligations and (ii) satisfy the definition of "Collateral Obligation" (provided that the Aggregate Principal Balance of all securities and obligations to which this proviso applies or has applied, measured cumulatively from the Closing Date onward, may not exceed 25% of the Target Initial Par Amount).

"Distribution Report":  The meaning specified in Section 10.6(b).

"Diversity Score":  A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 4 hereto.

"Dollar, USD or U.S.$":  A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

"Domicile" or "Domiciled":  With respect to any issuer of, or Obligor with respect to, a Collateral Obligation:

(a)	except as provided in clause (b) or (c) below, its country of organization;

(b)
if it is organized in a Tax Jurisdiction other than Ireland, each of such jurisdiction and the country in which, in the Portfolio Manager's good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Portfolio Manager to be the source of the majority of revenues, if any, of such issuer or obligor); or

(c)
if it is organized in Ireland, its "Domicile" will be deemed to be the country in which, in the Portfolio Manager's good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Portfolio Manager to be the source of the majority of revenues, if any, of such issuer or obligor).

"DTC:  The Depository Trust Company, its nominees, and their respective successors.

"Due Date":  Each date on which any payment is due on an Asset in accordance with its terms.

"Effective Date":  The earlier to occur of (i)  September 5, 2013 and (ii) the first date on which the Portfolio Manager certifies to the Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

"Effective Date Accountants' Report":  The meaning assigned to such term in Section 7.18(d).

"Effective Date Issuer Certificate":  The meaning assigned to such term in Section 7.18(d).

"Effective Date Report":  The meaning assigned to such term in Section 7.18(d).

"Eligible Custodian": A custodian that satisfies, mutatis mutandis, the eligibility requirements set out in Section 6.8.

"Eligible Investment Required Ratings":  (a) If such obligation or security (i) has both a long-term and a short-term credit rating from Moody's, such ratings are "Aa3" or better (not on credit watch for possible downgrade) and "P-1" (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody's, such rating is "Aaa" (not on credit watch for possible downgrade) or (iii) has only a short-term credit rating from Moody's, such rating is "P-1" (not on credit watch for possible downgrade) and (b) if such obligation or security has both a long-term and a short-term credit rating from S&P, such ratings are "A" and "A-1" or better (or, in the absence of a short-term credit rating, "A+" or better).

"Eligible Investments":  Any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), (x) matures not later than the earlier of (A) the date that is 60 days after the date of Delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of Delivery thereof, and (y) is one or more of the following obligations or securities:

(i)
direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America, in each case with the Eligible Investment Required Ratings, the obligations of which are expressly backed by the full faith and credit of the United States of America;

(ii)
demand and time deposits in, certificates of deposit of, trust accounts with, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank and its Affiliates) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)
unleveraged repurchase obligations (if treated as debt by the Issuer and the counterparty) with respect to (a) any security described in clause (i) above or (b) any other Registered security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with an entity (acting as principal) with, or whose parent company has (in addition to a guarantee agreement with such entity, which guarantee agreement complies with S&P's then-current criteria with respect to guarantees), the Eligible Investment Required Ratings;

(iv)
Registered debt securities bearing interest or sold at a discount issued by a corporation formed under the laws of the United States of America or any State thereof that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;

(v)
commercial paper or other short-term obligations (other than Asset-backed Commercial Paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;

(vi)
a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), or a Reinvestment Agreement issued by any insurance company or other corporation or entity, in each case with the Eligible Investment Required Ratings; provided that (a) the Issuer has received written confirmation from each Rating Agency (with a copy to the Trustee) that such investment would not cause the rating of the Notes to be reduced or withdrawn or (b) such Reinvestment Agreement may be unwound at the option of the Issuer without penalty; and

(vii)	non-U.S. money market funds that have, at all times, credit ratings of "Aaa-mf" by Moody's and "AAAm" or "AAAm-G" by S&P, respectively;

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (vii) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an "f", "r", "p", "pi", "q", "sf" or "t" subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes (other than withholding taxes that may be imposed on late payment fees, prepayment fees or other similar fees with respect to such obligation or for withholding taxes that may be imposed pursuant to FATCA) by any jurisdiction unless the payor is required to make "gross-up" payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, unless full payment of principal is paid in cash upon the exercise of such action, (g) in the Portfolio Manager's judgment, such obligation or security is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation or (i) such obligation or security is represented by a certificate of interest in a grantor trust; provided, further, that none of the foregoing obligations or securities will constitute Eligible Investments unless the obligation or security either (A) is not treated as indebtedness for U.S. federal income tax purposes and is issued by an entity (x) that is not a Blocker Subsidiary and that is treated for U.S. federal income tax purposes as a corporation the equity interests in which are not treated as "United States real property interests" for U.S. federal income tax purposes, it being understood that stock will not be treated as a United States real property interest if the class of such stock is regularly traded on an established securities market and the Issuer holds no more than 5% of such class at any time, all within the meaning of Section 897(c)(3) of the Code, (y) that is treated for U.S. federal income tax purposes as a partnership or disregarded entity for U.S. federal income tax purposes that is not engaged in a U.S. trade or business for U.S. federal income tax purposes and does not own any "United States real property interests" within the meaning of Section 897(c)(1) of the Code, or (z) that is treated for U.S. federal income tax purposes as a grantor trust all of the assets of which are treated as debt instruments that are Registered for U.S. federal income tax purposes, (B) is treated as indebtedness for U.S. federal income tax purposes and is not a United States real property interest as defined under Section 897 of the Code, or (C) the Issuer has received an opinion from a nationally recognized U.S. tax counsel experienced in such matters, to the effect that the acquisition, ownership or disposition of such obligation or security will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject the Issuer to U.S. federal income tax on a net income tax basis.  Eligible Investments may include, without limitation, those investments for which the Bank or an Affiliate of the Bank provides services and receives compensation.

"Enforcement Event":  The meaning specified in Section 11.1(a)(iii).

"Entitlement Order":  The meaning specified in Section 8-102(a)(8) of the UCC.

"Equity Security":  Any security or debt obligation which at the time of acquisition, conversion or exchange does not satisfy the requirements of a Collateral Obligation and is not an Eligible Investment.

"ERISA":  The United States Employee Retirement Income Security Act of 1974, as amended.

"ERISA Restricted Notes":  The Class E Notes, the Class F Notes, the Subordinated Notes and the Reinvesting Holder Notes.

"Euroclear":  Euroclear Bank S.A./N.V.

"Event of Default":  The meaning specified in Section 5.1.

"Excel Default Model Input File":  The meaning specified in Section 7.18(c).

"Excepted Property":  The meaning assigned in the Granting Clauses hereof.

"Excess CCC/Caa Adjustment Amount":  As of any date of determination, an amount not less than zero, equal to the greater of:  (a) the excess of (i) the Aggregate Principal Balance of all Collateral Obligations (or portions thereof) included in the CCC Excess, over (ii) the sum of the Market Values of all Collateral Obligations  (or portions thereof) included in the CCC Excess; and (b) the excess of (i) the Aggregate Principal Balance of all Collateral Obligations (or portions thereof) included in the Caa Excess, over (ii) the sum of the Market Values of all Collateral Obligations  (or portions thereof) included in the Caa Excess.

"Excess Weighted Average Coupon": A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon, by (b) the number obtained by dividing the Aggregate Principal Balance (including for this purpose any capitalized interest) of all Fixed Rate Obligations by the Aggregate Principal Balance (including for this purpose any capitalized interest) of all Floating Rate Obligations (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest).

"Excess Weighted Average Floating Spread": A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread, by (b) the number obtained by dividing the Aggregate Principal Balance (including for this purpose any capitalized interest) of all Floating Rate Obligations by the Aggregate Principal Balance (including for this purpose any capitalized interest) of all Fixed Rate Obligations (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest).

"Exchange Act":  The United States Securities Exchange Act of 1934, as amended.

"Expense Reimbursement Account":  The trust account established pursuant to Section 10.3(g).

"FATCA":  Sections 1471 through 1474 of Code and any related provisions of law, court decisions or administrative guidance promulgated or agreements entered into in respect thereof.

"FATCA Compliance": Compliance with FATCA (including, if applicable, the Issuer entering into or complying with an agreement with the U.S. Internal Revenue Service contemplated by Section 1471(b) of the Code), in each case as necessary so that no tax or other withholding will be imposed thereunder in respect of payments to or for the benefit of the Issuer or any Blocker Subsidiary.

"Federal Reserve Board":  The Board of Governors of the Federal Reserve System.

"Fee Basis Amount":  As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the Aggregate Principal Balance of all Defaulted Obligations and (c) the aggregate amount of all Principal Financed Accrued Interest.

"Financial Asset":  The meaning specified in Section 8-102(a)(9) of the UCC.

"Financing Statements":  The meaning specified in Section 9-102(a)(39) of the UCC.

"First Lien Last Out Loan":  Any assignment of or Participation Interest in a Loan that:  (a) may by its terms become subordinate in right of payment to any other obligation of the obligor of the Loan solely upon the occurrence of a default or event of default by the obligor of the Loan and (b) is secured by a valid perfected first priority security interest or lien in, to or on specified collateral securing the obligor's obligations under the Loan.

"Fixed Rate Obligation":  Any Collateral Obligation that bears a fixed rate of interest.

"Floating Rate Obligation":  Any Collateral Obligation that bears a floating rate of interest.

"GAAP":  The meaning specified in Section 6.3(j).

"Global Note":  Any Regulation S Global Note or Rule 144A Global Note.

"Grant" or "Granted":  To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm.  A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Group I Country":  The Netherlands, Australia, New Zealand and the United Kingdom (or such other countries as may be notified by Moody's to the Portfolio Manager from time to time).

"Group II Country":  Germany, Sweden and Switzerland (or such other countries as may be notified by Moody's to the Portfolio Manager from time to time).

"Group III Country":  Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg and Norway (or such other countries as may be notified by Moody's to the Portfolio Manager from time to time).

"Hedge Agreement":  The meaning specified in Section 8.1(c).

"Holder" or "Noteholder":  With respect to any Note, the Person whose name appears on the Note Register as the registered holder of such Note.

"Incentive Management Fee":  The fee payable to the Portfolio Manager pursuant to Sections 11.1(a)(i)(W)(x), 11.1(a)(ii)(H)(x) and 11.1(a)(iii)(W)(x).

"Incurrence Covenant": A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

"Indenture":  This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

"Independent":  As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions.  "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.  For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an Independent director or Independent manager of such Person or of any Affiliates of such Person.

Whenever any Independent Person's opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Portfolio Manager and their Affiliates.

"Index Maturity":  With respect to any Class of Notes, the period indicated with respect to such Class in Section 2.3.

"Information":  S&P's "Credit Estimate Information Requirements" dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

"Information Agent":  The Portfolio Manager.

"Initial Rating":  With respect to the Notes, the rating or ratings, if any, indicated in Section 2.3.

"Instrument":  The meaning specified in Section 9-102(a)(47) of the UCC.

"Interest Accrual Period":  (i) With respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Secured Notes is paid or made available for payment; provided that any interest-bearing notes issued after the Closing Date in accordance with the terms of this Indenture shall accrue interest during the Interest Accrual Period in which such additional notes are issued from and including the applicable date of issuance of such additional notes to but excluding the last day of such Interest Accrual Period at the applicable Interest Rate.

"Interest Collection Subaccount":  The meaning specified in Section 10.2(a).

"Interest Coverage Ratio":  For any designated Class or Classes of Secured Notes (other than the Class X Notes, for which no Interest Coverage Ratio applies), as of any date of determination, the percentage derived from the following equation:  (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Notes of such Class or Classes and each Class of Secured Notes (in each case, other than the Class X Notes) that rank senior to such Class or Classes (excluding Note Deferred Interest but including any interest on Note Deferred Interest with respect to any Deferred Interest Notes) on such Payment Date; provided that for the purposes of this definition, the Class A Notes and the Class B Notes shall be treated as one Class.

"Interest Coverage Test":  A test that is satisfied with respect to any Class or Classes of Secured Notes as of any date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes is no longer outstanding.

"Interest Determination Date":  The second London Banking Day preceding the first day of each Interest Accrual Period.

"Interest Diversion Test":  A test that is satisfied as of any Measurement Date during the Reinvestment Period on which the Class F Notes remain outstanding if the Overcollateralization Ratio with respect to the Class F Notes as of such Measurement Date is at least equal to 103.16%.

"Interest Only Security":  Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

"Interest Proceeds":  With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)
all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)	all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)
all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par of the related Collateral Obligation, as determined by the Portfolio Manager with notice to the Trustee, the Collateral Administrator and the Designated Successor Manager;

(iv)	commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v)
any amounts deposited in the Collection Account from the Closing Expense Account, the Expense Reimbursement Account and/or the Interest Reserve Account that are designated as Interest Proceeds in the sole discretion of the Portfolio Manager pursuant to this Indenture in respect of the related Determination Date; and

(vi)	any funds withdrawn from the LC Reserve Account during the related Collection Period in accordance with Section 10.3(h) for application as Interest Proceeds;

provided that (A) (1) any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation and (2) (x) any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Obligation and is held by a Blocker Subsidiary will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding principal balance of the Collateral Obligation, at the time it became a Defaulted Obligation, for which such Equity Security was received in exchange and (y) any amounts received in respect of any other asset held by a Blocker Subsidiary will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such asset equals the outstanding principal balance of such asset, (B) any amounts deposited in the Collection Account as Principal Proceeds pursuant to clause (S) of Section 11.1(a)(i) due to the failure of the Interest Diversion Test to be satisfied shall not constitute Interest Proceeds, (C) no funds on deposit in the LC Reserve Account will be treated as Interest Proceeds unless and until withdrawn from such account under Section 10.3(h) for application as Interest Proceeds, (D) the funds and other property attributable to the issuance and allotment of the Issuer's ordinary shares or the bank account in the Cayman Islands in which such funds are deposited (or any interest thereon) shall not constitute Interest Proceeds and (E) all Post-Reinvestment Period Amendment Proceeds shall not constitute Interest Proceeds.

"Interest Rate":  With respect to each Class of Notes, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to LIBOR for such Interest Accrual Period plus the spread specified in Section 2.3.

"Interest Reserve Account":  The meaning specified in Section 10.3(e).

"Interest Reserve Amount":  The meaning specified in Section 3.1(xii).

"Interim Report Date":  The meaning specified in Section 7.18(a).

"Investment Company Act":  The United States Investment Company Act of 1940, as amended from time to time.

"Investment Criteria":  The criteria specified in Section 12.2.

"Investment Criteria Adjusted Balance":  With respect to each Collateral Obligation, the Principal Balance of such Collateral Obligation; provided that the Investment Criteria Adjusted Balance of any:

(i)	Deferring Security will be the lesser of the (x) S&P Collateral Value of such Deferring Security and (y) Moody's Collateral Value of such Deferring Security;

(ii)
Discount Obligation will be the product of the (x) purchase price (expressed as a percentage of par and, for the avoidance of doubt, without averaging) and (y) Principal Balance of such Discount Obligation; and

(iii)	Collateral Obligation included in the CCC Excess and the Caa Excess will be the Market Value of such Collateral Obligation;

provided further that the Investment Criteria Adjusted Balance for any Collateral Obligation that satisfies more than one of the definitions of Deferring Security or Discount Obligation or is included in the CCC Excess and the Caa Excess will be the lowest amount determined pursuant to clauses (i), (ii) and (iii) above.

"Irish Listing Agent":  McCann FitzGerald Listing Services Limited, in its capacity as Irish Listing Agent for the Co-Issuers, and any successor thereto.

"IRS": The Internal Revenue Service.

"Issuer":  The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

"Issuer Order" and "Issuer Request":  A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer or the Co-Issuer by an Authorized Officer of the Issuer or the Co-Issuer, as applicable, or by the Portfolio Manager by an Authorized Officer thereof, on behalf of the Issuer.

"Issuer Placed Notes":  The portion of the Class E Notes, Class F Notes and the Subordinated Notes issued and placed on the Closing Date by the Issuer in privately negotiated transactions directly to investors identified by the Portfolio Manager and/or one or more of the Portfolio Manager's Affiliates.

"JMP":  JMP Credit Advisors LLC, a Delaware limited liability company.

"Junior Class":  With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

"Knowledgeable Employee":  The meaning set forth in Rule 3c-5 promulgated under the Investment Company Act.

"LC Commitment Amount": With respect to any Letter of Credit Reimbursement Obligation, the amount which the Issuer could be required to pay to the LOC Agent Bank in respect thereof (including, for the avoidance of doubt, any portion thereof which the Issuer has collateralized or deposited into a trust or with the LOC Agent Bank for the purpose of making such payments).

"LC Reserve Account": The meaning set forth in Section 10.3(h).

"Letter of Credit Reimbursement Obligation": A facility whereby (i) a fronting bank that, at the time of acquisition of such Letter of Credit Reimbursement Obligation by the Issuer or the Issuer's commitment to acquire the same, has a short-term rating of at least "A-1" and a long-term rating of at least "A" (or, if no short-term rating exists, a long-term rating of "A+") by S&P (an "LOC Agent Bank") issues or will issue a letter of credit (an "LC") for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) in the event that the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility, (iii) the LOC Agent Bank passes on to the lender/participant (in whole or in part) the fees and any other amounts it receives for providing the LC and (iv)(a) the related Underlying Instruments require the Issuer to fully collateralize the Issuer's obligations to the related LOC Agent Bank or obligate the Issuer to make a deposit into a trust in an aggregate amount equal to the related LC Commitment Amount, (b) the collateral posted by the Issuer is held by, or the Issuer's deposit is made in, a depository institution meeting the requirement set forth in Section 10.1 and (c) the collateral posted by the Issuer is invested in Eligible Investments that are overnight funds.

"LIBOR":  The meaning set forth in Exhibit H hereto.

"Listed Notes":  The Notes specified as such in Section 2.3.

"Loan":  Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

"LOC Agent Bank": The meaning specified in the definition of the term "Letter of Credit Reimbursement Obligation".

"London Banking Day":  A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

"Maintenance Covenant":  A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action.

"Majority":  With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes.

"Management Fee":  The Senior Management Fee, the Subordinated Management Fee, the Incentive Management Fee, the Designated Successor Senior Management Fee and the Designated Successor Subordinated Management Fee.

"Manager Replacement Event": The meaning specified in the Portfolio Management Agreement.

"Margin Stock":  "Margin Stock" as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into "Margin Stock".

"Market Value":  With respect to any loans or other assets, the amount (determined by the Portfolio Manager) equal to the product of the principal amount thereof and the price determined in the following manner:

(i)
the bid price determined by (A) in the case of a Loan, the Loan Pricing Corporation or Markit Group Limited, (B) in the case of a bond only, Interactive Data Corporation or NASD's TRACE or (C) in either case, any other nationally recognized pricing service selected by the Portfolio Manager with notice to Moody's and S&P; or

(ii)	if the price described in clause (i) is not available,

(a)	the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent from each other and the Issuer and the Portfolio Manager; or

(b)	if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(c)
if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, the bid price of such bid; provided that the Aggregate Principal Balance of Collateral Obligations held by the Issuer at any one time with Market Values determined pursuant to this clause (ii)(c) may not exceed 5% of the Collateral Principal Amount; or

(iii)
if a price described in clause (i) or (ii) is not available, then the Market Value of an asset will be the lower of (x) the higher of (A) such asset's S&P Recovery Rate and (B) 70% of the notional amount of such asset and (y) the price at which the Portfolio Manager reasonably believes such asset could be sold in the market within 30 days, as certified by the Portfolio Manager to the Trustee and the Collateral Administrator and determined by the Portfolio Manager consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided, however, that, if the Portfolio Manager is not a Registered Investment Advisor, the Market Value of any such asset may not be determined in accordance with this clause (iii)(y) for more than 30 days; provided further that, solely if such asset either was purchased within the three preceding months or was previously assigned a Market Value within three preceding months, either (A) if such asset was purchased within the three preceding months, its purchase price or (B) otherwise, the last Market Value that was assigned to it other than pursuant to this proviso; or

(iv)
if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

"Maturity":  With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Maturity Amendment":  With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend the stated maturity date of such Collateral Obligation.  For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity date of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

"Maximum Moody's Rating Factor Test":  A test that will be satisfied on any date of determination if the Adjusted Weighted Average Moody's Rating Factor of the Collateral Obligations is less than or equal to the lesser of (x) 3200 and (y) the sum of (i) the number set forth in the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix at the intersection of the applicable "row/column combination" chosen by the Portfolio Manager, with notice to the Designated Successor Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) as set forth in Section 7.18(g) plus (ii) the Moody's Weighted Average Recovery Adjustment; provided that Collateral Obligations that are Defaulted Obligations are excluded from such calculation.

"Measurement Date":  (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days prior notice to the Issuer and the Trustee, any Business Day requested by either Rating Agency and (v) the Effective Date.

"Memorandum and Articles":  The Issuer's Memorandum and Articles of Association, as they may be amended, revised or restated from time to time.

"Merging Entity":  The meaning specified in Section 7.10.

"Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix":  The following chart used to determine which of the "row/column combinations" are applicable for purposes of determining compliance with the Moody's Diversity Test, the Maximum Moody's Rating Factor Test and the Minimum Floating Spread Test, as set forth in Section 7.18(g).

Minimum Weighted Average Spread	Minimum Diversity Score
	45	50	55	60	65	70	75	80
2.475%	1938	2008	2068	2118	2163	2203	2243	2278
2.575%	1966	2036	2096	2146	2191	2231	2271	2306
2.675%	1994	2064	2124	2174	2219	2259	2299	2334
2.775%	2022	2092	2152	2202	2247	2287	2327	2362
2.875%	2050	2120	2180	2230	2275	2315	2355	2390
2.975%	2078	2148	2208	2258	2303	2343	2383	2418
3.075%	2106	2176	2236	2286	2331	2371	2411	2446
3.175%	2134	2204	2264	2314	2359	2399	2439	2474
3.275%	2162	2232	2292	2342	2387	2427	2467	2502
3.375%	2190	2260	2320	2370	2415	2455	2495	2530
3.475%	2218	2288	2348	2398	2443	2483	2523	2558
3.575%	2246	2316	2376	2426	2471	2511	2551	2586
3.675%	2274	2344	2404	2454	2499	2539	2579	2614
3.775%	2302	2372	2432	2482	2527	2567	2607	2642
3.875%	2330	2400	2460	2510	2555	2595	2635	2670
3.975%	2358	2428	2488	2538	2583	2623	2663	2698
4.075%	2386	2456	2516	2566	2611	2651	2691	2726
4.175%	2414	2484	2544	2594	2639	2679	2719	2754
4.275%	2442	2512	2572	2622	2667	2707	2747	2782
4.375%	2470	2540	2600	2650	2695	2735	2775	2810
4.475%	2498	2568	2628	2678	2723	2763	2803	2838
4.575%	2523	2593	2653	2703	2748	2788	2828	2863
4.675%	2548	2618	2678	2728	2773	2813	2853	2888
4.775%	2573	2643	2703	2753	2798	2838	2878	2913
4.875%	2598	2668	2728	2778	2823	2863	2903	2938
4.975%	2623	2693	2753	2803	2848	2888	2928	2963
	Moody's Rating Factor

"Minimum Floating Spread":  The number set forth in the column entitled "Minimum Weighted Average Spread" in the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix based upon the applicable "row/column combination" chosen by the Portfolio Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(g), reduced by the Moody's Weighted Average Recovery Adjustment; provided that the Minimum Floating Spread shall in no event be lower than 2.475%.

"Minimum Floating Spread Test":  The test that is satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

"Minimum Weighted Average Coupon": 6.00%.

"Minimum Weighted Average Coupon Test": The test that is satisfied on any date of determination if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

"Minimum Weighted Average Moody's Recovery Rate Test":  The test that will be satisfied on any date of determination if the Weighted Average Moody's Recovery Rate equals or exceeds 44.0%.

"Minimum Weighted Average S&P Recovery Rate Test":  The test that will be satisfied on any date of determination if the Weighted Average S&P Recovery Rate for each Class of Secured Notes outstanding equals or exceeds the Weighted Average S&P Recovery Rate for such Class selected by the Portfolio Manager in connection with the S&P CDO Monitor Test.

"Money":  The meaning specified in Section 1-201(24) of the UCC.

"Monthly Report":  The meaning specified in Section 10.6(a).

"Moody's":  Moody's Investors Service, Inc. and any successor thereto.

"Moody's Collateral Value":  On any date of determination, with respect to any Defaulted Obligation or Deferring Security, the lesser of (i) the Moody's Recovery Amount of such Defaulted Obligation or Deferring Security as of such date and (ii) the Market Value of such Defaulted Obligation or Deferring Security as of such date.

"Moody's Counterparty Criteria":  With respect to any Participation Interest or Letter of Credit Reimbursement Obligation proposed to be acquired by the Issuer, criteria that will be met if immediately after giving effect to such acquisition, (x) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests or Letter of Credit Reimbursement Obligations with Selling Institutions or LOC Agent Banks, as the case may be, that have the same or a lower Moody's credit rating does not exceed the "Aggregate Percentage Limit" set forth below for such Moody's credit rating and (y) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests or Letter of Credit Reimbursement Obligations with any single Selling Institution or LOC Agent Bank, as the case may be, that has the Moody's credit rating set forth below or a lower credit rating does not exceed the "Individual Percentage Limit" set forth below for such Moody's credit rating:

Moody's credit rating of Selling Institution or LOC Agent Bank (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
Aaa	20%	20%
Aa1	20%	10%
Aa2	20%	10%
Aa3	15%	10%
A1	10%	5%
A2*	5%	5%
A3 or below	0%	0%

*	Permitted only if entity also has a Moody's short-term rating of P-1.

"Moody's Default Probability Rating":  With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading "Moody's Default Probability Rating" on Schedule 5 hereto (or such other schedule provided by Moody's to the Issuer, the Trustee, the Collateral Administrator, the Portfolio Manager and the Designated Successor Manager).

"Moody's Derived Rating":  With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading "Moody's Derived Rating" on Schedule 5 hereto (or such other schedule provided by Moody's to the Issuer, the Trustee, the Collateral Administrator, the Portfolio Manager and the Designated Successor Manager).

"Moody's Diversity Test":  A test that will be satisfied on any date of determination if the Diversity Score (rounded to the nearest whole number) equals or exceeds the number set forth in the column entitled "Minimum Diversity Score" in the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix based upon the applicable "row/column combination" chosen by the Portfolio Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(g).

"Moody's Industry Classification":  The industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Portfolio Manager if Moody's publishes revised industry classifications.

"Moody's Non-Senior Secured Loan":  Any assignment of or Participation Interest in or other interest in a loan that is not a Moody's Senior Secured Loan.

"Moody's Ramp-Up Failure":  The meaning specified in Section 7.18(e).

"Moody's Rating":  With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading "Moody's Rating" on Schedule 5 hereto (or such other schedule provided by Moody's to the Issuer, the Trustee, the Collateral Administrator, the Portfolio Manager and the Designated Successor Manager).

"Moody's Rating Condition":  With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied (or, deemed inapplicable in the case of sub-clauses (b)(ii) and (b)(iii) below) if (a) with respect to the Effective Date rating confirmation procedure set forth in Section 7.18(e), Moody's provides written confirmation (which may take the form of a press release or other written communication which may be in electronic form or posted on Moody's website or any other form then considered industry standard) of its Initial Rating of the Class A Notes or the Class X Notes or (b) with respect to any other event or circumstance, (i) Moody's provides written confirmation (which may take the form of a press release or other written communication which may be in electronic form or posted on Moody's website or any other form then considered industry standard) that the occurrence of that event or circumstance will not cause Moody's to downgrade or withdraw its then-current rating of the Class A Notes or the Class X Notes, (ii) no Secured Notes of any Class then rated by Moody's are Outstanding, or (iii) no Secured Notes of any Class then Outstanding are rated by Moody's.

"Moody's Rating Factor":  For each Collateral Obligation, the number set forth in the table below opposite the Moody's Default Probability Rating of such Collateral Obligation, or such other equivalent table containing the Moody's Rating Factor provided by Moody's to the Issuer or the Portfolio Manager (who shall provide a copy to the Trustee and the Collateral Administrator).

Moody's Default Probability Rating	Moody's Rating Factor	Moody's Default Probability Rating	Moody's Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Maximum Moody's Rating Factor Test, any Collateral Obligation issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned a Moody's Rating Factor corresponding to the then-current Moody's long-term issuer rating of the United States of America.

"Moody's Recovery Amount":  With respect to any Collateral Obligation that is a Defaulted Obligation or a Deferring Security, an amount equal to (a) the applicable Moody's Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

"Moody's Recovery Rate":  With respect to any Collateral Obligation, as of any date of determination, the recovery rate determined in accordance with the following, in the following order of priority:

(i)	if the Collateral Obligation has been specifically assigned a recovery rate by Moody's (for example, in connection with the assignment by Moody's of an estimated rating), such recovery rate;

(ii)
if the preceding clause does not apply to the Collateral Obligation, and the Collateral Obligation is a Moody's Senior Secured Loan, Moody's Non-Senior Secured Loan, Moody's Senior Secured Floating Rate Note or Senior Secured Bond (in each case other than a DIP Collateral Obligation), the rate determined pursuant to the table below based on the number of rating subcategories difference between the Collateral Obligation's Moody's Rating and its Moody's Default Probability Rating (for purposes of clarification, if the Moody's Rating is higher than the Moody's Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody's Ratings Subcategories Difference Between the Moody's Rating and the Moody's Default Probability Rating	Moody's Senior Secured Loans and Moody's Senior Secured Floating Rate Notes	Moody's Non-Senior Secured Loans and Senior Secured Bonds
+2 or more	60%	35%
+1	50%	30%
0	45%	25%
-1	40%	10%
-2	30%	5%
-3 or less	20%	0%

(iii)	if the Collateral Obligation is a DIP Collateral Obligation (other than a DIP Collateral Obligation which has been specifically assigned a recovery rate by Moody's), 50%.

"Moody's Senior Secured Floating Rate Note":  A Senior Secured Bond (x) that has a Moody's facility rating and the obligor of such note has a Moody's corporate family rating and (y) the Moody's facility rating of which is not lower than such Moody's corporate family rating.

"Moody's Senior Secured Loan":  The meaning specified in Schedule 5 (or such other schedule provided by Moody's to the Issuer, the Trustee and the Portfolio Manager).

"Moody's Weighted Average Recovery Adjustment":  As of any date of determination, the greater of (a) zero and (b) the product of (i)(A) the Weighted Average Moody's Recovery Rate as of such date of determination multiplied by 100 minus (B) 44 and (ii) (A) with respect to the adjustment of the Maximum Moody's Rating Factor Test, 60 and (B) with respect to adjustment of the Minimum Floating Spread, 0.20%; provided, however, if the Weighted Average Moody's Recovery Rate for purposes of determining the Moody's Weighted Average Recovery Adjustment is greater than 60%, then such Weighted Average Moody's Recovery Rate shall equal 60% or such other percentage as shall have been notified to Moody's by or on behalf of the Issuer; provided, further, that the amount specified in clause (b)(i) above may only be allocated once on any date of determination and the Portfolio Manager shall designate to the Collateral Administrator in writing on each such date the portion of such amount that shall be allocated to clause (b)(ii)(A) and the portion of such amount that shall be allocated to clause (b)(ii)(B) (it being understood that, absent an express designation by the Portfolio Manager, all such amounts shall be allocated to clause (b)(ii)(A)).

"Natixis":  Natixis Securities Americas LLC.

"Non-Call Period": The period from the Closing Date to but excluding October 30, 2015 (or, if such day is not a Business Day, the next succeeding Business Day).

"Non-Emerging Market Obligor":  An obligor that is Domiciled in any country that has a country ceiling for foreign currency bonds of at least "Aa2" by Moody's and a foreign currency issuer credit rating of at least "AA" by S&P.

"Non-Permitted ERISA Holder":  The meaning specified in Section 2.11(d).

"Non-Permitted Holder":  The meaning specified in Section 2.11(b).

"Note Deferred Interest":  With respect to any specified Class of Deferred Interest Notes, the meaning specified in Section 2.7(a).

"Note Interest Amount":  With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 Outstanding principal amount of such Class of Secured Notes.

"Note Register and Note Registrar":  The respective meanings specified in Section 2.5(a).

"Noteholder Reporting Obligations":  The obligations set forth in Section 2.12(c).

"Notes":  Collectively, the Secured Notes, the Subordinated Notes and the Reinvesting Holder Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3).

"NRSRO":  Any nationally recognized statistical rating organization.

"NRSRO Certification":  A letter, in a form acceptable to the Issuer and the Portfolio Manager (on behalf of the Issuer), executed by an NRSRO and addressed to the Issuer and the Portfolio Manager, with a copy to the Trustee, the Information Agent and the Designated  Successor Manager, attaching a copy of a certification satisfying the requirements of paragraph (a)(3)(iii)(B) of Rule 17g-5, upon which the Issuer and the Portfolio Manager may conclusively rely for purposes of granting such NRSRO access to the 17g-5 Website.

"Obligor":  With respect to a Loan or a Bond, the Person who is obligated to repay such Loan or Bond (including, if applicable, a guarantor thereof), and whose assets are principally relied upon by the Issuer at the time such Loan or Bond was acquired by the Issuer as the source of repayment of such Loan or Bond.

"Offer":  The meaning specified in Section 10.7(c).

"Offering":  The offering of any Notes pursuant to the relevant Offering Circular.

"Offering Circular":  Each offering circular relating to the offer and sale of the Notes, including any supplements thereto.

"Officer":  (a) With respect to the Issuer, the Co-Issuer and any corporation, any director, the Chairman of the Board of Directors or the Board of Members (as applicable), the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or any Person authorized by such entity; (b) with respect to any partnership, any general partner thereof or any Person authorized by such entity; (c) with respect to a limited liability company, any member thereof or any Person authorized by such entity; and (d) with respect to the Trustee and any bank or trust company acting as trustee of an express trust or as custodian or agent, any vice president or assistant vice president of such entity or any officer customarily performing functions similar to those performed by a vice president or assistant vice president of such entity.

"offshore transaction":  The meaning specified in Regulation S.

"Opinion of Counsel":  A written opinion addressed to the Trustee (or upon which the Trustee is expressly permitted to rely) and, if required by the terms hereof, each Rating Agency, in form and substance reasonably satisfactory to the Trustee and, if so addressed, each Rating Agency, of a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer, as the case may be, and which law firm shall be reasonably satisfactory to the Trustee.  Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee and, if so required, each Rating Agency or shall state that the Trustee and, if so required, each Rating Agency shall be entitled to rely thereon.

"Optional Redemption":  A redemption of the Notes in accordance with Section 9.2.

"Other Plan Law":  Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

"Outstanding":  With respect to the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)	Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation in accordance with the terms of Section 2.9;

(ii)
Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(i)(B); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)
Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a "protected purchaser" (within the meaning of Section 8-303 of the UCC); and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the following Notes shall be disregarded and deemed not to be Outstanding:

(i)	Notes owned by the Issuer, the Co-Issuer or any other obligor in respect of the Notes; and

(ii)
any Notes that are Portfolio Manager Securities, in the case of a vote on (i) the termination of the Portfolio Management Agreement or removal of the Portfolio Manager, in each case, for "cause" pursuant to the Portfolio Management Agreement, (ii) any approval rights with respect to the replacement of Key Persons or the effecting of a Key Persons Cure (each as defined in the Portfolio Management Agreement) or the objection to or designation of a successor portfolio manager under the Portfolio Management Agreement if the Portfolio Manager (which is not the Designated Successor Manager) is being removed under the Portfolio Management Agreement, (iii) the objection to or designation of a successor portfolio manager under the Portfolio Management Agreement if the Designated Successor Manager has become the Portfolio Manager and is being removed as the Portfolio Manager pursuant to the Portfolio Management Agreement, and (iv) the waiver of any event constituting "Cause" as a basis for termination of the Portfolio Management Agreement and removal of the Portfolio Manager, except that (1) in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee actually knows to be so owned or to be Portfolio Manager Securities shall be so disregarded; and (2) Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not one of the Persons specified above. Portfolio Manager Securities will have voting rights with respect to all other matters as to which the Holders of such Notes are entitled to vote.

"Overcollateralization Ratio":  With respect to any specified Class or Classes of Secured Notes (other than the Class X Notes, for which no Overcollateralization Ratio applies) as of any date of determination, the percentage derived from:  (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Notes of such Class or Classes and each Priority Class of Secured Notes (in each case, other than the Class X Notes); provided that for the purposes of this definition, the Class A Notes and the Class B Notes shall be treated as one Class.

"Overcollateralization Ratio Test":  A test that is satisfied with respect to any Class or Classes of Secured Notes as of any date of determination on which such test is applicable if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes is no longer Outstanding.

"Pari Passu Class":  With respect to any specified Class of Notes, each Class of Notes that ranks pari passu to such Class, as indicated in Section 2.3.

"Partial Deferrable Security":  Any Collateral Obligation with respect to which under the related Underlying Instruments (i) a portion of the interest due thereon is required to be paid in Cash on each payment date therefor and is not permitted to be deferred or capitalized (which portion shall at least be equal to LIBOR plus 1.00% per annum or the applicable index with respect to which interest on such Collateral Obligation is calculated plus 1.00% per annum (or, in the case of a fixed rate Collateral Obligation, at least equal to the swap rate for a designated maturity equal to the scheduled maturity of such Collateral Obligation)) and (ii) the issuer thereof or obligor thereon may defer or capitalize the remaining portion of the interest due thereon.

"Partial Redemption Date":  Any Redemption Date on which one or more but not every Class of Notes is being Refinanced with Refinancing Proceeds pursuant to Section 9.2(a)(ii).

"Participation Interest":  A Letter of Credit Reimbursement Obligation or a participation interest in a Loan that, at the time of acquisition or the Issuer's commitment to acquire the same, is represented by a contractual obligation of a Selling Institution that has at the time of such acquisition or the Issuer's commitment to acquire the same at least both a long-term rating of "A" and a short-term rating of "A-1" (or if no short-term rating exists, a long-term rating of "A+") by S&P.

"Passing Report": The meaning set forth in Section 7.18(e).

"Paying Agent":  Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

"Payment Account":  The payment account of the Trustee established pursuant to Section 10.3(a).

"Payment Date":  The 15th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in October 2013 except that the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be in April 2023.

"PBGC":  The United States Pension Benefit Guaranty Corporation.

"Permitted Offer":  An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligations being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Obligations plus any accrued and unpaid interest in Cash and (ii) as to which the Portfolio Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

"Person":  An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

"Placement Agent":  Natixis, in its capacity as placement agent for the Notes (other than the Issuer Placed Notes and the Class X Notes) under the Placement Agreement.

"Placement Agreement":  The agreement dated as of the Closing Date by and between the Co-Issuers and the Placement Agent relating to the Offering of the Notes (other than the Issuer Placed Notes and the Class X Notes), as may be amended from time to time.

"Portfolio Management Agreement":  The agreement, dated as of the Closing Date, between the Issuer and the Portfolio Manager relating to the management of the Collateral Obligations and the other Assets by the Portfolio Manager on behalf of the Issuer, as may be amended from time to time in accordance with the terms hereof and thereof, or any other management agreement between the Issuer and any successor Portfolio Manager (including, subject to the terms of the Designated Successor Management Agreement, the Designated Successor Manager).

"Portfolio Manager":  JMP, until the Designated Successor Manager or another successor Person shall have become the Portfolio Manager pursuant to the provisions of the Portfolio Management Agreement, and thereafter "Portfolio Manager" shall mean such successor Person.

"Portfolio Manager Securities":  As of any date of determination, (a) all Notes held on such date by (i) the Portfolio Manager, (ii) any Affiliate of the Portfolio Manager or (iii) any account, fund, client or portfolio managed or advised on a discretionary basis by the Portfolio Manager or any of its Affiliates and (b) all Notes as to which economic exposure is held on such date (whether through any derivative financial transaction or otherwise) by any Person identified in the foregoing clause (a).

"Post-Reinvestment Period Amendment Proceeds":  With respect to any amendment to a Collateral Obligation (including a Maturity Amendment) that the Issuer (or the Portfolio Manager on the Issuer's behalf) votes in favor of, Post-Reinvestment Period Amendment Proceeds shall constitute (i) in the case of an amendment that does not include a Maturity Amendment, any economic benefit (including, but not limited to, a step-up in the stated coupon, an amendment fee, consent fee or other related fees), and (ii) in the case of an amendment that includes a Maturity Amendment, all coupon payments received in respect of such Collateral Obligation along with any other related amendment fees.

"Principal Balance":  Subject to Section 1.2, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of (1) any Equity Security or interest-only strip shall be deemed to be zero,  and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

"Principal Collection Subaccount":  The meaning specified in Section 10.2(a).

"Principal Financed Accrued Interest":  With respect to any Collateral Obligation, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation.

"Principal Proceeds":  With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.

"Priority Category":  With respect to any Collateral Obligation, the applicable category listed in the table under the heading "Priority Category" in Section 1(d) of Schedule 6.

"Priority Class":  With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

"Priority of Payments":  The meaning specified in Section 11.1(a).

"Proceeding":  Any suit in equity, action at law or other judicial or administrative proceeding.

"Proposed Portfolio":  The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

"QIB/QP":  Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

"Qualified Broker/Dealer":  Any of Bank of America/Merrill Lynch, Deutsche Bank, JP Morgan, BNP Paribas, UBS, Citibank, Royal Bank of Scotland, Royal Bank of Canada, Morgan Stanley, Goldman Sachs, Credit Suisse, Wachovia/Wells Fargo, Barclays Bank, Imperial Capital, Toronto Dominion/TD Securities, General Electric Capital, Canadian Imperial Bank of Commerce (CIBC), Jefferies & Company, Société Génerale, Suntrust Bank, Macquarie Bank, Keybank, ING, Bank of Montreal, Bank of New York Mellon, Scotia Bank, Sumitomo, PNC Bank, Bank of Tokyo, Mizuho or Natixis.

"Qualified Facility Loan":  Any loan made pursuant to Underlying Instruments governing the issuance of indebtedness having an aggregate principal amount (whether drawn or undrawn) of at least U.S.$150,000,000 and less than U.S.$200,000,000.

"Qualified Institutional Buyer":  The meaning specified in Rule 144A under the Securities Act.

"Qualified Purchaser":  The meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 under the Investment Company Act.

"Ramp-Up Account":  The account established pursuant to Section 10.3(c).

"Rating":  The Moody's Rating and/or S&P Rating, as applicable.

"Rating Agency":  Each of Moody's (for so long as any Class A Notes or Class X Notes are rated by Moody's and Outstanding) and S&P (for so long as any Class of Secured Notes is rated by S&P and Outstanding) or, with respect to Assets generally, if at any time Moody's or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Portfolio Manager on behalf of the Issuer).  In the event that at any time Moody's ceases to be a Rating Agency, references to rating categories of Moody's in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Moody's published ratings for the type of obligation in respect of which such alternative rating agency is used; provided that, if any S&P Rating is determined by reference to a rating by Moody's, S&P shall be notified of such change.  In the event that at any time S&P ceases to be a Rating Agency, references to rating categories of S&P in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used.

"Rating Condition": The Moody's Rating Condition and the S&P Rating Condition, as applicable.

"Real Estate Loan":  A loan that is secured primarily by a mortgage, deed of trust or similar lien on commercial real estate (other than hotels and casinos) or residential real estate.

"Record Date":  With respect to the Global Notes, the date one day prior to the applicable Payment Date and, with respect to the Certificated Notes, the date 15 days prior to the applicable Payment Date.

"Redemption Date":  Any Business Day (including without limitation any Payment Date) specified for a redemption of Notes pursuant to Article 9.

"Redemption Price": (a) For each Secured Note to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Secured Note, plus (y) accrued and unpaid interest thereon (including interest on any accrued and unpaid Note Deferred Interest, in the case of the Deferred Interest Notes) to the Redemption Date, and (b) for each Subordinated Note and Reinvesting Holder Note to be redeemed, its proportional share (based on the Aggregate Outstanding Amount of the Subordinated Notes or Reinvesting Holder Note, as applicable) of the portion of the proceeds of the remaining Assets (after giving effect to the Optional Redemption, Clean-Up Call Redemption or Tax Redemption of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Management Fees and Administrative Expenses) of the Co-Issuers); provided that, in connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

"Reference Banks":  The meaning specified in Exhibit H hereto.

"Refinancing":  A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Portfolio Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Secured Notes in connection with an Optional Redemption, it being understood that any rating of such replacement securities by a Rating Agency will be based on a credit analysis specific to such replacement securities and independent of the rating of the Secured Notes being refinanced.

"Refinancing Proceeds":  The Cash proceeds from the Refinancing.

"Registered":  In registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Department of the Treasury regulations promulgated thereunder and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

"Registered Investment Advisor":  A Person duly registered as an investment advisor in accordance with the United States Investment Advisers Act of 1940, as amended.

"Regulation S":  Regulation S, as amended, under the Securities Act.

"Regulation S Global Note":  The meaning specified in Section 2.2(b)(i).

"Regulation S Global Subordinated Note": A Subordinated Note issued in the form of a Regulation S Global Note.

"Reinvestable Obligation":  The meaning specified in Section 12.2(e).

"Reinvesting Holder":  Each Holder on the Closing Date of a Subordinated Note that is a U.S. person, and such Holder's successors other than any purchaser of all or any portion of the Subordinated Note of such Holder.

"Reinvesting Holder Notes":  The Reinvesting Holder Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Reinvestment Agreement":  A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity having an Eligible Investment Required Rating; provided that such agreement provides that it is terminable by the purchaser, without penalty, in the event that the rating assigned to such agreement by either Rating Agency is at any time lower than such agreement's Eligible Investment Required Rating.

"Reinvestment Amount":  With respect to the Subordinated Notes held by a Reinvesting Holder, any amount that is available to be distributed on any Payment Date during the Reinvestment Period to such Reinvesting Holder in respect of its Subordinated Notes pursuant to clause (V) or (W) of Section 11.1(a)(i) but is instead deposited in the Reinvestment Amount Account on such Payment Date at the direction of such Reinvesting Holder in accordance with Section 11.1(e).  Each Reinvestment Amount shall be deemed to be paid to the applicable Reinvesting Holder on the Payment Date on which it is deposited in the Reinvestment Amount Account at the direction of such Reinvesting Holder, and each Reinvestment Amount will be actually paid to such Reinvesting Holder after such Payment Date, without interest thereon and solely to the extent of Principal Proceeds available therefor pursuant to clause (F) of Section 11.1(a)(ii) or proceeds in respect of the Assets available therefor pursuant to clause (U) of Section 11.1(a)(iii), as applicable.

"Reinvestment Amount Account":  The trust account established pursuant to Section 10.3(f).

"Reinvestment Period":  The period from and including the Closing Date to and including the earliest of (i) October 30, 2016 (or, if such day is not a Business Day, the next succeeding Business Day), (ii) any date on which the Maturity of any Class of Secured Notes is accelerated following an Event of Default pursuant to this Indenture; provided that, if the Reinvestment Period is terminated pursuant to this clause (ii) and such acceleration is subsequently rescinded, then the Reinvestment Period will be reinstated, and (iii) any date on which the Portfolio Manager, in its sole discretion, reasonably determines that it can no longer reinvest in additional Collateral Obligations deemed appropriate by the Portfolio Manager in accordance with this Indenture and the Portfolio Management Agreement, provided that, in the case of this clause (iii), the Portfolio Manager notifies the Issuer, the Trustee (who shall notify the Noteholders) and the Collateral Administrator thereof at least five Business Days prior to such date.

"Reinvestment Target Par Balance":  As of any date of determination, the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Notes through the payment of Principal Proceeds plus (ii) the aggregate amount of Principal Proceeds that result from the issuance of any additional notes pursuant to Sections 2.13 and 3.2 (after giving effect to such issuance of any additional notes).

"Related Obligation":  An obligation issued by the Portfolio Manager, any of its Affiliates that are collateralized debt obligation funds or any other Person that is a collateralized debt obligation fund whose investments are primarily managed by the Portfolio Manager or any of its Affiliates.

"Repack Obligation":  Any obligation of a special purpose vehicle (i) collateralized or backed by a Structured Finance Obligation or (ii) the payments on which depend on the cash flows from one or more credit default swaps or other derivative financial contracts that reference a Structured Finance Obligation or a Loan.

"Required Interest Coverage Ratio":  (a) For the Class A Notes and the Class B Notes (considered as one Class for purposes of this definition), 125.00%, (b) for the Class C Notes, 120.00%, (c) for the Class D Notes, 115.00%, (d) for the Class E Notes, 107.50% and (e) for the Class F Notes, 100.00%.

"Required Interest Diversion Amount":  The lesser of (x) 75% of Available Funds from the Collateral Interest Amount on any Payment Date after application of such Collateral Interest Amount to the payment of amounts set forth in clauses (A) through (R) of Section 11.1(a)(i) and (y) the minimum amount that needs to be added to the Adjusted Collateral Principal Amount in order to cause the Interest Diversion Test to be satisfied.

"Required Overcollateralization Ratio":  (a) For the Class A Notes and the Class B Notes (considered as one Class for purposes of this definition), 120.48%, (b) for the Class C Notes, 115.31%, (c) for the Class D Notes, 110.10%, (d) for the Class E Notes, 104.44% and (e) for the Class F Notes, 102.12%.

"Restricted Trading Period":  The period during which (a) the Moody's rating or S&P rating of the Class A Notes or Class X Notes is withdrawn (and not reinstated) or is one or more sub-categories below its rating on the Closing Date; (b) the S&P rating of the Class B Notes is withdrawn (and not reinstated) or is one or more sub-categories below its rating on the Closing Date; or (c) the S&P rating of the Class C Notes, Class D Notes, Class E Notes or Class F Notes is withdrawn (and not reinstated) or is two or more sub-categories below its rating on the Closing Date; provided in each case that (1) such period will not be a Restricted Trading Period solely with respect to the definitions of "Credit Improved Obligation" and "Credit Risk Obligation" if (i) after giving effect to any sale of the relevant Collateral Obligations, the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligation being sold) and Eligible Investments constituting Principal Proceeds (including, without duplication, the anticipated net proceeds of such sale) will be at least equal to the Reinvestment Target Par Balance, (ii) each test specified in the definition of Collateral Quality Test is satisfied, and (iii) each Overcollateralization Ratio Test is satisfied; (2) such period will not be a Restricted Trading Period upon the direction of the Issuer with the consent of a Majority of the Controlling Class, which direction shall remain in effect until the earlier of (i) a further downgrade or withdrawal of the Moody's rating of the Class A Notes or Class X Notes or of the S&P rating of any Class of Secured Notes that, disregarding such direction, would cause the condition set forth in clause (a), (b) or (c) above to be true and (ii) a subsequent direction to the Issuer (with a copy to the Trustee and the Collateral Administrator) by a Majority of the Controlling Class declaring the beginning of a Restricted Trading Period; and (3) no Restricted Trading Period shall restrict any sale of a Collateral Obligation entered into by the Issuer at a time when a Restricted Trading Period is not in effect, regardless of whether such sale has settled.

"Retained Amount":  A "net economic interest" (as defined in Article 122a of the CRD) which, in any event, shall not be less than 5% (or such higher or lower amount as notified by the Issuer to the Retention Provider is required by Article 122a of the CRD) of the nominal value of the Assets calculated based on the Aggregate Principal Balance of all of the Collateral Obligations and the outstanding principal amount of all Eligible Investments, in each case at the time of determination without taking into account any deduction pursuant to the proviso to the definition of "Principal Balance" of any Collateral Obligation or any deduction or discount in respect of the purchase price paid therefor by the Issuer.

"Retention of Net Economic Interest Letter":  Each letter relating to the retention of net economic interest in substantially the form of Exhibit K hereto, from the Retention Provider and addressed to the Issuer, the Trustee and the Placement Agent.

"Retention Provider":  JMP Group LLC.

"Revolver Funding Account":  The account established pursuant to Section 10.4.

"Revolving Collateral Obligation":  Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a Loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

"Rule 144A":  Rule 144A, as amended, under the Securities Act.

"Rule 144A Global Note":  The meaning specified in Section 2.2(b)(ii).

"Rule 144A Information":  The meaning specified in Section 7.15.

"Rule 17g-5":  Rule 17g-5 under the Exchange Act.

"S&P":  Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor or successors thereto.

"S&P CDO Monitor":  Each dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P's proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Portfolio Manager, the Collateral Administrator and the Trustee.  Each S&P CDO Monitor shall be chosen by the Portfolio Manager and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 6 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P, provided that as of any date of determination the Weighted Average S&P Recovery Rate for each Class of Secured Notes Outstanding equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Portfolio Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Portfolio Manager.

"S&P CDO Monitor Test":  A test that will be satisfied on any date of determination on or after the Effective Date following receipt by the Issuer and the Collateral Administrator of the requisite input files for the S&P CDO Monitor if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, each Class Default Differential of the Proposed Portfolio is positive.  The S&P CDO Monitor Test will be considered to be improved if each Class Default Differential of the Proposed Portfolio is greater than the corresponding Class Default Differential of the Current Portfolio.

"S&P Collateral Value":  On any date of determination, with respect to any Defaulted Obligation or Deferring Security, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Deferring Security, respectively, as of such date and (ii) the Market Value of such Defaulted Obligation or Deferring Security, respectively, as of such date.

"S&P Industry Classification":  The S&P Industry Classifications set forth in Schedule 3 hereto, and such industry classifications shall be updated at the option of the Portfolio Manager (on a unilateral basis) if S&P publishes revised industry classifications (it being understood that Article 8 shall not apply to any such update).

"S&P Rating":  With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)
(A) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer, provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition if the related obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (B) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating if such rating is higher than "BB+", and shall be two sub-categories above such rating if such rating is "BB+" or lower;

(ii)	with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P;

(iii)	if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a)
if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody's, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody's Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody's Rating if such Moody's Rating is "Baa3" or higher and (2) two sub-categories below the S&P equivalent of the Moody's Rating if such Moody's Rating is "Ba1" or lower;

(b)
the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Portfolio Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Portfolio Manager in its sole discretion if the Portfolio Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating  determined by the Portfolio Manager is commercially reasonable and that the credit estimate provided by S&P will be at least equal to such S&P Rating determined by the Portfolio Manager; provided further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Portfolio Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of "CCC-" following such 90-day period; unless, during such 90-day period, the Portfolio Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided further, that if such 90-day period (or other extended period) elapses pending S&P's decision with respect to such application, the S&P Rating of such Collateral Obligation shall be "CCC-"; provided further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be "CCC-" pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided further that the S&P Rating may not be determined pursuant to this clause (b) if the Collateral Obligation is a DIP Collateral Obligation; provided further that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of "CCC-" unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with Section 7.14(b), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided further that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter;

(c)
with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Portfolio Manager) be "CCC-"; provided (1) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (2) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Portfolio Manager reasonably expects them to remain current;  provided further that the Issuer, the Portfolio Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall submit all available Information in respect of such Collateral Obligation to S&P prior to or within 30 days after the election of the Issuer (at the direction of the Portfolio Manager);

(iv)
with respect to a DIP Collateral Obligation that has no issue rating by S&P or a Current Pay Obligation that is rated "D" or "SD" by S&P, the S&P Rating of such DIP Collateral Obligation or Current Pay Obligation, as applicable, will be, at the election of the Issuer (at the direction of the Portfolio Manager), "CCC-" or the S&P Rating determined pursuant to clause (iii)(b) above;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch positive" by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch negative" by S&P, such rating will be treated as being one sub-category below such assigned rating.

"S&P Rating Condition": With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P provides written confirmation (which may take the form of a press release or other written communication which may be in electronic form or posted on S&P's website) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Notes will occur as a result of such action; provided that the S&P Rating Condition will be deemed to be satisfied if (i) no Class of Secured Notes then Outstanding is then rated by S&P or (ii) S&P makes a public announcement or informs the Issuer, the Portfolio Manager or the Trustee in writing that (A) it believes that satisfaction of the S&P Rating Condition is not required with respect to an action or (B) its practice is not to give such confirmations.

"S&P Ratings Confirmation Failure":  The meaning specified in Section 7.18(e)(y).

"S&P Recovery Amount":  With respect to any Collateral Obligation, an amount equal to:  (a) the applicable S&P Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

"S&P Recovery Rate":  With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 6 using the Initial Rating of the most senior Class of Secured Notes Outstanding at the time of determination.

"S&P Recovery Rating":  With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the "Recovery Rating" assigned by S&P to such Collateral Obligation based upon the tables set forth in Schedule 6 hereto and the following table:

Recovery Rating	Description of Recovery	Recovery Range (%)
1+	High expectation, full recovery	75-95
1	Very high recovery	65-95
2	Substantial recovery	50-85
3	Meaningful recovery	30-65
4	Average recovery	20-45
5	Modest recovery	5-25
6	Negligible recovery	2-10

"Sale":  The meaning specified in Section 5.17.

"Sale Proceeds":  All proceeds (excluding proceeds representing accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article 12 (or Article 5, as applicable) less any reasonable expenses incurred by the Portfolio Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales.

"Schedule of Collateral Obligations":  The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall list each Collateral Obligation Delivered hereunder and each Collateral Obligation with respect to which the Portfolio Manager on behalf of the Issuer has entered into a binding commitment to purchase or enter into and shall include, with respect to each such Collateral Obligation, the issuer, Principal Balance, coupon/spread, the stated maturity, the Moody's Rating, the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from S&P), the Moody's Industry Classification and the S&P Industry Classification for each Collateral Obligation and the percentage of the aggregate commitment under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation that is funded, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article 10 hereof, the inclusion of additional Collateral Obligations pursuant to Section 7.18 hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

"Scheduled Distribution":  With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.2 hereof.

"Second Lien Loan":  Any assignment of or Participation Interest in a Loan that is a First Lien Last Out Loan or a Loan that:  (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including without limitation, tax liens) securing the obligor's obligations under the Second Lien Loan the value of which at the time of purchase is adequate (in the commercially reasonable judgment of the Portfolio Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral; and (c) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (c) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties); provided further that for a Loan to which, due to the operation of the foregoing proviso, the limitation set forth in this clause (c) does not apply, the S&P Recovery Rate will be determined on a case by case basis if there is no assigned S&P Recovery Rating.

"Secured Note Payment Sequence": The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)	to the payment, pro rata and pari passu, of (i) principal of the Class A Notes and (ii) principal of the Class X Notes, until such amounts have been paid in full;

(ii)	to the payment of principal of the Class B Notes until such amount has been paid in full;

(iii)	to the payment of principal of the Class C Notes (including any Note Deferred Interest in respect of the Class C Notes) until the Class C Notes have been paid in full;

(iv)	to the payment of accrued and unpaid interest (excluding Note Deferred Interest but including any interest on Note Deferred Interest) on the Class C Notes until such amount has been paid in full;

(v)	to the payment of principal of the Class D Notes (including any Note Deferred Interest in respect of the Class D Notes) until the Class D Notes have been paid in full;

(vi)	to the payment of accrued and unpaid interest (excluding Note Deferred Interest but including any interest on Note Deferred Interest) on the Class D Notes until such amount has been paid in full;

(vii)	to the payment of principal of the Class E Notes (including any Note Deferred Interest in respect of the Class E Notes) until the Class E Notes have been paid in full;

(viii)	to the payment of accrued and unpaid interest (excluding Note Deferred Interest but including any interest on Note Deferred Interest) on the Class E Notes until such amount has been paid in full;

(ix)	to the payment of principal of the Class F Notes (including any Note Deferred Interest in respect of the Class F Notes) until the Class F Notes have been paid in full; and

(x)	to the payment of accrued and unpaid interest (excluding Note Deferred Interest but including any interest on Note Deferred Interest) on the Class F Notes until such amount has been paid in full.

"Secured Notes":  Collectively, the Class A Notes, the Class X Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3).

"Secured Parties":  The meaning specified in the Granting Clauses.

"Securities Account Control Agreement":  The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and U.S. Bank National Association, as securities intermediary.

"Securities Act":  The United States Securities Act of 1933, as amended.

"Securities Intermediary":  The meaning specified in Section 8-102(a)(14) of the UCC.

"Securities Lending Agreement":  An agreement pursuant to which the Issuer agrees to loan any securities lending counterparty one or more assets and such securities lending counterparty agrees to post collateral with the Trustee or a securities intermediary to secure its obligation to return such assets to the Issuer.

"Security Entitlement":  The meaning specified in Section 8-102(a)(17) of the UCC.

"Selling Institution":  The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

"Senior Management Fee":  The fee payable to the Portfolio Manager in arrears on each Payment Date (prorated for the related Collection Period) pursuant to Section 8(a) of the Portfolio Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.15% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Senior Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) the payment of which has been irrevocably waived by the Portfolio Manager pursuant to Section 11.1(d) no later than the Determination Date immediately prior to such Payment Date.

"Senior Secured Bond":  A debt security (that is not a Loan) that (a) is issued by a corporation, limited liability company, partnership or trust and is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan or Participation Interest), (b) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor's obligations under such obligation but is not secured solely or primarily by common stock or other equity interests and (c) has a rating that is not lower than the related obligor's Moody's corporate family rating.

"Senior Secured Loan":  Any assignment of or Participation Interest in a Loan that:  (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including without limitation, tax liens) securing the obligor's obligations under the Loan; (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Portfolio Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (d) shall not apply with respect to a Loan made to an obligor that is secured solely or primarily by the stock of, or other equity interests in, such obligor or one or more of its subsidiaries to the extent that either (1) in the Portfolio Manager's commercially reasonable judgment, the applicable Underlying Instruments of such Loan limit the activities of such obligor or such subsidiary, as applicable, in such a manner so as to provide a reasonable expectation that (x) cash flows from such obligor or from such subsidiary and such obligor, as applicable, are sufficient to provide debt service on such Loan and (y) assets of such obligor or of such subsidiary and such obligor, as applicable, would be available to repay principal of and interest on such Loan in the event of the enforcement of such Underlying Instruments or (2) the granting by such obligor or any such subsidiary of a lien on its own property (whether to secure such Loan or to secure any other similar type of indebtedness owing to third parties) would violate laws or regulations applicable to such obligor or to such subsidiary; provided further that for obligations to which, due to the operation of the foregoing proviso, the limitation set forth in this clause (d) does not apply, the S&P Recovery Rate will be determined on a case by case basis if there is no assigned S&P Recovery Rating.

"Similar Law":  Any federal, state, local, non-U.S. or other law or regulation that are substantially similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

"Special Redemption":  The meaning specified in Section 9.6.

"Special Redemption Amount":  The meaning specified in Section 9.6.

"Special Redemption Date":  The meaning specified in Section 9.6.

"Specified Amendment": With respect to any Collateral Obligation that is the subject of a rating estimate or is a private or confidential rating by S&P or Moody's, any waiver, modification, amendment or variance that:

(i)	modifies the amortization schedule with respect to such Collateral Obligation in a manner that:

(a)	reduces the Dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) $250,000; or

(b)	postpones any Scheduled Distribution by more than two payment periods or eliminates a Scheduled Distribution;

(ii)
causes a deferral or capitalization of interest by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation);

(iii)
extends the stated maturity date of such Collateral Obligation by more than 24 months; provided that (x) any such extension shall be deemed not to have been made until the Business Day following the original stated maturity date of such Collateral Obligation and (y) such extension shall not cause the Weighted Average Life of such Collateral Obligation to increase by more than 25%;

(iv)	releases any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation;

(v)	reduces the principal amount thereof; or

(vi)	in the reasonable business judgment of the Portfolio Manager, has a material adverse impact on the value of such Collateral Obligation.

"Specified Event": With respect to any Collateral Obligation that is the subject of a rating estimate, private rating or confidential rating by S&P, the occurrence of any of the following events of which the Issuer or the Portfolio Manager has knowledge:

(a)	the non-payment of interest or principal due and payable with respect to such Collateral Obligation;

(b)	the rescheduling of any interest or principal in any part of the capital structure of the related Obligor;

(c)	any restructuring of debt of the related Obligor;

(d)	any breach of a covenant by the related Obligor;

(e)	the occurrence of any significant transactions (including the sale or acquisition of underlying assets) with respect to such Collateral Obligation; or

(f)	any changes in payment terms (including the addition of payment-in-kind terms, changes in maturity dates, and changes in interest rates) with respect to such Collateral Obligation.

"specified United States person":  The meaning specified in Section 1473(3) of the Code.

"Stated Maturity":  With respect to the Notes of any Class, the date specified as such in Section 2.3.

"Step-Down Obligation":  An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

"Step-Up Obligation":  An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

"Structured Finance Obligation":  Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities (excluding, for the avoidance of doubt, an asset based loan secured by accounts receivables of an operating business).

"Subordinated Loan":  A loan obligation of any corporation, partnership, trust or other business entity which is (whether by its terms or otherwise) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such loan.

"Subordinated Management Fee":  The fee payable to the Portfolio Manager in arrears on each Payment Date (prorated for the related Collection Period) pursuant to Section 8(a) of the Portfolio Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.35% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Subordinated Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) the payment of which has been irrevocably waived by the Portfolio Manager pursuant to Section 11.1(d) no later than the Determination Date immediately prior to such Payment Date.

"Subordinated Notes":  The subordinated notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Subordinated Notes Internal Rate of Return":  An annualized internal rate of return (computed using the "XIRR" function in Microsoft® Excel 2002 or an equivalent function in another software package), stated on a per annum basis, for the following cash flows, assuming all Subordinated Notes were purchased on the Closing Date for U.S.$23,800,000:

(a)
each distribution of Interest Proceeds made to the Holders of the Subordinated Notes on any prior Payment Date and, to the extent necessary to reach the applicable Subordinated Notes Internal Rate of Return, the current Payment Date; and

(b)
each distribution of Principal Proceeds made to the Holders of the Subordinated Notes on any prior Payment Date and, to the extent necessary to reach the applicable Subordinated Notes Internal Rate of Return, the current Payment Date.

All Reinvestment Amounts with respect to the Subordinated Notes shall be deemed to have been distributed to the relevant Reinvesting Holder(s) through the applicable Payment Date for purposes of calculating the Subordinated Notes Internal Rate of Return.

"Subsequent Delivery Date":  The settlement date with respect to the Issuer's acquisition of a Collateral Obligation to be pledged to the Trustee after the Closing Date.

"Substitute Obligations":  The meaning specified in Section 12.2(e).

"Successor Entity":  The meaning specified in Section 7.10.

"Synthetic Security": A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Target Initial Par Amount":  U.S.$329,400,000.

"Target Initial Par Condition":  A condition satisfied as of the Effective Date if the Aggregate Principal Balance of Collateral Obligations that are held by the Issuer and that the Issuer has committed to purchase on such date, together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations held by the Issuer on the Effective Date), will equal or exceed the Target Initial Par Amount; provided that for purposes of this definition, any Collateral Obligation that becomes a Defaulted Obligation prior to the Effective Date shall be treated as having a Principal Balance equal to its Moody's Collateral Value.

"Tax":  Any present or future tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental or other taxing authority other than a stamp, registration, documentation or similar tax.

"Tax Event":  An event that occurs if (a) there is a change in or the adoption of any U.S. or foreign tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), rule, ruling, practice, procedure or judicial decision or interpretation of the foregoing after the Closing Date and (b) as a result of the foregoing or of FATCA (i) any obligor under any Collateral Obligation is required to deduct or withhold from any payment under such Collateral  Obligation to the Issuer for or on account of any Tax for whatever reason (other than (x) withholding tax on (1) fees received with respect to a Letter of Credit Reimbursement Obligation, late payment fees, prepayment fees or other similar fees (2) amendment, waiver, consent and extension fees and (3) commitment fees and other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations and (y) withholding tax imposed as a result of the failure by any Holder to comply with its Noteholder Reporting Obligations, so long as the Issuer, within 60 days after the imposition of such withholding tax, exercises its right to demand that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder and, if such Non-Permitted Holder fails to so transfer its Notes, the Issuer exercises its right to sell such Notes or interest therein to a person that is not a Non-Permitted Holder) and such obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred or (ii) any jurisdiction imposes net income, profits or similar Tax on the Issuer.

"Tax Guidelines":  The requirements set forth in Annex A to the Portfolio Management Agreement.

"Tax Jurisdiction":  The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, the Netherlands Antilles or the Marshall Islands and any other tax advantaged jurisdiction as may be notified by Moody's to the Portfolio Manager, with a copy to the Designated Successor Manager, from time to time.

"Tax Redemption": The meaning specified in Section 9.3(a) hereof.

"Third Party Credit Exposure":  As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest or a Letter of Credit Reimbursement Obligation.

"Third Party Credit Exposure Limits":  Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P's credit rating of Selling Institution or LOC Agent Bank	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- or lower	0%	0%

provided that a Selling Institution or LOC Agent Bank having an S&P credit rating of "A" must also have a short-term S&P rating of "A-1"; otherwise its Aggregate Percentage Limit and Individual Percentage Limit shall be 0%.

"Trading Plan":  The meaning specified in Section 1.2(k).

"Trading Plan Period":  The meaning specified in Section 1.2(k).

"Transaction Documents": This Indenture, the Securities Account Control Agreement, the Portfolio Management Agreement, the Designated Successor Management Agreement, the Collateral Administration Agreement, the Administration Agreement, the Placement Agreement and each Retention of Net Economic Interest Letter.

"Transfer Agent":  The Person or Persons authorized by the Issuer to exchange or register the transfer of Notes.

"Trust Officer":  When used with respect to the Trustee, any Officer within the Corporate Trust Office (or any successor group of the Trustee), including any Officer to whom any corporate trust matter is referred at the Corporate Trust Office because of such person's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

"Trustee":  The meaning specified in the first sentence of this Indenture.

"UCC":  The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest as amended from time to time.

"Uncertificated Security":  The meaning specified in Section 8-102(a)(18) of the UCC.

"Underlying Instrument":  The indenture or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

"United States owned foreign entity": The meaning specified in Section 2.12(c).

"Unpaid Class X Principal Amortization Amount":  For any Payment Date, the aggregate amount of all or any portion of the Class X Principal Amortization Amount for any prior Payment Dates that were not paid on such prior Payment Dates.

"Unregistered Securities":  The meaning specified in Section 5.17(c).

"Unsalable Asset": (a) A Defaulted Obligation, Equity Security, obligation received in connection with an Offer or a Permitted Offer, in a restructuring or plan of reorganization with respect to the obligor, or other exchange or any other security or debt obligation that is part of the Assets, in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any Collateral Obligation identified in a certificate of the Portfolio Manager as having a current Market Value of less than $1,000, in each case of (a) and (b) with respect to which the Portfolio Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Collateral Obligation for at least 90 days and (y) in its commercially reasonable judgment such Collateral Obligation is not expected to be saleable for the foreseeable future.

"Unscheduled Principal Payments":  Any principal payments received with respect to a Collateral Obligation after the Reinvestment Period as a result of prepayment, including but not limited to, prepayments resulting from optional redemptions, exchange offers, tender offers, consents or other prepayments made by the obligor thereunder.

"U.S. Person" and "U.S. person":  The meanings specified in Section 7701(a)(30) of the Code or in Regulation S, as the context requires.

"Weighted Average Coupon": As of any Measurement Date, the number obtained by dividing:  (a) the amount equal to the Aggregate Coupon minus any amount required to be deposited in the LC Reserve Account in accordance with Section 10.3(h) in respect of any Fixed Rate Obligation by (b) an amount equal to the Aggregate Principal Balance (including for this purpose any capitalized interest) of all Fixed Rate Obligations as of such Measurement Date (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest).

"Weighted Average Floating Spread":  As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread plus (C) the Aggregate Excess Funded Spread minus any amount required to be deposited in the LC Reserve Account in accordance with Section 10.3(h) by (b) the lesser of (A) the Reinvestment Target Par Balance and (B) an amount equal to the Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest); provided that, for the purposes of the S&P CDO Monitor, (x) the Aggregate Excess Funded Spread shall not be included in the calculation of the amount described in clause (a)(C) and (y) clause (b) shall in all cases be equal to the amount in clause (b)(B).

"Weighted Average Life":  As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) (i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding Principal Balance of such Collateral Obligation,

and dividing such sum by:

(b) the aggregate remaining principal balance at such time of all Collateral Obligations other than Defaulted Obligations.

For the purposes of the foregoing, the "Average Life" is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

"Weighted Average Life Test":  A test satisfied on any date of determination if the Weighted Average Life of all Collateral Obligations as of such date is less than the number of years (rounded to the nearest one hundredth thereof) during the period from such date of determination to October 30, 2020.

"Weighted Average Moody's Rating Factor":  The number (rounded up to the nearest whole number) determined by:

(a)
summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Equity Securities) multiplied by (ii) the Moody's Rating Factor of such Collateral Obligation (as described below) and

(b)	dividing such sum by the outstanding Principal Balance of all such Collateral Obligations.

For purposes of the foregoing, the "Moody's Rating Factor" relating to any Collateral Obligation is the number set forth in the table below opposite the Moody's Default Probability Rating of such Collateral Obligation.

Moody's Default Probability Rating	Moody's Rating Factor	Moody's Default Probability Rating	Moody's Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Maximum Moody's Rating Factor Test, any Collateral Obligation issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned a Moody's Rating Factor corresponding to the then-current Moody's long-term issuer rating of the United States of America.

"Weighted Average Moody's Recovery Rate":  As of any date of determination, the number, expressed as a percentage, obtained by summing the product of the Moody's Recovery Rate on such Measurement Date of each Collateral Obligation and the Principal Balance of such Collateral Obligation, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding up to the first decimal place.

"Weighted Average S&P Recovery Rate":  As of any date of determination, the number, expressed as a percentage and determined separately for each Class of Secured Notes, obtained by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 6 hereto, dividing such sum by the aggregate principal balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

"Zero Coupon Bond": Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

1.2           Assumptions as to Assets.  In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied.  The provisions of this Section 1.2 shall be applicable to any determination or calculation that is covered by this Section 1.2, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)           All calculations with respect to Scheduled Distributions on the Assets shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)           For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c)           For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (other than a Defaulted Obligation, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent of any payments actually received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date, in each case net of withholding or similar taxes to be withheld from such payments (but taking into account gross-up payments in respect of such taxes).

(d)           Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate.  All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Secured Notes and distributions on the Subordinated Notes, or other amounts payable pursuant to this Indenture.  For purposes of the applicable determinations required by Section 10.6(b)(iv), Article 12 and the definition of "Interest Coverage Ratio", the expected interest on the Secured Notes and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(e)           References in Section 11.1(a) to calculations made on a "pro forma basis" shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f)           For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to zero.

(g)           Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(h)           If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to clause (x) of the proviso to the definition of "Defaulted Obligation", then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations.  Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(i)           For all purposes (including calculation of the Coverage Tests), the Principal Balance of a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation will include all unfunded commitments that have not been irrevocably reduced or withdrawn.

(j)           For purposes of calculating the Collateral Quality Test, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

(k)           For purposes of calculating compliance with the Investment Criteria, at the election of the Portfolio Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations identified by the Portfolio Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a "Trading Plan")) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into, and all payments (including prepayments) expected to be received, within the 10 Business Days following the date of determination of such compliance (such period, the "Trading Plan Period"); provided that (u) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (v) no Trading Plan may result in the purchase of Collateral Obligations with an Average Life less than six months, (w) no Trading Plan may result in the purchase of a group of Collateral Obligations if the difference between the shortest Average Life of any Collateral Obligation in such group and the longest Average Life of any Collateral Obligation in such group is greater than two years, (x) no Trading Plan Period may include a Determination Date, (y) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (z) if the Investment Criteria are not satisfied upon the expiry of the related Trading Plan Period, the Portfolio Manager may not elect any Trading Plan at any time thereafter; and provided further that the Portfolio Manager shall notify S&P, Moody's, the Trustee and the Collateral Administrator of the commencement of any Trading Plan Period and any Collateral Obligations covered in such Trading Plan.  The Trustee shall forward such notice to the Holders of Notes no later than the Business Day following receipt thereof from the Portfolio Manager.

(l)           For purposes of calculating compliance with the Investment Criteria, upon the direction of the Portfolio Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation until reinvested in an additional Collateral Obligation.  Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the sale or other disposition of such Defaulted Obligation or Credit Risk Obligation.

(m)           For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

(n)           For purposes of calculating clause (i) of the Concentration Limitations, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds shall each be deemed to be a Floating Rate Obligation that is a Senior Secured Loan.

(o)           For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%.  All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(p)           Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(q)           If withholding tax is imposed on (x) the fees associated with any Letter of Credit Reimbursement Obligation, late payment fees, prepayment fees or other similar fees, (y) any amendment, waiver, consent or extension fees or (z) commitment fees or other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations, the calculations of the Weighted Average Floating Spread, the Weighted Average Coupon and the Interest Coverage Test (and all component calculations of such calculations and tests, including when such a component calculation is calculated independently), as applicable, shall be made on a net basis after taking into account such withholding, unless the Obligor is required to make "gross-up" payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Instrument with respect thereto.

(r)           Any reference in this Indenture to an amount of the Trustee's or the Collateral Administrator's fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months prorated for the related Collection Period and shall be based on the aggregate face amount of the Assets.

(s)           To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Portfolio Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(t)           For purposes of calculating compliance with any tests hereunder (including the Target Initial Par Condition, Collateral Quality Test and Concentration Limitations), the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used by the Collateral Administrator to determine whether and when such acquisition or disposition has occurred.

(u)           The equity interest in any Blocker Subsidiary permitted under Section 7.4(c) and each asset of any such Blocker Subsidiary shall be deemed to constitute an Asset and be deemed to be a Collateral Obligation (or, if such asset would constitute an Equity Security if acquired and held by the Issuer, an Equity Security) for all purposes of this Indenture, and each reference to Assets, Collateral Obligations and Equity Securities herein shall be construed accordingly.

(v)           Any Asset with a stated maturity later than the Stated Maturity of the Notes (other than the Class X Notes) will have a Principal Balance of zero.

2.           The Notes

2.1           Forms Generally.  The Notes and the Trustee's or Authenticating Agent's certificate of authentication thereon (the "Certificate of Authentication") shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Applicable Issuers executing such Notes as evidenced by their execution of such Notes.  Any portion of the text of any such Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

2.2           Forms of Notes.  (a) The forms of the Notes, including the forms of Certificated Notes, Regulation S Global Notes and Rule 144A Global Notes, shall be as set forth in the applicable part of Exhibit A hereto.

                                (b)           Regulation S Global Notes, Rule 144A Global Notes, Certificated Accredited Investor Notes and Certificated Subordinated Notes.

(i)          The Notes of each Class sold to persons who are not U.S. persons in offshore transactions in reliance on Regulation S shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the form attached as Exhibit A1 hereto (each, a "Regulation S Global Note"), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided.

(ii)          The Notes of each Class (other than Subordinated Notes) sold to persons that are QIB/QPs shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the form attached as Exhibit A1 hereto (each, a "Rule 144A Global Note") and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided.  The Class C Notes, Class D Notes, Class E Notes and Class F Notes sold to, or for the account or benefit of, either (i) U.S. persons that are (x) Knowledgeable Employees or an entity owned exclusively by Knowledgeable Employees that are also (y) Accredited Investors or (ii) at the election of the Issuer, non-U.S. purchasers in offshore transactions in reliance on Regulation S, shall be issued in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A3 hereto (each, a "Certificated Accredited Investor Note") which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as provided herein.  The Subordinated Notes (other than the Regulation S Global Subordinated Notes) sold to, or for the account or benefit of, U.S. persons that are either (x) QIB/QPs or (y)(1) Knowledgeable Employees or an entity owned exclusively by Knowledgeable Employees that are also (2) Accredited Investors, shall be issued, and the Reinvesting Holder Notes shall be evidenced, in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A4 hereto (and the Reinvesting Holder Notes in the form attached as Exhibit A5 hereto) (each, a "Certificated Subordinated Note") which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as provided herein.

(iii)          The aggregate principal amount of the Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

                                (c)           Book Entry Provisions.  This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.

The provisions of the "Operating Procedures of the Euroclear System" of Euroclear and the "Terms and Conditions Governing Use of Participants" of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC and DTC may be treated by the Applicable Issuer, the Trustee, and any agent of the Applicable Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Applicable Issuer, the Trustee, or any agent of the Applicable Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

2.3           Authorized Amount; Stated Maturity; Denominations.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$343,800,000 aggregate principal amount of Notes (except for (i) Note Deferred Interest with respect to the Class C Notes, Class D Notes, Class E Notes and Class F Notes, (ii) the Reinvesting Holder Notes, (iii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (iv) additional notes issued in accordance with Sections 2.13 and 3.2).

Such Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Class Designation	A	X	B	C	D	E	F	Subordinated Notes
Original Principal Amount (U.S.$)	$217,600,000	$3,800,000	$34,000,000	$17,000,000	$18,700,000	$18,700,000	$10,200,000	$23,800,000
Stated Maturity*	April 30, 2023	April 15, 2016	April 30, 2023	April 30, 2023	April 30, 2023	April 30, 2023	April 30, 2023	April 30, 2023
Fixed Rate Note	No	No	No	No	No	No	No	N/A
Interest Rate:
Floating Rate Note	Yes	Yes	Yes	Yes	Yes	Yes	Yes	N/A
Index	LIBOR	LIBOR	LIBOR	LIBOR	LIBOR	LIBOR	LIBOR	N/A
Index Maturity	3 month**	3 month**	3 month**	3 month**	3 month**	3 month**	3 month**	N/A
Spread	1.18%	1.00%	1.75%	2.75%	3.85%	5.25%	5.75%	N/A
Initial Rating(s):
S&P	AAA(sf)	AAA(sf)	AA(sf)	A(sf)	BBB(sf)	BB(sf)	B(sf)	N/A
Moody's	Aaa(sf)	Aaa(sf)	N/A	N/A	N/A	N/A	N/A	N/A
Ranking:
Priority Classes	None	None	A	A, B	A, B, C	A, B, C, D	A, B, C, D, E	A, B, C, D, E, F, Reinvesting Holder Notes
Pari Passu Classes	X	A	None	None	None	None	None	None
Junior Classes***	B, C, D, E, F, Reinvesting Holder Notes, Subordinated Notes	B, C, D, E, F, Reinvesting Holder Notes, Subordinated Notes	C, D, E, F, Reinvesting Holder Notes, Subordinated Notes	D, E, F, Reinvesting Holder Notes, Subordinated Notes	E, F, Reinvesting Holder Notes, Subordinated Notes	F, Reinvesting Holder Notes, Subordinated Notes	Reinvesting Holder Notes, Subordinated Notes	None
Listed Notes	Yes	No	Yes	Yes	Yes	Yes	Yes	Yes
Deferred Interest Notes	No	No	No	Yes	Yes	Yes	Yes	N/A
Applicable Issuer(s)	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Issuer	Issuer	Issuer

*	If any such day is not a Business Day, the next succeeding Business Day.

**
LIBOR shall be calculated by reference to three-month LIBOR (or the rate representing the linear interpolation of the rates for deposits with a term of five months and six months, in the case of the first Interest Accrual Period), in accordance with the definition of LIBOR set forth in Exhibit H hereto.

***
The Reinvesting Holder Notes shall be a Class of Notes and shall have the characteristics set forth above in respect of the Subordinated Notes, except that (i) each Reinvesting Holder Note shall have an initial principal amount and a minimum denomination of zero and (ii) the Reinvesting Holder Notes will be a Priority Class in respect of the Subordinated Notes, and the Subordinated Notes will be a Junior Class in respect of the Reinvesting Holder Notes.

The Notes shall be issued in minimum denominations of U.S.$100,000, and integral multiples of U.S.$1,000 in excess thereof, except for (x) the Class A Notes and the Class X Notes, which shall be issued in minimum denominations of $250,000, and integral multiples of U.S.$1,000 in excess thereof, (y) the Reinvesting Holder Notes, which shall be issued in minimum denominations of $0, and integral multiples of U.S.$1.00 in excess thereof and (z) the Subordinated Notes, which shall be issued in minimum denominations of $25,000, and integral multiples of U.S.$1,000 in excess thereof.  Notes shall only be transferred or resold in compliance with the terms of this Indenture.

2.4           Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of each of the Applicable Issuers by one of their respective Authorized Officers.  The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Applicable Issuer, shall bind the Issuer and the Co-Issuer, as applicable, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Applicable Issuers to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date.  All other Notes that are authenticated and delivered after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced.  In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

2.5           Registration, Registration of Transfer and Exchange.  (a)  The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the "Note Register") at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Trustee is hereby initially appointed "registrar" (the "Note Registrar") for the purpose of registering Notes and transfers of such Notes in the Note Register.  Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment or until such appointment is effective, assume the duties of Note Registrar.

If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes.  Upon written request at any time the Note Registrar shall provide to the Issuer, the Portfolio Manager, the Placement Agent or any Holder a current list of Holders as reflected in the Note Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Note is surrendered for exchange, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes authenticated and delivered upon any registration of transfer or exchange of Notes shall be the valid obligations of the Applicable Issuers, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Notes Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Co-Issuers, the Note Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b)           No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Co-Issuers to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c)           (i)           No Regulation S Global Subordinated Note may be transferred to a Benefit Plan Investor or a Controlling Person, and the Trustee will not recognize any such transfer.  Each initial purchaser of a Regulation S Global Subordinated Note or an interest therein will be required to represent and warrant, and each subsequent transferee of a Regulation S Global Subordinated Note or an interest therein will be required or deemed to have represented and warranted, that: (A) for so long as it holds such Regulation S Global Subordinated Note or interest therein, it is not, and is not acting on behalf of, a Benefit Plan Investor and is not a Controlling Person; and (B) if such Person is a governmental, church, non-U.S. or other plan, (i) its investment and holding of such Note or interest herein will not subject the Issuer to any Similar Law, and (ii) its acquisition, holding and disposition of its interest in such Note will not constitute or result in a non-exempt violation of any Similar Law.

(ii)          No Class E Note or Class F Note may be transferred to a Benefit Plan Investor, and the Trustee will not recognize any such transfer to a Person that has represented that it is a Benefit Plan Investor.  Each initial purchaser and each subsequent transferee of a Class E Note, a Class F Note or an interest therein will be required or deemed to represent and warrant that: (A) it is not, and for so long as it holds such Class E Notes, Class F Notes or interest therein, it will not be, and will not be acting on behalf of, a Benefit Plan Investor, and (B) if such Person is a governmental, church, non-U.S. or other plan (i) its investment and holding of such Class E Notes, Class F Notes or interest therein will not subject the Issuer to any Similar Law, and (ii) its acquisition, holding and disposition of its interest in such Class E Notes or Class F Notes will not constitute or result in a non-exempt violation of any Similar Law.

(iii)          No transfer of any ERISA Restricted Note (or any interest therein) will be effective, and the Trustee will not recognize any such transfer, if after giving effect to such transfer 25% or more of the total value of the relevant Class of ERISA Restricted Notes would be held by Persons who have represented that they are Benefit Plan Investors (the "25% Limitation").  For purposes of these calculations and all other calculations required by this sub-section, (A) any Notes of the Issuer held by a Controlling Person, the Trustee, the Portfolio Manager, the Placement Agent or any other Person that has represented that it is a Controlling Person and any of their respective affiliates shall be disregarded and not treated as Outstanding and (B) an "affiliate" of a Person shall include any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and "control" with respect to a Person other than an individual shall mean the power to exercise a controlling influence over the management or policies of such Person.  Transfer of a Regulation S Global Subordinated Note to a Person that is a Benefit Plan Investor or a Controlling Person will not be permitted and the Trustee will not recognize any such transfer.

(iv)          Each purchaser and subsequent transferee of Global Notes will be required or deemed to represent that such purchaser or subsequent transferee, as applicable, is not an Affected Bank.  Each purchaser of an interest in a Subordinated Note from the Issuer on the Closing Date will be required to provide the Issuer with a subscription agreement containing representations substantially similar to those set forth in Exhibit B2 hereto.  No transfer of any Note to an Affected Bank will be effective, and the Trustee will not recognize any such transfer, unless such transfer is specifically authorized by the Issuer in writing; provided that the Issuer shall authorize any such transfer if (x) such transfer would not cause an Affected Bank, directly or in conjunction with its affiliates, to own more than 33-1/3% of the Aggregate Outstanding Amount of any Class of Notes or (y) the transferor is an Affected Bank previously approved by the Issuer.

(d)           Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

(e)           For so long as any of the Notes are Outstanding, the Issuer shall not issue or permit the transfer of any ordinary shares of the Issuer to U.S. persons, and the Co-Issuer shall not issue or permit the transfer of any membership interests of the Co-Issuer to U.S. persons.

(f)           No Reinvesting Holder Note may be sold or transferred (including, without limitation, by pledge or hypothecation) to any Person other than an Affiliate of a Reinvesting Holder and otherwise in accordance with this section 2.5.

(g)           Transfers of Global Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(g).

(i)          Rule 144A Global Note to Regulation S Global Note.  If a holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder (provided that such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note.  Upon receipt by the Note Registrar of (A) instructions given in accordance with DTC's procedures from an Agent Member directing the Note Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such holder's Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Note Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(ii)          Regulation S Global Note (other than a Regulation S Global Subordinated Note) to Rule 144A Global Note.  If a holder of a beneficial interest in a Regulation S Global Note (other than an ERISA Restricted Note) deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note.  Upon receipt by the Note Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Note Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such holder's Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B5 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Note Registrar will approve the instructions at DTC to reduce, or cause to be reduced, such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be transferred or exchanged and the Note Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note.

(iii)          Regulation S Global Subordinated Note to Certificated Subordinated Note.  If a holder of a beneficial interest in a Regulation S Global Subordinated Note deposited with DTC wishes at any time to exchange its interest in a Regulation S Global Subordinated Note for a Certificated Subordinated Note or to transfer its interest in such Regulation S Global Subordinated Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Subordinated Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for a Certificated Subordinated Note.  Upon receipt by the Note Registrar of (A) a certificate substantially in the form of Exhibit B3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest is (x) a QIB/QP or (y)(1) a Knowledgeable Employee or an entity owned exclusively by Knowledgeable Employees that is also (2) an Accredited Investor, and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, (B) certificates substantially in the form of Exhibit B2 and Exhibit B4 attached hereto executed by the exchanging holder or the transferee, as the case may be, and (C) appropriate instructions from DTC, if required, the Note Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Subordinated Note to be transferred or exchanged, record the transfer in the Note Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more applicable Certificated Subordinated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Regulation S Global Subordinated Note transferred or exchanged by the transferor), and in authorized denominations.

(iv)          Global Note to Certificated Secured Note.  In the case of the Class A Notes, Class X Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes, if a holder of a beneficial interest in a Global Note of any such Class deposited with DTC wishes at any time to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Accredited Investor Note.  Upon receipt by the Note Registrar of (A) certificates substantially in the form of Exhibit B2 and (in the case of the Class E Notes and Class F Notes) Exhibit B4 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Note Registrar will instruct DTC to reduce, or cause to be reduced, such Global Note by the aggregate principal amount of the beneficial interest in such Global Note to be transferred, record the transfer in the Note Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more corresponding Certificated Accredited Investor Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Note transferred by the transferor), and in authorized denominations.

(h)           Transfers of Certificated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(h).

(i)          Transfer of Certificated Subordinated Notes to Regulation S Global Subordinated Notes.  If a Holder of a Certificated Subordinated Note wishes at any time to exchange such Certificated Subordinated Note for an interest in a Regulation S Global Subordinated Note or to transfer its interest in such Certificated Subordinated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Subordinated Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Subordinated Note for a beneficial interest in an applicable Regulation S Global Subordinated Note.  Upon receipt by the Note Registrar of (A) a Holder's Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B8 attached hereto executed by the transferor and certificates substantially in the forms of Exhibit B4 and Exhibit B7 attached hereto executed by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, (C) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Regulation S Global Subordinated Notes in an amount equal to the Certificated Subordinated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC's procedures containing information regarding the participant's account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Note Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the applicable Regulation S Global Subordinated Note equal to the principal amount of the Certificated Subordinated Note transferred or exchanged.

(ii)          Transfer of Certificated Notes to Certificated Notes.  Upon receipt by the Note Registrar of (A) a Holder's Certificated Note properly endorsed for assignment to the transferee, and (B) a certificate substantially in the form of Exhibit B2 (and a certificate substantially in the form of Exhibit B4, in the case of a Certificated Subordinated Note and a Certificated Accredited Investor Note in respect of the Class E Notes and the Class F Notes) executed by the transferee, the Note Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in authorized denominations.

(iii)          Transfer of Certificated Secured Notes to Global Notes.  If a holder of a Certificated Secured Note wishes at any time to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Note (in respect of the Class A Notes, Class X Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes), such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for a beneficial interest in a corresponding Global Note of such Class.  Upon receipt by the Note Registrar of (A) a Holder's Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B1 or Exhibit B3 (as applicable) attached hereto executed by the transferor and certificates substantially in the forms of Exhibit B5 or Exhibit B6 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the Certificated Accredited Investor Note to be transferred or exchanged, and (D) a written order given in accordance with DTC's procedures containing information regarding the participant's account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Note Registrar shall cancel such Certificated Accredited Investor Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and instruct DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Secured Note transferred or exchanged.

(i)           If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Applicable Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Applicable Issuers (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code.  Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Applicable Issuers shall, after due execution by the Applicable Issuers authenticate and deliver Notes that do not bear such applicable legend.

(j)           Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed as follows:

(i)          In connection with the purchase of such Notes:  (A) none of the Co-Issuers, the Portfolio Manager, the Designated Successor Manager, the Placement Agent, the Trustee, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Portfolio Manager, the Designated Successor Manager, the Trustee, the Collateral Administrator, the Placement Agent or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Portfolio Manager, the Designated Successor Manager, the Trustee, the Collateral Administrator, the Placement Agent or any of their respective Affiliates; (D) such beneficial owner is either (1) both (a) a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(d) or (a)(1)(i)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by "qualified purchasers" or (2) not a "U.S. person" as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories, (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes, (I) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees and (J) if it is not a U.S. person, it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax.

(ii)          Each Person who purchases an interest in a Secured Note (other than a Class E Note or a Class F Note), and each subsequent transferee, will be required or deemed to represent, warrant and agree that (A) if such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such interest does not and will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and (B) if such Person is a governmental, church, non-U.S. or other plan, (1) its investment and holding of such Note or interest therein will not subject the Issuer to any Similar Law and (2) its acquisition, holding and disposition of such Note will not constitute or result in a non-exempt violation of any Similar Law.

(iii)          Each Person who purchases an interest in a Class E Note, a Class F Note and each subsequent transferee, will be required or deemed to have represented and warranted that: (A) such Person is not, and for so long as it holds such Class E Notes, Class F Notes or interest therein, such Person will not be and will not be acting on behalf of a Benefit Plan Investor, and (B) if such Person is a governmental, church, non-U.S. or other plan, (1) its investment and holding of such Class E Notes, Class F Notes or interest therein will not subject the Issuer to any Similar Law, and (2) its acquisition, holding and disposition of such Class E Note, Class F Note or interest therein will not constitute or result in a non-exempt violation of any Similar Law.

(iv)          Each Person who purchases an interest in a Regulation S Global Subordinated Note, and each subsequent transferee, will be required or deemed to have represented and warranted that (A) for so long as it holds such Note or interest therein, such Person is not, and is not acting on behalf of, a Benefit Plan Investor and is not a Controlling Person, and (B) if such Person is a governmental, church, non-U.S. or other plan, (1) its investment and holding of such Regulation S Global Subordinated Notes or interest therein will not subject the Issuer to any Similar Law, and (2) its purchase, holding and disposition of such Note will not constitute or result in a non-exempt violation of any Similar Law.

(v)          Each Person who purchases a Note hereby agrees to provide the Issuer and Trustee (or any relevant intermediary) (i) any information as is necessary (in the sole determination of the Issuer or the Trustee (or any relevant intermediary), as applicable) for the Issuer and the Trustee (or any relevant intermediary) to determine whether it is a specified United States person as defined in Section 1473(3) of the Code (a "specified United States person") or a United States owned foreign entity as described in Section 1471(d)(3) of the Code (a "United States owned foreign entity") and (ii) any additional information that the Issuer or its agent (or any relevant intermediary) requests in connection with FATCA.  If it is a specified United States person or a United States owned foreign entity, it also hereby agrees to (x) provide the Issuer and Trustee (or any relevant intermediary) its name, address, U.S. taxpayer identification number, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its "substantial United States owners" (as defined in Section 1473(2) of the Code) and any other information requested by the Issuer or its agent (or any relevant intermediary) upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required.  It understands and acknowledges that, in the event that it fails to provide such information or take such actions, (A) the Issuer is authorized to withhold on "passthru payments" (as defined in the Code) and to withhold on amounts otherwise distributable to any Holder as compensation for any amount withheld from payments to the Issuer or the underlying issuer as a result of such failure, and (B) notwithstanding anything to the contrary, to the extent necessary to avoid an adverse effect on the Issuer or any Holder of Notes as a result of such failure, the Issuer will have the right to compel the Holder to sell its Notes or, if the Holder does not sell its Notes within 10 Business Days after notice from the Issuer or an authorized delegate acting on its behalf, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Notes (subject to the indemnity described in Section 7.17(j)).  The Issuer may also assign all or a portion of each such Note a separate CUSIP number or numbers in the Issuer's sole discretion.  It understands and acknowledges that the Issuer or its agents (or any relevant intermediary) on its behalf may provide such information and any other information concerning its investment in the Notes to the IRS.

(vi)          Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes.  Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes.  Such beneficial owner understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Co-Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(vii)          Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(viii)          Such beneficial owner will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(k)           Each Person who becomes an owner of a Certificated Note will be required to make the representations and agreements set forth in Exhibit B2.

(l)           Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(m)           To the extent required by the Issuer, as determined by the Issuer or the Portfolio Manager on behalf of the Issuer, the Issuer may (without the consent of or any action on the part of any Person), upon notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act") and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(n)           The Note Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation.

2.6           Mutilated, Defaced, Destroyed, Lost or Stolen Note.  If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Applicable Issuers, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Applicable Issuers, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Applicable Issuers, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Applicable Issuers shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Applicable Issuers, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Applicable Issuers, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Applicable Issuers in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Applicable Issuers may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Applicable Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

2.7           Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.  (a) The Secured Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below.  Payment of interest on each Class of Secured Notes and payments of available Interest Proceeds to the Holders of the Subordinated Notes will be subordinated to the payment of interest on each related Priority Class.  Any payment of interest due on a Class of Deferred Interest Notes on any Payment Date to the extent sufficient funds are not available to make such payment in accordance with the Priority of Payments on such Payment Date, but only if one or more Priority Classes is Outstanding with respect to such Class of Deferred Interest Notes, shall constitute "Note Deferred Interest" with respect to such Class and shall not be considered "due and payable" for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Note Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Deferred Interest Notes and (iii) the Stated Maturity (or the earlier date of acceleration) of such Class of Deferred Interest Notes.  Note Deferred Interest on any Class of Deferred Interest Notes shall be added to the principal balance of such Class of Deferred Interest Notes and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (A) which is the Redemption Date with respect to such Class of Deferred Interest Notes and (B) which is the Stated Maturity (or the earlier date of acceleration) of such Class of Deferred Interest Notes.  Regardless of whether any Priority Class is Outstanding with respect to any Class of Deferred Interest Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Deferred Interest Notes) to pay previously accrued Note Deferred Interest, such previously accrued Note Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Note Deferred Interest on such Payment Date will not be an Event of Default.  Interest will cease to accrue on each Secured Note, or in the case of a partial repayment, on such repaid part, from the date of repayment.  To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A Notes, Class X Notes or Class B Notes or, if no Class A Notes, Class X Notes or Class B Notes are Outstanding, any Class C Notes or, if no Class C Notes are Outstanding, any Class D Notes or, if no Class D Notes are Outstanding, any Class E Note or, if no Class E Notes are Outstanding, any Class F Notes, shall accrue at the Interest Rate for such Class until paid as provided herein.

(b)           The Subordinated Notes will receive on each Payment Date available Interest Proceeds, if any, pursuant to Section 11.1(a)(i) and Principal Proceeds, if any, pursuant to Section 11.1(a)(ii) and Interest and Principal Proceeds, if any, pursuant to Section 11.1(a)(iii), in each case, in accordance with the Priority of Payments; provided that to the extent Interest Proceeds or Principal Proceeds are not so available for such purpose on any Payment Date, the payment that would otherwise have been paid on the Subordinated Notes, if Interest Proceeds or Principal Proceeds had been available on such date, shall cease to be payable on such date or on any other date.  Each Reinvestment Amount deposited in the Reinvestment Amount Account by a Reinvesting Holder shall be added to the principal balance of the Reinvesting Holder Note registered in the name of such Reinvesting Holder.  Each Reinvesting Holder will receive distributions in respect of its Reinvesting Holder Notes pursuant to Sections 11.1(a)(i), 11.1(a)(ii) and 11.1(a)(iii) in accordance with the Priority of Payments.

(c)           The principal of each Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.  Notwithstanding the foregoing, the payment of principal of each Class of Notes may only occur in accordance with the Priority of Payments.  Payments of principal on any Class of Secured Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity (or the earlier date of Maturity) of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered "due and payable" for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(d)           Principal payments on the Notes will be made in accordance with the Priority of Payments and Section 9.1.

(e)           As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Paying Agent shall require the previous delivery of:

(i)          appropriate properly completed and signed United States federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a "United States person" within the meaning of Section 7701(a)(30) of the Code or an appropriate Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code) or any other certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee, and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments on the Note under any present or future law of the United States or any present or future law of any political subdivision of the United States or taxing authority in the United States or to comply with any reporting or other requirements under any such law; and

(ii)          (1) any information as is necessary (in the sole determination of the Issuer, the Trustee or the Paying Agent (or any relevant intermediary), as applicable) for the Issuer, the Trustee and the Paying Agent (or any relevant intermediary) to determine whether such Holder, purchaser, beneficial owner or transferee is a "specified United States person" (as defined in Section 1473(3) of the Code) or a "United States owned foreign entity" (as described in Section 1471(d)(3) of the Code) and (ii) any additional information that the Issuer or its agent (or any relevant intermediary) requests in connection with FATCA and (2) if it is a "specified United States person" or a "United States owned foreign entity" (as described in Sections 1473(3) and 1471(d)(3) of the Code respectively) that is a Holder or beneficial owner of Notes or an interest therein or that acquires an interest in the Notes, (x) to provide the Issuer, the Trustee and the Paying Agent (or any relevant intermediary) with its name, address, U.S. taxpayer identification number and any other information requested by the Issuer or its agent upon request and, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its "substantial United States owners" (as defined in Section 1473(2) of the Code and (y) to update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required (such obligations, the "Noteholder Reporting Obligations").

The Issuer or its agents on its behalf may provide the information described in the previous sentence (and any other related information) to the IRS.  The Co-Issuers shall not be obligated to pay any additional amounts to any person (including the Holders or beneficial owners of the Notes) as a result of deduction or withholding for or on account of any present or future Taxes with respect to the Notes.

(f)           Payments in respect of interest on and principal of any Secured Note and distributions on the Subordinated Notes shall be made by the Trustee, in Dollars to DTC or its nominee with respect to a Global Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note; provided that (1) in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Note Register.  Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that in the absence of notice to the Applicable Issuers or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender, if the Trustee and the Applicable Issuers shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate.  None of the Co-Issuers, the Trustee, the Portfolio Manager, or any Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note.  In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Applicable Issuers shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Note Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Notes and the place where Notes may be presented and surrendered for such payment.

(g)           Payments to Holders of the Notes of each Class shall be made ratably among the Holders of the Notes of such Class in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(h)           Interest accrued with respect to any Secured Note shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(i)           All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(j)           Notwithstanding any other provision of this Indenture, the obligations of the Applicable Issuers under the Notes and this Indenture are limited recourse obligations of the Applicable Issuers payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Co-Issuers hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive.  No recourse shall be had against any Officer, director, employee, shareholder, member or incorporator of the Co-Issuers, the Trustee, the Portfolio Manager, the Placement Agent or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture.  It is understood that the foregoing provisions of this paragraph (j) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized.  It is further understood that the foregoing provisions of this paragraph (j) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.  The Subordinated Notes and the Reinvesting Holder Notes are not secured hereunder.

(k)           Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

2.8           Persons Deemed Owners.  The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Note Register on the applicable Record Date for the purpose of receiving payments on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuers, the Trustee or any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary.

2.9           Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption, or mutilated, defaced or deemed lost or stolen shall be promptly canceled by the Trustee and may not be reissued or resold.  No Note may be surrendered (including any surrender in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment as provided herein, or for registration of transfer, exchange or redemption, or for replacement in connection with any Note mutilated, defaced or deemed lost or stolen.  Any such Notes shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  No Notes shall be authenticated or registered in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture.  All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

2.10           DTC Ceases to be Depository.  (a)  A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Co-Issuers that it is unwilling or unable to continue as depository for such Global Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by the Holder of such Global Note.

(b)           Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee's office located in the Borough of Manhattan, the City of New York to be so transferred, in whole or from time to time in part, without charge, and the Applicable Issuers shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations.  Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)           Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)           In the event of the occurrence of either of the events specified in sub-Section (a) of this Section 2.10, the Co-Issuers will promptly make available to the Trustee a reasonable supply of Certificated Notes.

(e)           In the event that Certificated Notes are not so issued by the Applicable Issuers to such beneficial owners of interests in Global Notes as required by sub-Section (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article 5 of this Indenture (but only to the extent of such beneficial owner's interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit I) and/or other forms of reasonable evidence of such ownership.

2.11           Notes Beneficially Owned by Persons Not QIB/QPs or Knowledgeable Employees that are also Accredited Investors, or in Violation of ERISA Representations or Noteholder Reporting Obligations.   (a)  Notwithstanding anything to the contrary elsewhere in this Indenture, (i) any transfer of a beneficial interest in any Secured Note (other than, subject to clause (ii) below, a Class C Note, Class D Note, Class E Note or Class F Note) to a U.S. person that is not a QIB/QP and that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act, (ii) any transfer of a beneficial interest in any Class C Note, Class D Note, Class E Note or Class F Note to a U.S. person that is not either (x) a QIB/QP or (y)(I) a Knowledgeable Employee or an entity owned exclusively by Knowledgeable Employees that is also (II) an Accredited Investor, and that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act and (iii) any transfer of a beneficial interest in any Subordinated Note to a U.S. person that is not either (x) a QIB/QP or (y)(I) a Knowledgeable Employee or an entity owned exclusively by Knowledgeable Employees that is also (II) an Accredited Investor, and that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act, in each case shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

                                (b)           If (i) any U.S. person that is not a QIB/QP or that does not have an exemption available under the Securities Act and the Investment Company Act shall become the beneficial owner of an interest in any Secured Note (other than, subject to clause (ii) below, a Class C Note, Class D Note, Class E Note or Class F Note), (ii) any U.S. person that is not (x) a QIB/QP or (y)(I) a Knowledgeable Employee or an entity owned exclusively by Knowledgeable Employees that is also (II) an Accredited Investor, or that does not have an exemption available under the Securities Act and the Investment Company Act, shall become the beneficial owner of an interest in a Class C Note, Class D Note, Class E Note or Class F Note, (iii) any U.S. person that is not either (x) a QIB/QP or (y)(I) a Knowledgeable Employee or an entity owned exclusively by Knowledgeable Employees that is also (II) an Accredited Investor, or that does not have an exemption available under the Securities Act and the Investment Company Act, shall become the beneficial owner of an interest in a Subordinated Note or (iv) any Holder of Notes (or intermediary acting on such Holder's behalf) shall fail to comply with the Noteholder Reporting Obligations (any such person a "Non-Permitted Holder"), the Issuer shall, promptly after discovery that such person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (or upon notice by the Trustee (if a Trust Officer of the Trustee obtains actual knowledge), or the Co-Issuer to the Issuer, if any of them makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its Notes or interest in the Notes to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice.  If such Non-Permitted Holder fails to so transfer such Notes or interest therein, the Issuer or the Portfolio Manager on behalf of the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose.  The Issuer, or the Portfolio Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder, provided that the Portfolio Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Portfolio Manager shall be entitled to bid in any such sale.  However, the Issuer or the Portfolio Manager acting on behalf of the Issuer may select a purchaser by any other means determined by it in its sole discretion.  The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Portfolio Manager and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder.  The terms and conditions of any sale under this sub-Section shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c)           Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any ERISA Restricted Note to a Person who has made or is deemed to have made an ERISA-related representation required by Section 2.5 that is subsequently shown to be false or misleading or would otherwise cause the 25% Limitation to be exceeded shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(d)           If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction representation or a Benefit Plan Investor, Controlling Person or Similar Law representation required by Section 2.5 that is subsequently shown to be false or misleading or, with respect to the ERISA Restricted Notes, whose beneficial ownership otherwise causes a violation of the 25% Limitation (any such person a "Non-Permitted ERISA Holder"), such holding shall be void and the Issuer shall, promptly after discovery that such person is a Non-Permitted ERISA Holder by the Issuer or upon notice from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge), or the Co-Issuer to the Issuer, if any of them makes the discovery and who, in each case, agree to notify the Issuer of such discovery, send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Notes or an interest therein) within 7 days after the date of such notice.  If such Non-Permitted ERISA Holder fails to so transfer such Notes the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Notes or an interest therein) on such terms as the Issuer may choose.  The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder.  The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes agrees to cooperate with the Issuer, the Portfolio Manager and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder.  The terms and conditions of any sale under this sub-Section shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

2.12           Treatment and Tax Certification.  (a)  The Issuer, the Co-Issuer and the Trustee agree, and each Holder and each beneficial owner of a Secured Note, by acceptance of such Secured Note or an interest in such Secured Note shall be deemed to have agreed, to treat, and shall treat the Secured Notes as debt of the Issuer for United States federal, and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority.  The Issuer will also treat the Secured Notes as debt for legal, accounting and ratings purposes. The Issuer and the Trustee agree, and each Holder and each beneficial owner of a Subordinated Note, by acceptance of such Subordinated Note or an interest in such Subordinated Note shall be deemed to have agreed, to treat, and shall treat, the Subordinated Notes as equity in the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority.

(b)           Each Holder and beneficial owner of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Trustee or any Paying Agent with the properly completed and signed applicable Tax certifications (generally, in the case of U.S. federal income tax, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a U.S. Person or the applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Person) or the failure to meet its Noteholder Reporting Obligations may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

(c)           Each purchaser, beneficial owner and subsequent transferee of a Note or interest therein, by acceptance of such Note or an interest in such Note, shall be deemed to have agreed to provide the Issuer and Trustee (i) any information as is necessary (in the sole determination of the Issuer or the Trustee, as applicable) for the Issuer and the Trustee to determine whether it is a specified United States person as defined in Section 1473(3) of the Code (a "specified United States person") or a United States owned foreign entity as described in Section 1471(d)(3) of the Code (a "United States owned foreign entity") and (ii) any additional information that the Issuer or its agent requests in connection with FATCA.  If it is a specified United States person or a United States owned foreign entity, it also hereby agrees to (x) provide the Issuer and Trustee its name, address, U.S. taxpayer identification number, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its "substantial United States owners" (as defined in Section 1473(2) of the Code) and any other information requested by the Issuer or its agent upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required.  It understands and acknowledges that the Issuer has the right to compel the sale of any Notes held by a Noteholder that fails to comply with the foregoing requirements (such obligations, the "Noteholder Reporting Obligations").  It understands and acknowledges that, in the event that it fails to provide such information or take such actions, (A) the Issuer is authorized to withhold on "passthru payments" (as defined in the Code) and to withhold on amounts otherwise distributable to any Holder as compensation for any amount withheld from payments to the Issuer or the underlying issuer as a result of such failure, and (B) notwithstanding anything to the contrary, to the extent necessary to avoid an adverse effect on the Issuer or any Holder of Notes as a result of such failure, the Issuer will have the right to compel the Holder to sell its Notes or, if the Holder does not sell its Notes within 10 Business Days after notice from the Issuer or an authorized delegate acting on its behalf, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Notes (subject to the indemnity described in Section 7.17(j)).  The Issuer may also assign all or a portion of each such Note a separate CUSIP number or numbers in the Issuer's sole discretion.  It understands and acknowledges that the Issuer or its agents (or any relevant intermediary) on its behalf may provide such information and any other information concerning its investment in the Notes to the IRS.

2.13           Additional Issuance.  (a)  At any time during the Reinvestment Period, the Co-Issuers may issue and sell additional notes of any one or more new classes of notes that are fully subordinated to the existing Notes (or to the most junior class of securities of the Issuer (other than the Subordinated Notes and the Reinvesting Holder Notes) issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Notes is then Outstanding) and/or additional notes of any one or more existing Classes (other than the Class X Notes and the Reinvesting Holder Notes and subject, in the case of additional notes of an existing Class of Secured Notes, to Section 2.13(a)(v)) and use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture, provided that the following conditions are met:

(i)          such issuance is consented to by (A) the Portfolio Manager and a Majority of the Subordinated Notes and (B) except in the case of the first additional issuance of Subordinated Notes, a Majority of the Controlling Class;

(ii)          in the case of additional notes of any one or more existing Classes, the aggregate principal amount of Notes of such Class issued in all additional issuances shall not exceed 100% of the respective original outstanding principal amount of the Notes of such Class;

(iii)          in the case of additional notes of any one or more existing Classes, the terms of the notes issued must be identical to the respective terms of previously issued Notes of the applicable Class (except that the interest due on additional notes will accrue from the issue date of such additional notes and the interest rate and price of such notes do not have to be identical to those of the initial Notes of that Class, provided that the interest rate on such notes may not exceed the interest rate applicable to the initial Notes of that Class);

(iv)          such additional notes must be issued at a Cash sales price equal to or greater than the principal amount thereof;

(v)          in the case of additional securities of any one or more existing Classes, unless only additional Subordinated Notes are being issued, additional securities of all Classes must be issued and such issuance of additional securities must be proportional across all Classes of Notes, provided that the principal amount of Subordinated Notes issued in any such issuance may exceed the proportion otherwise applicable to the Subordinated Notes;

(vi)          unless only additional Subordinated Notes are being issued, the Rating Condition shall have been satisfied (or deemed inapplicable pursuant to Section 14.16); provided that if only additional Subordinated Notes are being issued, the Issuer notifies each Rating Agency of such issuance prior to the issuance date;

(vii)          the proceeds of any additional notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments;

(viii)          unless only additional Subordinated Notes are being issued, immediately prior to, and after giving effect to, such issuance and the application of the proceeds thereof, each Coverage Test is satisfied and the Collateral Quality Test is satisfied (or, only with respect to the Collateral Quality Test, if not satisfied, maintained or improved);

(ix)          unless only additional Subordinated Notes are being issued, an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Trustee to the effect that (A) in the case of additional notes of any one or more existing Classes, such issuance would not cause the Holders or beneficial owners of previously issued Notes of such Class to be deemed to have sold or exchanged such Notes under Section 1001 of the Code, and the Treasury regulations promulgated thereunder and (B) any additional Class A Notes, Class B Notes, Class C Notes or Class D Notes will be, and the Class E Notes should be, treated as debt for U.S. federal income tax purposes;

(x)          all fees and expenses in connection with such additional issuance have been paid; and

(xi)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(b)           Any additional notes of an existing Class issued as described above will, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve their pro rata holdings of Notes of such Class.  The Issuer may not issue additional Class X Notes or Reinvesting Holder Notes.

(c)           Notwithstanding the foregoing, the Issuer may not, following the Closing Date, issue any additional Reinvesting Holder Notes (but may increase the principal amount of any Outstanding Reinvesting Holder Notes in accordance with Section 11.1(e)).

3.           Conditions Precedent

3.1           Conditions to Issuance of Notes on Closing Date.  The Notes to be issued on the Closing Date may be registered in the names of the respective Holders thereof and may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)          Officers' Certificates of the Co-Issuers Regarding Corporate Matters.  An Officer's certificate of each of the Co-Issuers (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, and, in the case of the Issuer, the Portfolio Management Agreement, the Collateral Administration Agreement, and related transaction documents, the execution, authentication and delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount and (in the case of the Secured Notes) Interest Rate of each Class of Notes applied for by it and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)          Governmental Approvals.  From each of the Co-Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.

(iii)          U.S. Counsel Opinions.  Opinions of (A) Milbank, Tweed, Hadley & McCloy, special U.S. counsel to the Co-Issuers and the Placement Agent, (B) Katten Muchin Rosenman LLP, counsel to the Portfolio Manager, (C) Alston & Bird LLP, counsel to the Trustee and the Collateral Administrator, and (D) Gibbons P.C., counsel to the Designated Successor Manager, each dated the Closing Date, substantially in the respective forms of Exhibit C, Exhibit D, Exhibit E and Exhibit F attached hereto.

(iv)          Cayman Counsel Opinion.  An opinion of Appleby (Cayman) Ltd., counsel to the Issuer, dated the Closing Date, substantially in the form of Exhibit G attached hereto.

(v)          Officers' Certificates of Co-Issuers Regarding Indenture.  An Officer's certificate of each of the Co-Issuers stating that, to the best of the signing Officer's knowledge, the Applicable Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made.  The Officer's certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Closing Date.

(vi)          Portfolio Management Agreement, Designated Successor Management Agreement, Collateral Administration Agreement, Securities Account Control Agreement and Retention of Net Economic Interest Letter.  An executed counterpart of the Portfolio Management Agreement, the Designated Successor Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement and the Retention of Net Economic Interest Letter.

(vii)          Certificate of the Portfolio Manager.  An Officer's certificate of the Portfolio Manager, dated as of the Closing Date, to the effect that each Collateral Obligation to be Delivered by the Issuer on the Closing Date and each Collateral Obligation with respect to which the Portfolio Manager on behalf of the Issuer has entered into a binding commitment to purchase or enter into, is listed in the Schedule of Collateral Obligations and:

(A)           in the case of each such Collateral Obligation in the Schedule of Collateral Obligations, immediately prior to the Delivery of any Collateral Obligations on the Closing Date, the information with respect to each such Collateral Obligation in the Schedule of Collateral Obligations is complete and correct;

(B)           in the case of (x) each such Collateral Obligation in the Schedule of Collateral Obligations to be Delivered on the Closing Date, immediately prior to the Delivery thereof on the Closing Date, it satisfies, and (y) each Collateral Obligation that the Portfolio Manager on behalf of the Issuer committed to purchase on or prior to the Closing Date, each such Collateral Obligation, upon its acquisition, will satisfy, the requirements of the definition of "Collateral Obligation" in this Indenture, assuming for this purpose that compliance with the Tax Guidelines ensures that its acquisition (including the manner of acquisition), ownership, enforcement and disposition will not cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes or otherwise to be subject to U.S. federal income tax on a net income basis;

(C)           in the case of each such Collateral Obligation in the Schedule of Collateral Obligations to be Delivered on the Closing Date, the Issuer purchased or entered into, or committed to purchase or enter into, each such Collateral Obligation in compliance with the Tax Guidelines; and

(D)           the Aggregate Principal Balance of the Collateral Obligations which the Issuer will purchase on the Closing Date or has entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$185,000,000.

(viii)       Grant of Collateral Obligations.  The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer's right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(ix)          Certificate of the Issuer Regarding Assets.  A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that:

(A)           in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (6)(ii) below) on the Closing Date;

(1)           the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date and (ii) those Granted pursuant to this Indenture;

(2)           the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in paragraph (1)above;

(3)           the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(4)           the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(5)           based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(vii), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is correct;

(6)           (i) based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(vii) and subject to the assumptions set forth in such certificate, each Collateral Obligation included in the Assets satisfies the requirements of the definition of "Collateral Obligation" and (ii) the requirements of Section 3.1(vii) have been satisfied; and

(7)           upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture;

(B)           based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(vii) and subject to the assumptions set forth in such certificate, each Collateral Obligation that the Portfolio Manager on behalf of the Issuer purchased or committed to purchase on or prior to the Closing Date satisfies, or will upon its acquisition satisfy, the requirements of the definition of "Collateral Obligation"; and

(C)           based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(vii), the Aggregate Principal Balance of the Collateral Obligations which the Issuer will purchase on the Closing Date or has entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$185,000,000.

(x)          Rating Letters.  An Officer's certificate of the Issuer to the effect that attached thereto with respect to the applicable Class of Secured Notes is a true and correct copy of a letter signed by Moody's (in respect of the Class A Notes and the Class X Notes) and a copy of a letter signed by S&P (in respect of each Class of Secured Notes) confirming that such Class of Secured Notes has been assigned the applicable Initial Rating and that such ratings are in effect on the date on which the Secured Notes are delivered.

(xi)          Accounts.  Evidence of the establishment of each of the Accounts.

(xii)          Issuer Order for Deposit of Funds into Accounts.  An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of (A) U.S.$331,612,350 from the proceeds of the issuance of the Notes into the Ramp-Up Account as Principal Proceeds for use pursuant to Section 10.3(c), (B) U.S.$3,100,000 from the proceeds of the issuance of the Notes into the Closing Expense Account for use pursuant to Section 10.3(d), (C) U.S.$350,000 (the "Interest Reserve Amount") from the proceeds of the issuance of the Notes into the Interest Reserve Account for use pursuant to Section 10.3(e) and (D) U.S.$0 into the Revolver Funding Account for use pursuant to Section 10.4.

(xiii)          Other Documents.  Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xiii) shall imply or impose a duty on the part of the Trustee to require any other documents.

3.2           Conditions to Additional Issuance.  Any additional notes to be issued during the Reinvestment Period in accordance with Section 2.13 may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)          Officers' Certificates of the Applicable Issuers Regarding Corporate Matters.  An Officer's certificate of each of the Applicable Issuers (A) evidencing the authorization by Board Resolution of the execution, authentication and delivery of the notes applied for by it and specifying the stated maturity, principal amount and interest rate (if applicable) of the notes applied for by it and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance, and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)          Governmental Approvals.  From each of the Applicable Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional notes or (B) an Opinion of Counsel of the Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional notes except as has been given.

(iii)          Officers' Certificates of Applicable Issuers Regarding Indenture.  An Officer's certificate of each of the Applicable Issuers stating that, to the best of the signing Officer's knowledge, such Applicable Issuer is not in default under this Indenture and that the issuance of the additional notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made.  The Officer's certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the date of additional issuance.

(iv)          Supplemental Indenture.  A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance.

(v)          Rating Agency Condition.  An Officer's certificate of the Issuer confirming that Moody's and S&P shall have been notified of such additional issuance and, unless only additional Subordinated Notes are being issued, the Rating Condition shall have been satisfied (or deemed inapplicable pursuant to Section 14.16).

(vi)          Issuer Order for Deposit of Funds into Accounts.  An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Principal Proceeds Subaccount for use pursuant to Section 10.2.

(vii)          Evidence of Required Consents.  (A) A certificate of the Portfolio Manager consenting to such additional issuance and (B) except in the case of the first additional issuance of Subordinated Notes, satisfactory evidence of the consent of a Majority of the Controlling Class (or, if only additional Subordinated Notes are being issued, a Majority of the Subordinated Notes) to such issuance (which may be in the form of an Officer's certificate of the Issuer).

(viii)          Issuer Order for Deposit of Funds into Closing Expense Account.  An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of approximately 1% of the proceeds of such additional issuance into the Closing Expense Account for use pursuant to Section 10.3(d).

(ix)          Article 122a Risk Retention Requirements.  An executed Retention of Net Economic Interest Letter, evidencing compliance with the risk retention requirements of Article 122a of the CRD after giving effect to the additional issuance.

(x)          Other Documents.  Such other documents as the Trustee may reasonably require; provided that nothing in this clause (x) shall imply or impose a duty on the part of the Trustee to require any other documents.

3.3           Custodianship; Delivery of Collateral Obligations and Eligible Investments.  (a)  The Portfolio Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the "Custodian"), all Assets in accordance with the definition of "Deliver".  Initially, the Custodian shall be the Bank.  Any successor custodian shall be (x) an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having (i) a long-term debt rating of at least "Baa1" by Moody's and (ii) a short-term debt rating of at least "A-1" and a long-term debt rating of at least "A" by S&P (or, if no short-term debt rating exists, a long-term debt rating of at least "A+" by S&P) and having an office within the United States and (y) a Securities Intermediary.  If at any time the Custodian shall cease to be eligible in accordance with the provisions of this Section 3.3(a), the Custodian shall give notice to the Co-Issuers, the Trustee and the Portfolio Manager. The Issuer shall appoint a successor Custodian satisfying the requirements of this Section 3.3(a) within 30 days of receiving such notice. No resignation or removal of the Custodian shall be effective until the acceptance of appointment by a successor Custodian under this Section 3.3(a).  Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article 10; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement (or an agreement substantially in the form thereof, in the case of a successor custodian) providing, inter alia, that the establishment and maintenance of such Account will be governed by New York law or a law of a jurisdiction satisfactory to the Issuer.

(b)           Each time that the Portfolio Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Portfolio Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article 10) for the benefit of the Trustee in accordance with this Indenture.  The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released.  The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

4.           Satisfaction And Discharge

4.1           Satisfaction and Discharge of Indenture.  This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof and interest that accrued prior to Maturity (and to the extent lawful and enforceable, interest on due and unpaid accrued interest) and distributions thereon subject to Section 2.7(j), (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights, obligations and immunities of the Portfolio Manager hereunder and under the Portfolio Management Agreement, (vi) the rights, obligations and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)           (i) either:

(A)           all Notes theretofore authenticated and delivered to Holders (other than (x) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (y) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(B)           all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption pursuant to Article 9 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Applicable Issuers pursuant to Section 9.5 and, in each case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated "Aaa" by Moody's and "AAA" by S&P, in an amount sufficient, as recalculated in an agreed-upon procedures report by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Cash or obligations that is of first priority or free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided that this sub-Section (B) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded; and

(ii)          the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Portfolio Management Agreement without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer; or

(b)           all Assets of the Issuer that are subject to the lien of this Indenture have been realized and the proceeds thereof have been distributed, in each case in accordance with this Indenture, and the Accounts have been closed;

and, in each case, the Co-Issuers have delivered to the Trustee Officers' certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In connection with delivery by each of the Co-Issuers of the Officer's certificate referred to above, the Trustee will confirm to the Co-Issuers that (i) there are no pledged Collateral Obligations that remain subject to the lien of this Indenture and (ii) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.

In connection with such discharge, upon receipt of the Officer's certificates and the Opinion of Counsel referred to above, the Trustee shall notify all Holders of Outstanding Notes that (i) there are no pledged Collateral Obligations that remain subject to the lien of this Indenture, (ii) all proceeds thereof have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or are otherwise held in trust by the Trustee for such purpose and (iii) the Indenture has been discharged.  Upon the discharge of this Indenture, the Trustee shall provide such information to the Issuer or the Administrator as may be reasonably required by the Issuer or the Administrator in order for the liquidation of the Issuer to be completed.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Portfolio Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.15 shall survive.

4.2           Application of Trust Money.  All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account satisfying the requirements of Section 10.1 and identified as being held in trust for the benefit of the Secured Parties.

4.3           Repayment of Monies Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

5.           Remedies

5.1           Events of Default.

"Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           a default in the payment, when due and payable, of (i) any interest on any Class A Note, Class X Note or any Class B Note, or, if there are no Class A Notes, Class X Notes or Class B Notes Outstanding, any Class C Note, or, if there are no Class A Notes, Class X Notes, Class B Notes or Class C Notes Outstanding, any Class D Note, or, if there are no Class A Notes, Class X Notes, Class B Notes, Class C Notes or Class D Notes Outstanding, any Class E Note, or if there are no Class A Notes, Class X Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes Outstanding, any Class F Note, and, in each case, the continuation of any such default for five Business Days or (ii) any principal of, or interest or Note Deferred Interest on, or any Redemption Price in respect of, any Secured Note at its Stated Maturity or on any Redemption Date; provided that, in the case of a default resulting from a failure to disburse due to an administrative error or omission by the Trustee, the Note Registrar or any Paying Agent, such default will not be an Event of Default unless such failure continues for five Business Days after a Trust Officer of the Trustee, such Paying Agent or Note Registrar receives written notice or has actual knowledge of such administrative error or omission;

(b)           the failure on any Payment Date to disburse amounts available in the Payment Account (other than a default in payment described in clause (a) above) in accordance with the Priority of Payments, and continuation of such failure for a period of five Business Days; provided that, in the case of a default resulting from a failure to disburse due to an administrative error or omission by the Trustee, the Note Registrar or any Paying Agent, such default will not be an Event of Default unless such failure continues for five Business Days after a Trust Officer of the Trustee, such Paying Agent or Note Registrar receives written notice or has actual knowledge of such administrative error or omission;

(c)           either of the Co-Issuers or the Assets becomes an investment company required to be registered under the Investment Company Act and such requirement has not been eliminated after a period of 30 days;

(d)           except as otherwise provided in this Section 5.1, a default in a material respect in the performance, or the breach in a material respect, of any other covenant or other agreement of the Issuer or the Co-Issuer in this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test, Interest Diversion Test or Coverage Test or any other covenants or agreements for which a specific remedy has been provided hereunder is not an Event of Default, and any failure to satisfy the requirements of Section 7.18 is not an Event of Default, except in any such case to the extent provided in clause (g) below), or the failure of any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of 30 days after either of the Co-Issuers has actual knowledge of it or after notice to the Issuer, the Co-Issuer and the Portfolio Manager by the Trustee or to the Issuer, the Co-Issuer, the Portfolio Manager and the Trustee by a Majority of the Controlling Class by registered or certified mail or overnight courier specifying the breach or failure and requiring it to be remedied and stating that the notice is a "Notice of Default" hereunder;

(e)           the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f)           the institution by the Issuer or the Co-Issuer of Proceedings to have the Issuer or Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or the consent of the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or Co-Issuer, as the case may be, or the filing by the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by the Issuer or the Co-Issuer of an assignment for the benefit of creditors, or the admission by the Issuer or the Co-Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action; or

(g)           on any Measurement Date, if the Class A Notes are Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the sum of (a) the Aggregate Principal Balance of the Collateral Obligations, excluding Defaulted Obligations and (b) without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, to equal or exceed 102.50%.

Upon obtaining knowledge of the occurrence of an Event of Default, each of (i) the Co-Issuers, (ii) the Trustee and (iii) the Portfolio Manager shall notify each other.  Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall notify the Noteholders (as their names appear on the Note Register), each Paying Agent, DTC, each of the Rating Agencies, the Irish Stock Exchange (for so long as any Class of Notes is listed on the Global Exchange Market of the Irish Stock Exchange and so long as the guidelines of such exchange so require) and the Co-Issuers of such Event of Default in writing pursuant to Section 6.2 hereof (unless such Event of Default has been waived as provided in Section 5.14).

5.2           Acceleration of Maturity; Rescission and Annulment.  (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee may (with the written consent of a Majority of the Controlling Class), and shall (upon the written direction of a Majority of the Controlling Class), by notice to the Co-Issuers and each Rating Agency, declare the principal of all the Secured Notes to be immediately due and payable (the principal of the Secured Notes becoming immediately due and payable, whether by such a declaration or automatically as described in the following sentence, an "acceleration"), and upon any such declaration the principal, together with all accrued and unpaid interest thereon (including, in the case of the Class C Notes, Class D Notes, Class E Notes and Class F Notes, any Note Deferred Interest), and other amounts payable hereunder, through the date of acceleration, shall become immediately due and payable.  If an Event of Default specified in Section 5.1(e) or (f) occurs, such an acceleration will occur, and other amounts payable hereunder shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

(b)           At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)          The Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)           all unpaid installments of interest and principal then due on the Secured Notes (other than any principal amounts due to the occurrence of an acceleration);

(B)           to the extent that the payment of such interest is lawful, interest upon any Note Deferred Interest at the applicable Interest Rate; and

(C)           all unpaid Taxes and Administrative Expenses of the Co-Issuers and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Senior Management Fees and any other amounts then payable by the Co-Issuers hereunder prior to such Administrative Expenses and such Senior Management Fees; and

(ii)          It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by such acceleration, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld, qualified or delayed), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)           Notwithstanding anything in this Section 5.2 to the contrary, the Secured Notes will not be subject to acceleration by the Trustee or the Holders of a Majority of the Controlling Class solely as a result of the failure to pay any amount due on the Notes that are not of the Controlling Class.

5.3           Collection of Indebtedness and Suits for Enforcement by Trustee.  The Applicable Issuers covenant that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Note, the Applicable Issuers will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Note, the whole amount, if any, then due and payable on such Secured Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Applicable Issuers or any other obligor upon the Secured Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Secured Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Note shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)           to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable out-of-pocket expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b)           unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)           to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Secured Noteholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable out-of-pocket expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholders, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

5.4           Remedies.  i) If an Event of Default shall have occurred and be continuing, and the Secured Notes have been declared or have become due and payable (an "Acceleration Event") and such Acceleration Event and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may, and shall, upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)          institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)         sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)        institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)        exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Notes hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)         exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Notes, which may be the Placement Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)           If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)           Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party or Holder may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Co-Issuers, the Trustee and the Holders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)           Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Holders may (and the Holders of each Class of Notes agree, for the benefit of all Holders of each Class of Notes, that they shall not), prior to the date which is one year and one day (or if longer, the applicable preference period then in effect plus one day) after the payment in full of all Notes and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Blocker Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws of any jurisdiction.  Nothing in this Section 5.4 shall preclude, or be deemed to estop, the Trustee, any Secured Party or any Holder (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer, the Co-Issuer or any Blocker Subsidiary or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, such Secured Party or such Noteholder, respectively, or (ii) from commencing against the Issuer, the Co-Issuer or any Blocker Subsidiary or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(e)           In the event one or more Holders of Notes cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Blocker Subsidiary prior to the expiration of the period described in Section 5.4(d), any claim that such Holder(s) have against the Issuer (including under all Notes of any Class held by such Holder(s)) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments set forth in Section 11.1 and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder of any Secured Note (and each other Secured Party) that does not seek to cause any such filing, with such subordination being effective until each Secured Note held by each Holder of any Secured Note (and each claim of each other Secured Party) that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments described in Section 11.1(a)(iii) (after giving effect to such subordination). The foregoing agreement will constitute a "subordination agreement" within the meaning of Section 510(a) of the United States Bankruptcy Code. The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the foregoing, including obtaining a separate CUSIP for the Notes of each Class held by such Holder(s).

5.5           Optional Preservation of Assets.  (a)  Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Notes intact (provided, however, that certain types of Collateral Obligations (other than Unsalable Assets) may continue to be sold by the Trustee  at the direction of the Portfolio Manager pursuant to Sections 12.1(a), (b), (c), (d), (h) and (i)), collect all payments in respect of the Assets and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article 10, Article 12 and Article 13 unless:

(i)          the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest (including accrued and unpaid Note Deferred Interest), and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Notes (including any amounts due and owing, and anticipated to be due and owing, as Administrative Expenses (without regard to the Administrative Expense Cap) and any due and unpaid Senior Management Fee) and a Majority of the Controlling Class agrees with such determination; or

(ii)          (x) if the Class A Notes are outstanding and an Event of Default referred to in clause (a), clause (e) or (f) (provided that such Event of Default referred to in clause (e) or (f) applies in respect of the Issuer) or clause (g) of the definition thereof (without regard to the occurrence of any other Event of Default prior or subsequent to the occurrence of such Event of Default, unless such Event of Default occurred solely as a result of acceleration and application of Section 11.1(a)(iii)) has occurred and is continuing, a Majority of the Class A Notes may direct the sale and liquidation of the Assets or (y) if any other Event of Default has occurred and is continuing, a Majority of each Class of the Secured Notes (voting separately by Class) may direct the sale and liquidation of the Assets.

The Trustee shall give written notice of the retention of the Assets to the Issuer with a copy to the Co-Issuer, the Portfolio Manager and the Designated Successor Manager.  So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

(b)           Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Notes if the conditions set forth in clause (i) or (ii) of Section 5.5(a) are not satisfied.  Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Secured Notes if prohibited by applicable law.

(c)           In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall obtain, with the cooperation of the Portfolio Manager (on behalf of the Issuer), bid prices with respect to each security contained in the Assets from two nationally recognized dealers (as specified by the Portfolio Manager in writing) at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security.  In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Noteholders and the Portfolio Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made.  The Trustee shall make the determinations required by Section 5.5(a)(i) at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

5.6           Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

5.7           Application of Money Collected.  Any Money collected by the Trustee with respect to the Notes pursuant to this Article 5 and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee.  Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(a)(ii) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article 4.

5.8           Limitation on Suits.  No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given to the Trustee written notice of an Event of Default;

(b)           the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities to be incurred in compliance with such request;

(c)           the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)           no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture.  If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

5.9           Unconditional Rights of Secured Noteholders to Receive Principal and Interest.

(a)           Subject to Section 2.7(j), but notwithstanding any other provision of this Indenture, the Holder of any Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Note, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.  Holders of Secured Notes ranking junior to Notes still Outstanding shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Note ranking senior to such Secured Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

(b)           Subject to Section 2.7(j), but notwithstanding any other provision in this Indenture, the Holder of any Reinvesting Holder Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of such Reinvesting Holder Notes, as such principal becomes due and payable pursuant to Section 11.1(a)(i)) in accordance with the Priority of Payments.  Holders of Reinvesting Holder Notes shall have no right to institute proceedings for the enforcement of any such payment until such time as no Secured Note remains Outstanding, which right shall be subject to the provisions of Sections 5.4(d) and 5.8 to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

5.10           Restoration of Rights and Remedies.  If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Co-Issuers, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholder shall continue as though no such Proceeding had been instituted.

5.11           Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.12           Delay or Omission Not Waiver.  No delay or omission of the Trustee or any Holder of Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default.  Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Notes.

5.13           Control by Majority of Controlling Class.  Notwithstanding any other provision of this Indenture, a Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust of power conferred upon the Trustee; provided that:

(a)           such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

(c)           the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d)           notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets must also satisfy the requirements of Section 5.5.

5.14           Waiver of Past Defaults.  Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article 5, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default and its consequences, except any such Event of Default or occurrence:

(a)           in the payment of the principal of or interest on any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);

(b)           in the payment of interest on the Secured Notes of the Controlling Class (which may be waived only with the consent of the Holders of 100% of the Controlling Class);

(c)           in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d)           in respect of a representation contained in Section 7.19.

In the case of any such waiver, the Co-Issuers, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.  The Trustee shall promptly give written notice of any such waiver to each Rating Agency, the Portfolio Manager, and each Holder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

5.15           Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee, Collateral Administrator or Portfolio Manager for any action taken or omitted by it as Trustee, Collateral Administrator or Portfolio Manager, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

5.16           Waiver of Stay or Extension Laws.  The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law or rights, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

5.17           Sale of Assets.  (a)  The power to effect any sale (a "Sale") of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid.  The Trustee may upon notice to the Noteholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale.  The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable and documented out-of-pocket costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)           Subject to Article 13, the Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof.  The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes.  The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)           If any portion of the Assets consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)           The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof without recourse, representation or warranty.  In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale.  No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, to inquire into the satisfaction of any conditions precedent or to see to the application of any Monies.

5.18           Action on the Notes.  The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co-Issuer.

6.           The Trustee

6.1           Certain Duties and Responsibilities

(a)           Except during the continuance of an Event of Default:

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, advice or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates, advice or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Portfolio Manager, notify the party delivering the same if such certificate or opinion does not conform.  If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)           In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of written directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          this sub-Section shall not be construed to limit the effect of sub-Section (a) of this Section 6.1;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer or the Portfolio Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it  (if the amount of such funds or risk or liability is reasonably expected (as determined by the Trustee) not to exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(A) on the immediately succeeding Payment Date net of the amounts specified in Section 6.7(a), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under Article 5, under this Indenture (and it is hereby expressly acknowledged and agreed for the purposes of this sub-clause only, without implied limitation, that the enforcement or exercise of rights and remedies under Article 5 and/or the commencement of or participation in any legal proceeding does not constitute "ordinary services"); and

(v)          in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of the form of such action.

(d)           For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Section 5.1(c), (d), (e), or (f) or any other matter unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default or other matter, as the case may be, is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Co-Issuer, the Assets or this Indenture.  For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)           Upon the Trustee receiving written notice from the Portfolio Manager that an event constituting "Cause" as defined in the Portfolio Management Agreement has occurred, the Trustee shall, not later than one Business Day thereafter, notify the Noteholders (as their names appear in the Note Register).  In addition, the Trustee shall deliver all notices to the Noteholders forwarded to the Trustee by the Issuer, the Collateral Administrator or the Portfolio Manager for the purpose of delivery to the Noteholders.

(f)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

6.2           Notice of Default.  Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Portfolio Manager, the Designated Successor Manager, each Rating Agency, the Co-Issuers, all Holders, as their names and addresses appear on the Note Register, and the Irish Stock Exchange, for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

6.3           Certain Rights of Trustee.  Except as otherwise provided in Section 6.1:

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)           whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent certified public accountants appointed by the Issuer pursuant to Section 10.8), investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)           as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise, enforce or honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of a Rating Agency shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers and the Portfolio Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Co-Issuers' or the Portfolio Manager's normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent or non-Affiliated attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(i)           nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Portfolio Manager (unless and except to the extent otherwise expressly set forth herein) and the Trustee shall not be liable for actions or omissions of, or any inaccuracies in the records of, the Co-Issuers, the Portfolio Manager, DTC, Euroclear or Clearstream (other than any actions, omissions or inaccuracies in the records thereof made by the Trustee);

(j)           to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) ("GAAP"), the Trustee shall be entitled to request and receive (and conclusively rely upon) instruction from the Issuer or a firm of nationally recognized accountants which may or may not be the Independent certified public accountants appointed by the Issuer pursuant to Section 10.8 (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent certified public accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)           the Trustee shall not be liable for the actions or omissions of the Portfolio Manager, the Issuer, the Co-Issuer or any Paying Agent (other than the Trustee) and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Portfolio Manager with the terms hereof or of the Portfolio Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Portfolio Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l)           notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a "securities intermediary" as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m)           in the event the Bank is also acting in the capacity of Paying Agent, Note Registrar, Transfer Agent, Custodian, Calculation Agent, Securities Intermediary or the Information Agent, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article 6 shall also be afforded to the Bank acting in such capacities;

(n)           any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(o)           to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)           the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer, the Co-Issuer or this Indenture.  Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q)           the Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control;

(r)           to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee.  The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account.  The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s)           notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted;

(t)           to the extent not inconsistent herewith, the rights, protections and immunities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator;

(u)           in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm's-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account.  If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(v)           the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments.  Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(w)           except as provided in Section 7.5, the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance; and

(x)           the Trustee and the Collateral Administrator shall be entitled to conclusively rely on the Portfolio Manager with respect to whether or not a Collateral Obligation meets the criteria specified in the definition thereof and for the characterization, classification, designation or categorization of each Collateral Obligation to the extent such characterization, classification, designation or categorization is subjective or judgmental in nature or based on information not readily available to the Trustee and Collateral Administrator.

6.4           Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Applicable Issuers; and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), the Assets or the Notes.  The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

6.5           May Hold Notes.  The Trustee, any Paying Agent, Note Registrar, or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

6.6           Money Held in Trust.  Money held by the Trustee hereunder shall be held in trust to the extent required herein.  The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain actually received by the Trustee on Eligible Investments.

6.7           Compensation and Reimbursement.  ii) The Issuer agrees:

(i)          to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule dated on or about the Closing Date, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)          except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all out-of-pocket reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges, any out-of-pocket expenses incurred in order to comply with any requirements of the Code, including FATCA, and the reasonable compensation and out-of-pocket expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.6, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Portfolio Manager;

(iii)          to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or documented out-of-pocket expense (including reasonable attorney's fees and costs of outside counsel) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture and the transactions contemplated hereby, including the out-of-pocket costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and

(iv)          to pay the Trustee reasonable additional compensation together with its out-of-pocket expenses (including reasonable outside counsel fees) for any collection action taken pursuant to Section 6.13.

(b)           The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture only as provided in the Priority of Payments and only to the extent that funds are available for the payment thereof.  Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due to it hereunder; provided that nothing herein shall impair or affect the Trustee's rights under Section 6.9.  No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture.  If on any date when a fee or expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee or expense not so paid shall be deferred and payable on such later date on which a fee or expense shall be payable and sufficient funds are available therefor.

(c)           The Trustee hereby agrees not to cause the filing of a petition in bankruptcy with respect to the Issuer, Co-Issuer or any Blocker Subsidiary until at least one year and one day, or if longer the applicable preference period then in effect plus one day, after the payment in full of all Notes (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) issued under this Indenture.

(d)           The Issuer's payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

6.8           Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having (a) a long-term debt rating of at least "Baa1" by Moody's and (b) a short-term debt rating of at least "A-1" and a long-term debt rating of at least "A" by S&P (or, if no short-term debt rating exists, a long-term debt rating of at least "A+" by S&P) and having an office within the United States.  If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

6.9           Resignation and Removal; Appointment of Successor.  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)           The Trustee may resign at any time by giving not less than 30 days' written notice thereof to the Co-Issuers, the Portfolio Manager, the Holders of the Notes and each Rating Agency.  Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder, the Portfolio Manager and the Designated Successor Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Notes of each Class (other than the Class X Notes) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class.  If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)           The Trustee may be removed at any time by Act of a Majority of each Class of Secured Notes other than the Class X Notes (voting separately by Class) and the consent of the Issuer or, at any time when an Event of Default shall have occurred and be continuing, by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Co-Issuers.

(d)           If at any time:

(i)          the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Co-Issuers or by a Majority of the Controlling Class; or

(ii)          the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee.  If the Co-Issuers shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee.  The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers.  If no successor Trustee shall have been so appointed by the Co-Issuers or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)           The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Portfolio Manager, to the Designated Successor Manager, to each Rating Agency and to the Holders of the Notes, as their names and addresses appear in the Note Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

(g)           If the Bank shall resign or be removed as Trustee, the Bank shall also resign or be removed as Note Registrar, Paying Agent, Calculation Agent, Custodian, Securities Intermediary, Collateral Administrator and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

6.10           Acceptance of Appointment by Successor.  Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of any Class of Secured Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

6.11           Merger, Conversion, Consolidation or Succession to Business of Trustee.  Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such organization or entity shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

6.12           Co-Trustees.  At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons meeting the eligibility requirements set forth in Section 6.8 to act as co-trustee (subject to the written approval of S&P and written notice thereof to Moody's), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee.  If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers.  The Co-Issuers agree to pay as Administrative Expenses, to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)           the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised, solely by the Trustee;

(b)           the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)           the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers.  A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)           no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)           the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)           any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify each Rating Agency of the appointment of a co-trustee hereunder.

6.13           Certain Duties of Trustee Related to Delayed Payment of Proceeds.  In the event that the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Portfolio Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Portfolio Manager (on behalf of the Issuer), request the issuer of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request.  In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Portfolio Manager (on behalf of the Issuer) shall direct in writing.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture.  In the event that the Issuer or the Portfolio Manager (on behalf of the Issuer) requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Portfolio Management Agreement, such release and/or substitution shall be subject to Section 10.7 and Article 12 of this Indenture, as the case may be.  Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

6.14           Authenticating Agents.  Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers.  Upon receiving such notice of resignation or upon such a termination, the Trustee, upon the written request of the Issuer, shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense.  The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

6.15           Withholding.  If any withholding Tax is imposed on the Issuer's payment (or allocations of income) under the Notes by law or pursuant to the Issuer's agreement with a governmental authority, such Tax shall reduce the amount otherwise distributable to the relevant Holder.  The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any Tax that is legally owed or required to be withheld by the Issuer by law or pursuant to the Issuer's agreement with a governmental authority (but such authorization shall not prevent the Trustee from contesting any such Tax in appropriate proceedings and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings) and to timely remit such amounts to the appropriate taxing authority.  The amount of any withholding Tax imposed by law or pursuant to the Issuer's agreement with a governmental authority with respect to any Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee.  If there is a possibility that withholding Tax is payable with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15.  If any Holder or beneficial owner wishes to apply for a refund of any such withholding Tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred.  Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any Tax or withholding obligation on the part of the Issuer or in respect of the Notes.

6.16           Representative for Secured Noteholders Only; Agent for each other Secured Party.  With respect to the security interest created hereunder, the delivery of any Asset to the Trustee is to the Trustee as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes.  In furtherance of the foregoing, the possession by the Trustee of any Asset and the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes.

6.17           Representations and Warranties of U.S. Bank National Association

U.S. Bank National Association ("U.S. Bank") hereby represents and warrants as follows:

(a)           Organization.  It has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b)           Authorization; Binding Obligations.  It has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Note Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary under this Indenture.  It has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by it pursuant hereto.  This Indenture has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to it and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c)           Eligibility.  The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)           No Conflict.  Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires it to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon it or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which it is a party or by which it or any of its property is bound.

7.           Covenants

7.1           Payment of Principal and Interest.  The Applicable Issuers will duly and punctually pay the principal of and interest on the Secured Notes, in accordance with the terms of such Notes and this Indenture pursuant to the Priority of Payments.  The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes and Reinvesting Holder Notes, in accordance with the Subordinated Notes and Reinvesting Holder Notes, as applicable, and this Indenture.

The Issuer shall, subject to the Priority of Payments, reimburse the Co-Issuer for any amounts paid by the Co-Issuer pursuant to the terms of the Notes or this Indenture.  The Co-Issuer shall not reimburse the Issuer for any amounts paid by the Issuer pursuant to the terms of the Notes or this Indenture.

Amounts properly withheld under the Code, and the Treasury regulations promulgated thereunder, or other applicable law or pursuant to the Issuer's agreement with a governmental authority by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

7.2           Maintenance of Office or Agency.  The Co-Issuers hereby appoint the Trustee as a Paying Agent for payments on the Notes and the Co-Issuers hereby appoint the Trustee at its applicable Corporate Trust Office, as the Co-Issuers' agent where Notes may be surrendered for registration of transfer or exchange.  The Co-Issuers may at any time and from time to time appoint additional paying agents; provided that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding Tax solely as a result of such Paying Agent's activities.  If at any time the Co-Issuers shall fail to maintain the appointment of a paying agent, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding sentence), and Notes may be presented and surrendered for payment, to the Trustee at its Corporate Trust Office.

The Co-Issuers hereby appoint Corporation Service Company (the "Process Agent"), as their agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.  The Co-Issuers may at any time and from time to time vary or terminate the appointment of such process agent or appoint an additional process agent; provided that the Co-Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of such Notes and this Indenture may be served.  If at any time the Co-Issuers shall fail to maintain any required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Trustee with the address thereof, notices and demands may be served on the Issuer or the Co-Issuer by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to the Issuer or the Co-Issuer, respectively, at its address specified in Section 14.3 for notices.

The Co-Issuers shall at all times maintain a duplicate copy of the Note Register at the Corporate Trust Office.  The Co-Issuers shall give prompt written notice to the Trustee, each Rating Agency and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

7.3           Money for Note Payments to be Held in Trust.  All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.

When the Applicable Issuers shall have a Paying Agent that is not also the Note Registrar, they shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Applicable Issuers shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Applicable Issuers shall promptly notify the Trustee of its action or failure so to act.  Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article 10.

The initial Paying Agent shall be as set forth in Section 7.2.  Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Notes of any Class are rated by a Rating Agency, with respect to any additional or successor Paying Agent, such Paying Agent has a long-term debt rating of "A+" or higher by S&P and "A1" or higher by Moody's or a short-term debt rating of "P-1" by Moody's and "A-1" by S&P.  If such successor Paying Agent ceases to have a long-term debt rating of "A+" or higher by S&P and "A1" or higher by Moody's or a short-term debt rating of "P-1" by Moody's and "A-1" by S&P, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent.  The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities.  The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)           allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)           hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)           if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)           if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)           if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease.  The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

7.4           Existence of Co-Issuers.  (a)  The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies incorporated or organized under the laws of the Cayman Islands and the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Assets; provided that (x) the Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given by the Trustee to the Holders, the Portfolio Manager and each Rating Agency and (iii) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change; and (y) the Issuer shall be entitled to take any action required by this Indenture within the United States notwithstanding any provision of this Indenture requiring the Issuer to take such action outside of the United States so long as prior to taking any such action the Issuer receives a legal opinion from nationally recognized legal counsel to the effect that it is not necessary to take such action outside of the United States or any political subdivision thereof in order to prevent the Issuer from becoming subject to United States federal, state or local income taxes on a net income basis or any material other taxes to which the Issuer would not otherwise be subject.

(b)           The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including, to the extent required, holding regular board of directors', board of members', shareholders' and members', or other similar, meetings) are followed.  Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (other than the Co-Issuer and any Blocker Subsidiaries), (ii) the Co-Issuer shall not have any subsidiaries and (iii) except to the extent contemplated in the Administration Agreement or the Issuer's declaration of trust by Appleby Trust (Cayman) Ltd., (x) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors) or (B) except as contemplated by the Portfolio Management Agreement, the Memorandum and Articles or the Administration Agreement, engage in any transaction with any shareholder or member (as applicable) that would constitute a conflict of interest and (y) the Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial records, (F) pay its own liabilities out of its own funds, (G) maintain an arm's length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person and (J) correct any known misunderstanding regarding its separate identity.

(c)           With respect to any Blocker Subsidiary:

(i)          the Issuer shall not permit such Blocker Subsidiary to incur any indebtedness (other than the guarantee and grant of security interest in favor of the Trustee described in Section 7.4(c)(vii) below);

(ii)          the constitutive documents of such Blocker Subsidiary shall provide that (A) recourse with respect to the costs, expenses or other liabilities of such Blocker Subsidiary shall be solely to the assets of such Blocker Subsidiary and no creditor of such Blocker Subsidiary shall have any recourse whatsoever to the Issuer or its assets except to the extent otherwise required under applicable law, (B) the activities and business purposes of such Blocker Subsidiary shall be limited to holding securities or obligations in accordance with Section 12.1(j) that are otherwise required to be sold pursuant to Section 12.1(i) and activities reasonably incidental thereto (including holding interests in other Blocker Subsidiaries), (C) such Blocker Subsidiary will not incur any indebtedness (other than the guarantee and grant of security interest in favor of the Trustee described in Section 7.4(c)(vii) below), (D) except as expressly permitted under this Indenture, such Blocker Subsidiary will not create, incur, assume or permit to exist any lien (other than a lien arising by operation of law and the grant of security interest in favor of the Trustee described in Section 7.4(c)(vii) below), charge or other encumbrance on any of its assets, or sell, transfer, exchange or otherwise dispose of any of its assets, or assign or sell any income or revenues or rights in respect thereof, (E) such Blocker Subsidiary will be subject to the limitations on powers set forth in the organizational documents of the Issuer, (F) if such Blocker Subsidiary is a foreign corporation for U.S. Federal income tax purposes, such Blocker Subsidiary shall file a US federal income tax return reporting all effectively connected income, if any, arising as a result of owning the permitted assets of such Blocker Subsidiary, (G) after paying Taxes and expenses payable by such Blocker Subsidiary or setting aside adequate reserves for the payment of such Taxes and expenses, such Blocker Subsidiary will promptly distribute 100% of the Cash proceeds of the assets acquired by it (net of such Taxes, expenses and reserves) to the Issuer or another Blocker Subsidiary, (H) such Blocker Subsidiary will not form or own any subsidiary or any interest in any other entity other than interests in another Blocker Subsidiary or securities or obligations held in accordance with Section 12.1(j) that would otherwise be required to be sold by the Issuer pursuant to Section 12.1(i) and (I) such Blocker Subsidiary will not acquire or hold title to any real property or  a controlling interest in any entity that owns real property;

(iii)          the constitutive documents of such Blocker Subsidiary shall provide that such Blocker Subsidiary will (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (if any), (F) pay its own liabilities out of its own funds; provided that the Issuer may pay expenses of such Blocker Subsidiary to the extent that collections on the assets held by such Blocker Subsidiary are insufficient for such purpose, (G) observe all corporate formalities and other formalities in its by-laws and its certificate of incorporation, (H) maintain an arm's length relationship with its Affiliates, (I) not have any employees, (J) not guarantee or become obligated for the debts of any other person (other than the Issuer) or hold out its credit as being available to satisfy the obligations of others (other than the Issuer), (K) not acquire obligations or securities of the Issuer, (L) allocate fairly and reasonably any overhead for shared office space, (M) use separate stationery, invoices and checks, (N) not pledge its assets for the benefit of any other Person (other than the Trustee) or make any loans or advance to any Person, (O) hold itself out as a separate Person, (P) correct any known misunderstanding regarding its separate identity and (Q) maintain adequate capital in light of its contemplated business operations;

(iv)          the constitutive documents of such Blocker Subsidiary shall provide that the business of such Blocker Subsidiary shall be managed by or under the direction of a board of at least one director and that at least one such director shall be a person who is not at the time of appointment and for the five years prior thereto has not been (A) a direct or indirect legal or beneficial owner of the Portfolio Manager, such Blocker Subsidiary or any of their respective Affiliates (excluding de minimis ownership), (B) a creditor, supplier, officer, manager or contractor of the Portfolio Manager, such Blocker Subsidiary or any of their respective Affiliates or (C) a person who controls (whether directly, indirectly or otherwise) the Portfolio Manager, such Blocker Subsidiary or any of their respective Affiliates or any creditor, supplier, officer, manager or contractor of the Portfolio Manager, such Blocker Subsidiary or any of their respective Affiliates;

(v)          the constitutive documents of such Blocker Subsidiary shall provide that, so long as the Blocker Subsidiary is owned directly or indirectly by the Issuer, upon the occurrence of the earliest of the date on which the Aggregate Outstanding Amount of each Class of Secured Notes is paid in full or the date of any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or the Co-Issuer, (x) the Issuer shall sell or otherwise dispose of all of its equity interests in such Blocker Subsidiary within a reasonable time or (y) such Blocker Subsidiary shall (A) sell or otherwise dispose of all of its property or, to the extent such Blocker Subsidiary is unable to sell or otherwise dispose of such property within a reasonable time, distribute such property in kind to its stockholders, (B) make provision for the filing of a Tax return and a return for stamp, registration, documentation or similar taxes and any action required in connection with winding up such Blocker Subsidiary, (C) liquidate and (D) distribute the proceeds of liquidation to its stockholders;

(vi)          to the extent payable by the Issuer, with respect to any Blocker Subsidiary, any expenses related to such Blocker Subsidiary will be considered Administrative Expenses pursuant to subclause (v) of clause third of the definition thereof and will be payable as Administrative Expenses pursuant to Section 11.1(a); and

(vii)          the Issuer shall cause each Blocker Subsidiary (x) to give a guarantee in favor of the Trustee pursuant to which such Blocker Subsidiary absolutely and unconditionally guarantees, to the Trustee for the benefit of the Secured Parties, the Secured Obligations (subject to limited recourse provisions equivalent (mutatis mutandis) to those contained in this Indenture) and (y) to enter into a security agreement between such Blocker Subsidiary and the Trustee pursuant to which such Blocker Subsidiary grants a perfected, first-priority  continuing security interest in all of its property to secure its obligations under such guarantee.

(d)           The Co-Issuers and the Trustee agree, for the benefit of all Holders of each Class of Notes, not to institute against any Blocker Subsidiary any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law, or a petition for its winding-up or liquidation (other than, in the case of the Issuer, a winding-up or liquidation of a Blocker Subsidiary that no longer holds any assets), until the payment in full of all Notes (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

7.5           Protection of Assets.  iii) The Issuer (or the Portfolio Manager on behalf of the Issuer) will cause the taking of such action as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Issuer (or the Portfolio Manager on its behalf) shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Sections 3.1(iii) and (iv) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Issuer (or the Portfolio Manager on its behalf) has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority.  The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Notes hereunder and to:

(i)          Grant more effectively all or any portion of the Assets;

(ii)          maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)          enforce any of the Assets or other instruments or property included in the Assets;

(v)          preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Notes in the Assets against the claims of all Persons and parties; or

(vi)          pay or cause to be paid any and all Taxes and all stamp, registration, documentation or similar taxes levied or assessed upon all or any part of the Assets and, if required to avoid or reduce the withholding, deduction, or imposition of United States income or withholding tax, and if reasonably and legally able to do so, deliver or cause to be delivered a United States Internal Revenue Service Form W-8BEN or successor applicable form and other properly completed and executed documentation, agreements, and certifications to each issuer, counterparty, paying agent, and/or any applicable taxing authority or other governmental authority as necessary to permit the Issuer to receive payments without withholding or deduction or at a reduced rate of withholding or deduction and to otherwise pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney-in-fact to prepare and file any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5.  Such designation shall not impose upon the Trustee, or release or diminish, the Issuer's and the Portfolio Manager's obligations under this Section 7.5.  The Issuer further authorizes and shall cause the Issuer's United States counsel to file without the Issuer's signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes "all assets" as the Assets in which the Trustee has a Grant.

(b)           The Trustee shall not, except in accordance with Section 5.5 or Sections 10.7(a), (b) and (c), as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee's security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

7.6           Opinions as to Assets.  On or before March 31 in each calendar year, commencing in 2014, the Issuer shall furnish to the Trustee and Moody's an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as for the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

7.7           Performance of Obligations.  (a)  The Co-Issuers, each as to itself, shall not take any action, and will use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Portfolio Manager under the Portfolio Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(b)           The Applicable Issuers may, with the prior written consent of a Majority of each Class of Notes other than the Class X Notes (except in the case of the Portfolio Management Agreement and the Collateral Administration Agreement, in which case no consent shall be required), contract with other Persons, including the Portfolio Manager, the Trustee and the Collateral Administrator, for the performance of actions and obligations to be performed by the Applicable Issuers hereunder and under the Portfolio Management Agreement by such Persons.  Notwithstanding any such arrangement, the Applicable Issuers shall remain primarily liable with respect thereto.  In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Applicable Issuers; and the Applicable Issuers will punctually perform, and use their best efforts to cause the Portfolio Manager, the Trustee, the Collateral Administrator and such other Person to perform, all of their obligations and agreements contained in the Portfolio Management Agreement, this Indenture, the Collateral Administration Agreement or any such other agreement.

(c)           The Issuer shall notify each Rating Agency within 10 Business Days after receipt of notice, or otherwise obtaining actual knowledge, of any material breach of any Transaction Document, following any applicable cure period for such breach.

7.8           Negative Covenants.  (a)  The Issuer will not and, with respect to clauses (ii), (iii), (iv), (vi), (vii), (viii), (ix) and (x) the Co-Issuer will not, in each case from and after the Closing Date:

(i)          sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Portfolio Management Agreement;

(ii)          claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code, and the Treasury regulations promulgated thereunder, or any applicable laws of the Cayman Islands or other applicable jurisdiction);

(iii)          (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby, or (B)(1) issue any additional class of securities except in accordance with Sections 2.13 and 3.2 or (2) issue any additional shares;

(iv)          (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Portfolio Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)          amend the Portfolio Management Agreement or the Designated Successor Management Agreement except pursuant to the terms thereof and Article 15 of this Indenture;

(vi)         dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)        other than as otherwise expressly provided herein, pay any distributions other than in accordance with the Priority of Payments;

(viii)       permit the formation of any subsidiaries (other than, in the case of the Issuer, the Co-Issuer and any Blocker Subsidiaries);

(ix)          conduct business under any name other than its own;

(x)           have any employees (other than directors or managers to the extent they are employees);

(xi)          sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Portfolio Management Agreement;

(xii)          enter into any Hedge Agreements except as permitted hereunder;

(xiii)          operate so as to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject to tax on a net income basis in any jurisdiction outside its jurisdiction of incorporation;

(xiv)          knowingly take any action that would reasonably be expected to cause it to be treated as a bank, insurance company or finance company for purposes of (a) any tax, securities law or other filing or submission made to any governmental authority, (b) any application made to a rating agency or (c) qualification for any exemption from tax, securities law or any other legal requirements; and

(xv)          conduct any purchases of the Secured Notes, in whole or in part, other than in connection with a Refinancing, Optional Redemption, Special Redemption, Tax Redemption or Clean-Up Call Redemption or otherwise in accordance with the Priority of Payments.

(b)           The Co-Issuer will not invest any of its assets in "securities" as such term is defined in the Investment Company Act, and will keep all of its assets in Cash.

(c)           Notwithstanding anything to the contrary contained herein, the Issuer shall not acquire any Collateral Obligation, Eligible Investment or other asset, conduct any activity or take any action if the acquisition (including the manner of acquisition), ownership, enforcement or disposition of such Collateral Obligation, Eligible Investment or other asset, the conduct of such activity or the taking of such action, as the case may be, would cause the Issuer to be engaged, or deemed to be engaged, in a trade or business within the United States for United States federal income tax purposes or otherwise to be subject to United States federal income tax on a net basis or income tax on a net income basis in any other jurisdiction except that the Issuer may hold Equity Securities, Defaulted Obligations and securities or other consideration received in an Offer pending their sale or transfer in accordance with Section 12.1(i) or Section 12.1(j), as applicable.

(d)           The Issuer and the Co-Issuer shall not be party to any agreements without including customary "non-petition" and "limited recourse" provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Portfolio Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Portfolio Manager in its sole discretion) loan trading documentation.

(e)           The Issuer shall not enter into any agreement amending, modifying or terminating any Transaction Document or its Memorandum and Articles without (in each case) the satisfaction of the Moody's Rating Condition if any Notes rated by Moody's are then Outstanding and prior written notice being provided to S&P and the Designated Successor Manager.  The Co-Issuer shall not enter into any agreement amending, modifying or terminating its limited liability agreement without (in each case) the satisfaction of the Moody's Rating Condition if any Notes rated by Moody's are then Outstanding and prior written notice being provided to S&P and the Designated Successor Manager.

(f)           The Issuer may not acquire any of the Notes (including any Notes surrendered or abandoned).  This Section 7.8(f) shall not be deemed to limit an optional or mandatory redemption pursuant to the terms of this Indenture.

(g)           The Issuer shall not fail to maintain an independent manager of the Co-Issuer under the Co-Issuer's organizational documents.

(h)           The Issuer shall not transfer its membership interest in the Co-Issuer so long as any Notes are Outstanding and the Co-Issuer shall not permit the transfer of its membership interest so long as any Notes are Outstanding.

(i)           The Issuer shall not acquire or hold title to any real property or a controlling interest in any entity that owns real property.

7.9           Statement as to Compliance.  On or before March 31 in each calendar year commencing in 2014, or immediately if there has been a Default under this Indenture and prior to the issuance of any additional notes pursuant to Section 2.13, the Issuer shall deliver to the Trustee and the Administrator (to be forwarded by the Trustee or the Administrator, as applicable, to the Portfolio Manager, the Designated Successor Manager, each Noteholder making a written request therefor and each Rating Agency) an Officer's certificate of the Issuer that, having made reasonable inquiries of the Portfolio Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

7.10           Co-Issuers May Consolidate, etc., Only on Certain Terms.  Neither the Issuer nor the Co-Issuer (the "Merging Entity") shall consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law (in the case of the Issuer) or United States and Delaware law (in the case of the Co-Issuer) and unless:

(a)           the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the "Successor Entity") (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of the Controlling Class (provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4), and (B) in any case shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Secured Notes and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided herein;

(b)           each Rating Agency shall have been notified in writing of such consolidation or merger and the Trustee shall have received written confirmation from each Rating Agency that its ratings issued with respect to the Secured Notes then rated by such Rating Agency will not be reduced or withdrawn as a result of the consummation of such transaction;

(c)           if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)           if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee and each Rating Agency an Officer's certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in sub-Section (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets, (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets and (iii) such Successor Entity will not be subject to U.S. net income tax, foreign corporate tax, be treated as engaged in a  trade or business within the United States for U.S. federal income tax purposes or otherwise subject to tax on a net income basis in any jurisdiction outside its jurisdiction of incorporation; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require at its option (and without obligation hereunder);

(e)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)           the Merging Entity shall have notified each Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Noteholder an Officer's certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 relating to such transaction have been complied with and that such consolidation, merger, transfer or conveyance will not cause the Issuer to be treated as engaged in a trade or business within the United States for federal income tax purposes or otherwise subject to tax on a net income basis in any jurisdiction outside its jurisdiction of incorporation and will not cause any Class of Notes to be deemed retired and reissued;

(g)           the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers (or, if applicable, the Successor Entity) will be required to register as an investment company under the Investment Company Act; and

(h)           after giving effect to such transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the Investment Company Act by any U.S. Person.

7.11           Successor Substituted.  Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein.  In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" or the "Co-Issuer" in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

7.12           No Other Business.  The Issuer shall not have any employees and shall not engage in any business or activity other than issuing, paying and redeeming the Notes and any additional notes issued pursuant to this Indenture, forming the Co-Issuer, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, Collateral Obligations and Eligible Investments, acquiring, holding, selling, exchanging, redeeming and pledging shares in Blocker Subsidiaries and other activities incidental thereto, including entering into the Transaction Documents to which it is a party.  The Co-Issuer shall not engage in any business or activity other than issuing and selling the Notes (other than the Class E Notes, the Class F Notes, the Reinvesting Holder Notes and the Subordinated Notes) and any additional rated notes issued pursuant to this Indenture, and other activities incidental thereto, including entering into the Transaction Documents to which it is a party.

7.13           Maintenance of Listing.  So long as any Listed Notes remain Outstanding, the Co-Issuers shall use all reasonable efforts to maintain the listing of such Notes on the Irish Stock Exchange.

7.14           Annual Rating Review; Review of Credit Estimates.  (a)  So long as any of the Secured Notes of any Class remain Outstanding, on or before March 31 in each year commencing in 2014, the Applicable Issuers shall obtain and pay for an annual review of the rating of each Class of the Secured Notes from S&P and the Class A Notes and the Class X Notes from Moody's.  The Applicable Issuers shall promptly notify the Trustee and the Portfolio Manager in writing (and the Trustee shall promptly provide the Holders and the Designated Successor Manager with a copy of such notice) if at any time the rating of any such Class of Secured Notes has been, or is known will be, changed or withdrawn.

(b)           The Issuer shall obtain and pay for (i) an annual review of any Collateral Obligation which has a Moody's Rating derived (under clause (d) of the definition thereof in Schedule 5) as set forth in clause (e)(ii) of the definition of the term "Moody's Derived Rating" in Schedule 6 and any DIP Collateral Obligation that is not publicly rated by Moody's,  (ii) upon the occurrence of a Specified Amendment, a review of any Collateral Obligation with a credit estimate from Moody's and (iii) an annual review of any Collateral Obligation which has a S&P Rating derived as set forth in clause (iii)(b) of the part of the definition of the term "S&P Rating".

7.15           Reporting.  At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note.  "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

7.16           Calculation Agent.  (a)  The Issuer hereby agrees that for so long as any Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates) to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Exhibit H hereto (the "Calculation Agent").  The Issuer hereby appoints the Trustee as Calculation Agent.  The Calculation Agent may be removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, at any time.  If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, or if the Calculation Agent fails to determine any of the information required to be published on the Irish Stock Exchange via the Companies Announcement Office, as described in sub-section (b), in respect of any Interest Accrual Period, the Issuer or the Portfolio Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer, the Portfolio Manager or their respective Affiliates.  The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)           The Calculation Agent shall be required to agree (and the Trustee as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Notes during the related Interest Accrual Period and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Notes in respect of the related Interest Accrual Period.  At such time, the Calculation Agent will communicate such rates and amounts to the Co-Issuers, the Trustee, any Paying Agent, the Portfolio Manager, Euroclear, Clearstream and, for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, the Irish Stock Exchange.  The Calculation Agent will also specify to the Co-Issuers the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor.  The Calculation Agent's determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

7.17           Certain Tax Matters.  (a)  The Issuer will not elect to be treated as other than a corporation for U.S. federal income tax purposes.

(b)           The Issuer and Co-Issuer shall file, or cause to be filed, any Tax returns, including information Tax returns, required by any governmental authority.

(c)           The Issuer shall provide to any Holder of Subordinated Notes or Reinvesting Holder Notes in a timely manner upon request therefor in the form of Exhibit I, (i) all information that a person making a "qualified electing fund" election (as defined in the Code) is required to obtain for U.S. federal income tax purposes, (ii) a "PFIC Annual Information Statement" as described in U.S. Treasury Regulations Section 1.1295-1 (or any successor Internal Revenue Service release or U.S. Treasury Regulation), including all representations and statements required by such statement, and will take any other steps reasonably necessary to facilitate such election by a Holder of Subordinated Notes or Reinvesting Holder Notes or beneficial owner, (iii) information required by a Holder of Subordinated Notes or Reinvesting Holder Notes to satisfy its obligations, if any, under U.S. Treasury Regulations Section 1.6011-4 with respect to transactions undertaken by the Issuer, (iv) a U.S. Internal Revenue Service Form 5471 (or successor form) containing such information as a U.S. shareholder of the Issuer may require and any other information that such Holder reasonably requests to assist such Holder with respect to any information return filing requirements the Holder may have under the Code, and the Treasury regulations promulgated thereunder as a result of owning Subordinated Notes or Reinvesting Holder Notes, and (v) information about distributions from or dispositions of Equity Securities issued by any entity that is not a U.S. person.  The Trustee will promptly provide the Independent certified public accountants with any information requested in writing by such Independent certified public accountants that is in possession of the Trustee and that is necessary to prepare the "PFIC Annual Information Statement".

(d)           The Issuer shall provide, or cause its Independent certified public accountants to provide, upon the request of a Holder or beneficial owner of a Subordinated Note or Reinvesting Holder Note who makes a written request therefor in the form of Exhibit J, any information that such Holder or beneficial owner reasonably requests to assist such Holder or beneficial owner with regard to filing requirements that such Holder or beneficial owner is required to satisfy as a result of the passive foreign investment company or the controlled foreign corporation rules under the Code, including but not limited to, (i) any Holder's or beneficial owner's share of subpart F income and (ii) the Issuer's calculation of its earnings and profits as determined for U.S. federal income tax purposes for purposes of Section 1248 of the Code.

(e)           The Issuer and Co-Issuer shall prepare and file, and the Issuer shall cause each Blocker Subsidiary to prepare and file, or in each case shall hire Independent certified public accountants and such Independent certified public accountants shall cause to be prepared and filed (and, where applicable, delivered to the Issuer or holders of beneficial interests in the Notes (or any interest therein)) for each taxable year of the Issuer, the Co-Issuer and the Blocker Subsidiary the federal, state and local income tax returns and reports as required under the Code, or any tax returns or information tax returns required by any governmental authority which the Issuer, the Co-Issuer or the Blocker Subsidiary are required to file (and, where applicable, deliver).

(f)           Notwithstanding anything herein to the contrary, the Portfolio Manager, the Designated Successor Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Placement Agent, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons.  This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Portfolio Manager, the Designated Successor Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Placement Agent or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(g)           The Co-Issuers will, and each holder of a beneficial interest in a Note (or any interest therein) (including, for purposes of this Section 7.17, any Holder) will be deemed to have represented and agreed to, treat the Secured Notes as debt of the Issuer only and the Subordinated Notes as equity of the Issuer for all United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and to take no action inconsistent with such treatment unless otherwise required by any relevant taxing authority.

(h)           Each holder of a beneficial interest in a Note (or any interest therein) will timely furnish the Issuer or its agents any U.S. federal income tax forms or certifications (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or any successors to such IRS forms) that the Issuer or its agents may reasonably request, and any documentation, agreements, certifications or information that is reasonably requested by the Issuer or its agents (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) to enable the Issuer or its agents to satisfy reporting and other obligations under the Code and Treasury Regulations, and shall update or replace such documentation and information in accordance with its terms or subsequent amendments, and acknowledges that the failure to provide, update or replace any such documentation or information may result in the imposition of withholding or back-up withholding upon payments to such holder.  Amounts withheld pursuant to applicable tax laws will be treated as having been paid to a holder by the Issuer.

(i)           Each holder of a beneficial interest in a Note (or any interest therein) will provide the Issuer and its authorized delegates with any correct, complete and accurate information that may be required for the Issuer to achieve FATCA Compliance and will take any other actions necessary for the Issuer to achieve FATCA Compliance.  It understands and acknowledges that, in the event that it fails to provide such information or take such actions, (A) the Issuer is authorized to withhold on "passthru payments" (as defined in the Code) and to withhold on amounts otherwise distributable to any Holder as compensation for any amount withheld from payments to the Issuer or the underlying issuer as a result of such failure, and (B) notwithstanding anything to the contrary, to the extent necessary to avoid an adverse effect on the Issuer or any Holder of Notes as a result of such failure, the Issuer will have the right to compel the Holder to sell its Notes or, if the Holder does not sell its Notes within 10 Business Days after notice from the Issuer or an authorized delegate acting on its behalf, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Notes (subject to the indemnity described in Section 7.17(j)).  The Issuer may also assign all or a portion of each such Note a separate CUSIP number or numbers in the Issuer's sole discretion.  It understands and acknowledges that the Issuer or its agents (or any relevant intermediary) on its behalf may provide such information and any other information concerning its investment in the Notes to the IRS.

(j)           Each holder of a beneficial interest in a Note (or any interest therein) will indemnify the Issuer, any other authorized delegate acting on behalf of the Issuer in connection with the Issuer's FATCA obligations and achieving FATCA Compliance, and each of the other holders of Notes from any and all damages, costs and expenses (including any amounts of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such holder to provide, update or replace any information described in Section 7.17(h) or (i) above, or to take any other action described in Section 7.17(i) above.  This indemnification will continue with respect to any period during which the holder held a Note, notwithstanding the holder ceasing to be a holder of the Note.

(k)           Notwithstanding any provision herein to the contrary, the Issuer shall take, and shall cause each Blocker Subsidiary to take, any and all actions that may be necessary or appropriate to ensure that the Issuer and such Blocker Subsidiary satisfy any and all withholding and tax payment obligations under Code Sections 1441, 1445, 1446, and any other provision of the Code or other applicable law, and to achieve FATCA Compliance.  Without limiting the generality of the foregoing, each of the Issuer and any Blocker Subsidiary may withhold any amount that it or any advisor retained by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person.

(l)           Each holder of a beneficial interest in a Note (or any interest therein), if not a "United States person" (as defined in Section 7701(a)(30) of the Code), either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) if a bank (within the meaning of Section 881(c)(3)(A) of the Code), after giving effect to its purchase of Notes, (x) will not directly or indirectly own more than 33-1/3%, by number or value, of the Aggregate Outstanding Amount of the Notes within such Class and any other Notes subordinated to such Notes, and will not otherwise be related to the Issuer (within the meaning of section 267(b) of the Code) and (y) has not purchased the Notes in whole or in part to avoid any U.S. federal tax liability (including, without limitation, any U.S. withholding tax that would be imposed on the Notes with respect to the Collateral Obligations if held directly by the holder); (C) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States; or (D) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S.-source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(iii)) under the laws of beneficial owner's jurisdiction with respect to payments made on the Collateral Obligations held by the Issuer.

(m)           It is the intention of the parties hereto and, by its acceptance of a Note, each Holder and each beneficial owner of a Note shall be deemed to have agreed not to treat any income generated by a Note as derived in connection with the Issuer's active conduct of a banking, financing, insurance, or other similar business for purposes of Section 954(h)(2) of the Code.

(n)           Upon the Trustee's receipt of a request by a Holder or by a Person certifying that it is an owner of a beneficial interest in a Class C Note, Class D Note, Class E Note or Class F Note for the information described in United States Treasury Regulations Section 1.1275-3(b)(i) that is applicable to such Holder or beneficial owner, the Issuer shall cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information.  Any additional issuance of the Additional Notes shall be accomplished in a manner that shall allow the Independent certified public accountants of the Issuer to accurately calculate original issue discount income to Holders of the Additional Notes.

7.18           Effective Date; Purchase of Additional Collateral Obligations.  (a)  The Issuer will use commercially reasonable efforts to purchase (or enter into commitments to purchase), on or before September 5, 2013, Collateral Obligations, such that the Target Initial Par Condition is satisfied.

In addition, the Issuer (or the Portfolio Manager on its behalf) shall prepare a written report, determined as of August 5, 2013, (the "Interim Report Date"), setting forth the Aggregate Principal Balance of the Collateral Obligations, the Diversity Score, the Weighted Average Moody's Rating Factor, the Weighted Average Floating Spread and the Weighted Average Moody's Recovery Rate.  Such written report shall be delivered to the Trustee and Moody's no later than 15 Business Days after the Interim Report Date.  The Issuer will use commercially reasonable efforts to meet the following measures as of the Interim Report Date:  the Aggregate Principal Balance of the Collateral Obligations: greater than or equal to U.S.$265,000,000; the Diversity Score: greater than or equal to 60; the Weighted Average Moody's Rating Factor: less than or equal to 2500; the Weighted Average Floating Spread: greater than or equal to 3.75%%; and the Weighted Average Moody's Recovery Rate: greater than or equal to 44.0%.  Failure to meet any of the foregoing measures shall not constitute an Event of Default under this Indenture.

(b)           During the period from the Closing Date to and including the Effective Date, the Issuer will use the following funds to purchase additional Collateral Obligations in the following order:  (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account and (ii) to pay for accrued interest on any such Collateral Obligation, any amounts on deposit in the Ramp-Up Account.  In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Test and the Overcollateralization Ratio Test.

(c)           Within 20 Business Days after the Effective Date, the Issuer shall provide, or cause the Portfolio Manager on behalf of the Issuer to provide, to S&P a Microsoft Excel file ("Excel Default Model Input File") that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Portfolio Manager on behalf of the Issuer shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation:  CUSIP number (if any), LoanX identification or LIN # (if any), name of Obligor, coupon, spread (if applicable), LIBOR floor (if applicable), legal final maturity date, average life, principal balance, identification as a Cov-Lite Loan, First Lien Last Out Loan or otherwise, settlement date, S&P Industry Classification and S&P Recovery Rate.

(d)           Unless clause (e) below is applicable, within 20 Business Days after the Effective Date, the Issuer shall provide, or cause the Portfolio Manager on behalf of the Issuer to provide, the following documents: (i) to each Rating Agency, a report (which the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement) identifying the Collateral Obligations and requesting that S&P reaffirm its Initial Ratings of the Secured Notes; (ii) to the Trustee and each Rating Agency, (x) a report (which the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement) stating the following information (the "Effective Date Report"):  (A) the Obligor, principal balance, coupon/spread, stated maturity, Moody's Default Probability Rating, Moody's Industry Classification, S&P Rating and country of Domicile with respect to each Collateral Obligation as of the Effective Date and substantially similar information provided by the Issuer with respect to every other asset included in the Assets (to the extent such asset is a security or a loan), by reference to such sources as shall be specified therein and (B) as of the Effective Date, the level of compliance with, and satisfaction or non-satisfaction of, (1) the Target Initial Par Condition, (2) each Overcollateralization Ratio Test, (3) the Concentration Limitations and (4) the Collateral Quality Test (excluding the S&P CDO Monitor Test) and (y) a certificate of the Issuer (such certificate, the "Effective Date Issuer Certificate"), certifying that the Issuer has received an Accountants' Report that recalculates and compares the information set forth in the Effective Date Report (such Accountants' Report, the "Effective Date Accountants' Report"); (iii) to the Trustee, the Effective Date Accountants' Report; and (iv) to the Trustee an Opinion of Counsel confirming the matters set forth in the Opinion of Counsel regarding perfection of security interests furnished on the Closing Date with respect to the Assets Granted to the Trustee after the Closing Date.

Upon receipt of the Effective Date Report, the Trustee (if different from the Collateral Administrator) shall compare the information contained in such Effective Date Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Effective Date Report, notify the Issuer, the Collateral Administrator, the Rating Agencies and the Portfolio Manager if the information contained in the Effective Date Report does not conform to the information maintained by the Trustee with respect to the Assets.  In the event that any discrepancy exists, the Trustee and the Issuer, or the Portfolio Manager on behalf of the Issuer, shall attempt to resolve the discrepancy.  If such discrepancy cannot be resolved within five Business Days after the delivery of such a notice of discrepancy, the Portfolio Manager shall, on behalf of the Issuer, request that the Independent certified public accountants selected by the Issuer pursuant to Section 10.8 perform agreed-upon procedures on the Effective Date Report and the Trustee's records to determine the cause of such discrepancy.  If such procedures reveal an error in the Effective Date Report or the Trustee's records, the Effective Date Report or the Trustee's records shall be revised accordingly and notice of any error in the Effective Date Report shall be sent as soon as practicable by the Issuer to all recipients of such report. For the avoidance of doubt, neither the Effective Date Report nor the Effective Date Issuer Certificate shall contain or include the Effective Date Accountants' Report. The Trustee shall not disclose any Effective Date Accountants' Report it receives from such firm of Independent certified public accountants.

(e)           (x) If (1) the Issuer or the Portfolio Manager (on behalf of the Issuer), as the case may be, has not provided to Moody's both (A) an Effective Date Report described in Section 7.18(d)(ii) that shows that the Target Initial Par Condition was satisfied, each Overcollateralization Ratio Test was satisfied, the Concentration Limitations were complied with and the Collateral Quality Test (excluding the S&P CDO Monitor Test) was satisfied and (B) the Effective Date Issuer Certificate (such an Effective Date Report, together with such Effective Date Issuer Certificate, a "Passing Report") prior to the date 20 Business Days after the Effective Date or (2) any of the tests referred to in Section 7.18(d)(ii)(x)(B) above are not satisfied ((1) or (2) constituting a "Moody's Ramp-Up Failure"), then (A) the Issuer (or the Portfolio Manager on the Issuer's behalf) shall either (i) provide a Passing Report to Moody's within 35 Business Days following the Effective Date or (ii) satisfy the Moody's Rating Condition within 35 Business Days following the Effective Date and (B) if, by the 35th Business Day following the Effective Date, the Issuer (or the Portfolio Manager on the Issuer's behalf) has not provided a Passing Report to Moody's or satisfied the Moody's Rating Condition, each as described in the preceding clause (A) of this paragraph, the Issuer (or the Portfolio Manager on the Issuer's behalf) shall instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount (and may, prior to the first Payment Date, purchase additional Collateral Obligations) in an amount sufficient to enable the Issuer (or the Portfolio Manager on the Issuer's behalf) to (i) provide a Passing Report  to Moody's or (ii) satisfy the Moody's Rating Condition; provided that, in lieu of complying with the preceding clauses (A) and (B), the Issuer (or the Portfolio Manager on the Issuer's behalf) may take such action, including, but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to enable the Issuer (or the Portfolio Manager on the Issuer's behalf) to (1) provide to Moody's a Passing Report  or (2) satisfy the Moody's Rating Condition; and (y) if S&P (which must receive the report described in Section 7.18(d)(ii) to provide written confirmation of its Initial Ratings of the Secured Notes) does not provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Notes (such event, an "S&P Rating Confirmation Failure") within 35 Business Days after the Effective Date, then the Issuer (or the Portfolio Manager on the Issuer's behalf) will instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and may, prior to the first Payment Date, use such funds on behalf of the Issuer for the purchase of additional Collateral Obligations until such time as S&P has provided written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Notes; provided that, in lieu of complying with this clause (y), the Issuer (or the Portfolio Manager on the Issuer's behalf) may take such action, including, but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to enable the Issuer (or the Portfolio Manager on the Issuer's behalf) to obtain written confirmation (which may take the form of a press release or other written communication) from S&P of its Initial Ratings of the Secured Notes; it being understood that, if the events specified in both of clauses (x) and (y) occur, the Issuer (or the Portfolio Manager on the Issuer's behalf) will be required to satisfy the requirements of both clause (x) and clause (y); provided further that, in the case of each of the foregoing clauses (x) and (y), amounts may not be transferred from the Interest Collection Subaccount to the Principal Collection Subaccount if, after giving effect to such transfer, (I) the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay the full amount of the accrued and unpaid interest on any Class of Secured Notes on such next succeeding Payment Date or (II) such transfer would result in a deferral of interest with respect to the Class C Notes or Class D Notes on the next succeeding Payment Date.

(f)           The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Portfolio Manager acting on behalf of the Issuer, has acted in bad faith.  Of the proceeds of the issuance of the Notes which are not applied to pay for the purchase of Collateral Obligations purchased by the Issuer on or before the Closing Date or to pay other applicable fees and expenses, U.S.$$331,612,350 will be deposited in the Ramp-Up Account on the Closing Date.  At the direction of the Issuer (or the Portfolio Manager on behalf of the Issuer), the Trustee shall apply amounts held in the Ramp-Up Account to purchase additional Collateral Obligations from the Closing Date to and including the Effective Date as described in clause (b) above.  If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

(g)           Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix.  On or prior to the Effective Date, the Portfolio Manager shall elect the "row/column combination" of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix that shall on and after the Effective Date apply to the Collateral Obligations for purposes of determining compliance with the Moody's Diversity Test, the Maximum Moody's Rating Factor Test and the Minimum Floating Spread Test, and if such "row/column combination" differs from the "row/column combination" chosen to apply as of the Closing Date, the Portfolio Manager will so notify the Trustee.  Thereafter, at any time on written notice of one Business Day to the Trustee and the Rating Agencies, the Portfolio Manager may elect a different "row/column combination" to apply to the Collateral Obligations; provided that if:  (i) the Collateral Obligations are currently in compliance with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case then applicable to the Collateral Obligations, the Collateral Obligations must comply with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case to which the Portfolio Manager desires to change, or (ii) the Collateral Obligations are not currently in compliance with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case then applicable to the Collateral Obligations or would not be in compliance with any other Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case, the Collateral Obligations need not comply with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case to which the Portfolio Manager desires to change, so long as the level of compliance with such Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case maintains or improves the level of compliance with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case in effect immediately prior to such change; provided that if subsequent to such election the Collateral Obligations comply with any Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case, the Portfolio Manager shall elect a "row/column combination" that corresponds to a Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case in which the Collateral Obligations are in compliance.  If the Portfolio Manager does not notify the Trustee and the Collateral Administrator that it will alter the "row/column combination" of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix chosen on the Effective Date in the manner set forth above, the "row/column combination" of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix chosen on or prior to the Effective Date shall continue to apply.  Notwithstanding the foregoing, the Portfolio Manager may elect at any time after the Effective Date, in lieu of selecting a "row/column combination" of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix, to interpolate between two adjacent rows and/or two adjacent columns, as applicable, on a straight-line basis and round the results to two decimal points.

(h)           Weighted Average S&P Recovery Rate.  On or prior to the Effective Date, the Portfolio Manager shall elect the Weighted Average S&P Recovery Rate that shall on and after the Effective Date apply to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, and if such Weighted Average S&P Recovery Rate differs from the Weighted Average S&P Recovery Rate chosen to apply as of the Closing Date, the Portfolio Manager will so notify the Trustee and the Collateral Administrator.  Thereafter, at any time on written notice to the Trustee, the Collateral Administrator and S&P, the Portfolio Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided that, if:  (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations, the Collateral Obligations must comply with the Weighted Average S&P Recovery Rate case to which the Portfolio Manager desires to change, or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 2 of Schedule 6.  If the Portfolio Manager does not notify the Trustee and the Collateral Administrator that it will alter the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date in the manner set forth above, the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date shall continue to apply.

7.19           Representations Relating to Security Interests in the Assets.  (a)  The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i)          The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture.

(ii)          Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets.  The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or Tax lien filings against the Issuer.

(iii)          All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a "securities account" (as defined in Section 8-501(a) of the UCC).

(iv)          All Accounts constitute "securities accounts" under Section 8-501(a) of the UCC.

(v)          This Indenture creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)           The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i)          Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii)          The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c)           The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i)          All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC.  The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as "financial assets" within the meaning of Section 8-102(a)(9) of the UCC.

(ii)          The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii)          (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a security entitlement against the Custodian in each of the Accounts.

(iv)          The Accounts are not in the name of any Person other than the Issuer or the Trustee.  The Issuer has not consented to the Custodian to comply with the entitlement order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d)           The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)           The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)          The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e)           The Co-Issuers agree to notify the Rating Agencies promptly if they become aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without notice to S&P, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

7.20           Rule 17g-5 Compliance.  (a)  To enable the Rating Agencies to comply with their obligations under Rule 17g-5, the Information Agent shall post on a password-protected internet website, in accordance with the provisions hereof and of the Portfolio Management Agreement, all information (which shall not include any Accountants' Report) the Issuer provides to the Rating Agencies for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes.  In the case of information provided for the purposes of undertaking credit rating surveillance of the Notes, such information shall be posted on a password protected internet website in accordance with the procedures set forth in Section 7.20(b).  The Issuer shall appoint the Portfolio Manager as the Information Agent pursuant to the Portfolio Management Agreement and the sole duty of the Information Agent shall be to post such information to the 17g-5 Website in accordance with the terms of the Portfolio Management Agreement.

(b)               (i)           To the extent that a Rating Agency makes an inquiry or initiates communications with the Issuer, the Collateral Administrator, the Trustee or the Portfolio Manager that is relevant to such Rating Agency's credit rating surveillance of the Notes, all responses to such inquiries or communications from such Rating Agency shall be formulated in writing by the responding party or its representative or advisor and shall be provided to the Information Agent who shall promptly post such written response to the 17g-5 Website in accordance with the procedures set forth in Section 7.20(b)(iv) and the Portfolio Management Agreement.

(ii)          To the extent that any of the Issuer, the Portfolio Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Indenture or the Portfolio Management Agreement, the Issuer, the Portfolio Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at JMPCACLOII@JMPCredit.com, which the Information Agent shall promptly post to the 17g-5 Website in accordance with the procedures set forth in Section 7.20(b)(iv) and the Portfolio Management Agreement.

(iii)          The Issuer and the Portfolio Manager (and their respective representatives and advisors) shall be permitted (but shall not be required) to orally communicate with the Rating Agencies regarding any Collateral Obligation or the Notes; provided that such party summarizes the information provided to the Rating Agencies in such communication and provides the Information Agent with such summary in accordance with the procedures set forth in this Section 7.20 within one Business Day of such communication taking place.  The Information Agent shall post such summary on the 17g-5 Website in accordance with the procedures set forth in Section 7.20(b)(iv) and the Portfolio Management Agreement.  For the avoidance of doubt, neither audio nor video recordings shall be delivered to the Information Agent and if such recordings are delivered to the Information Agent, the Information Agent is not required to post such recordings on the 17g-5 Website unless it otherwise consents.

(iv)         All information to be made available to the Rating Agencies pursuant to this Section 7.20(b) shall be made available on the 17g-5 Website.  Information will be posted by the Information Agent on the same Business Day of receipt provided that such information is received by the Information Agent by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m. (Eastern time), on the next Business Day in accordance with Portfolio Management Agreement.  The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be.  In the event that any information is delivered or posted in error, the Portfolio Manager on the Issuer's behalf may cause it to be removed from the 17g-5 Website.  None of the Trustee, the Portfolio Manager, the Collateral Administrator or the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website.  Access will be provided by the Issuer or the Portfolio Manager (on the Issuer's behalf) to (A) any NRSRO (other than the Rating Agencies) upon receipt by the Issuer and the Portfolio Manager of an NRSRO Certification from such NRSRO (which may be submitted electronically via the 17g-5 Website) and (B) the Rating Agencies, without submission of an NRSRO Certification.  Questions regarding delivery of information to the Information Agent may be directed to the Information Agent.

(v)          In connection with providing access to the 17g-5 Website, the Issuer and/or the Portfolio Manager may require registration and the acceptance of a disclaimer.  The Information Agent, the Issuer and the Portfolio Manager shall not be liable for unauthorized disclosure of any information that it disseminates in accordance with this Section 7.20(b) and solely in respect of the Information Agent, the Portfolio Management Agreement and makes no representations or warranties as to the accuracy or completeness of information made available on the 17g-5 Website.  The Information Agent shall not be liable for its failure to make any information available to the Rating Agencies or NRSROs unless such information was delivered to the Information Agent at the email address set forth in Section 7.20(b)(ii) and in accordance with the Portfolio Management Agreement.

(vi)          For the avoidance of doubt, no report of Independent certified public accountants (including, without limitation, any Effective Date Accountants' Report) shall be provided to or otherwise shared with any Rating Agency and under no circumstances shall any such report be posted to the 17g-5 Website.

(vii)         The Trustee shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Notes or for the purposes of determining the initial credit rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes with any Rating Agency or any of its respective officers, directors or employees.

(viii)        The Trustee will not be responsible for creating the 17g-5 Website, posting any information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 or any other law or regulation.  In no event shall the Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance by the 17g-5 Website with this Indenture, Rule 17g-5 or any other law or regulation.

(ix)          The Information Agent and the Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Co-Issuers, the Rating Agencies, an NRSRO, any of their respective agents or any other party.  None of the Information Agent, the Portfolio Manager or the Trustee shall be liable for the use of the information posted on the 17g-5 Website, whether by the Co-Issuers, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g5 Website or the information posted thereon.

(x)          Notwithstanding anything therein to the contrary, the maintenance by the Trustee of the Trustee's Website described in Article 10 shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

7.21           Filings.  The Issuer, the Co-Issuer or any Blocker Subsidiary, as applicable, shall, upon receipt of written notice of any Bankruptcy Filing, to the extent funds are available for such purpose, timely file an answer and any other appropriate pleading objecting to any such Bankruptcy Filing.  The reasonable fees, costs, charges and expenses incurred by the Issuer, Co-Issuer or any Blocker Subsidiary (including reasonable attorneys' fees and expenses) in connection with taking any such action shall be paid as "Administrative Expenses".

7.22           Article 122a of the CRD.  The Issuer shall ensure (by obtaining a signed Retention of Net Economic Interest Letter from the Retention Provider on each date that a Monthly Report is delivered pursuant to Section 10.6) compliance by the Retention Provider with its obligations under the Retention of Net Economic Interest Letter to (i) at all times hold or have one of its wholly-owned subsidiaries (provided that any such subsidiary shall be consolidated at the group level) hold the Retained Amount in accordance with option (d) of paragraph 1 of Article 122a of the CRD, (ii) not change the manner in which it or its wholly-owned subsidiary (provided that any such subsidiary shall be consolidated at the group level) retain the Retained Amount, except to the extent permitted under Article 122a of the CRD and (iii) not enter into any credit risk mitigation, short position or any other credit risk hedge or credit risk hedging arrangement of any kind with respect to the Retained Amount, except to the extent permitted under Article 122a of the CRD.

8.           Supplemental Indentures

8.1           Supplemental Indentures Without Consent of Noteholders.  (a)  Without the consent of the Holders of any Notes (except any consent required by clause (iii), (viii), (x), (xi) or (xvi) below) the Co-Issuers, when authorized by Board Resolutions, at any time and from time to time, may, without an Opinion of Counsel being provided to the Co-Issuers or the Trustee as to whether or not any Class of Notes would be materially and adversely affected thereby (except in the case of clause (iii) or (xi) below), enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes; provided that with respect to any proposed supplemental indenture described in clauses (i) through (xvi) below, so long as the Designated Class A Voting Condition is satisfied, if the Designated Class A Owner determines in good faith and has provided written notice to the Trustee at least 3 Business Days prior to the execution of such supplemental indenture that the Designated Class A Owner would be materially and adversely affected thereby, the Trustee and the Co-Issuers shall not enter into such supplemental indenture without the consent of the Designated Class A Owner:

(i)           to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Notes;

(ii)          to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Secured Parties;

(iii)          to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes; provided, that, if the Holders of any Class of Notes would be materially and adversely affected by such supplemental indenture entered into pursuant to this clause (iii), the consent to such supplemental indenture has been obtained from a Majority of each such Class (other than the Class X Notes);

(iv)          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)          to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)          to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder; provided that the Trustee receives an Opinion of Counsel that such modifications accurately reflect changes in ERISA or other applicable law or regulation or enable the Co-Issuers to rely upon an exemption from registration under the Securities Act or the Investment Company Act;

(vii)         to make such changes as shall be necessary or advisable in order for the Listed Notes to be or remain listed on an exchange, including the Irish Stock Exchange;

(viii)        otherwise to correct any inconsistency or cure any ambiguity, omission or manifest errors in this Indenture with the consent of the Designated Class A Owner for so long as the Designated Class A Voting Condition is satisfied (but without the consent of the holders of any other Class of Secured Notes), or to conform the provisions of this Indenture to the Offering Circular;

(ix)          to take any action advisable to prevent the Issuer, any Blocker Subsidiary or the Holders of any Class of Notes from becoming subject to (or to otherwise minimize) withholding or other Taxes, fees or assessments, including by achieving FATCA Compliance, or to prevent the Issuer from being treated, or to reduce the risk of being treated, as engaged in a trade or business within the United States for United States federal income tax purposes or otherwise being subject to tax on a net income basis in any jurisdiction outside its jurisdiction of incorporation;

(x)           at any time during the Reinvestment Period, subject to the consent of a Majority of the Subordinated Notes and the Portfolio Manager and, unless only additional Subordinated Notes are being issued, a Majority of the Controlling Class, to make changes to facilitate (A) issuance by the Co-Issuers of additional securities of any one or more new classes that are fully subordinated to the existing Secured Notes (or to the most junior class of securities of the Issuer (other than the Reinvesting Holder Notes and the Subordinated Notes) issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Notes is then Outstanding), provided that any such additional issuance of securities shall be issued in accordance with this Indenture, including Sections 2.13 and 3.2; (B) issuance by the Co-Issuers of additional securities of any one or more existing Classes (other than the Class X Notes and the Reinvesting Holder Notes), provided that any such additional issuance of securities shall be issued in accordance with this Indenture, including Sections 2.13 and 3.2; or (C) issuance by the Co-Issuers of replacement securities in connection with a Refinancing in accordance with this Indenture;

(xi)          to evidence any waiver by any Rating Agency as to any requirement in this Indenture that such Rating Agency confirm (or to evidence any other elimination of any requirement in this Indenture that any Rating Agency confirm) that an action or inaction by the Issuer or any other Person will not result in a reduction or withdrawal of its then-current rating of any Class of Secured Notes as a condition to such action or inaction; provided that with respect to any proposed supplemental indenture pursuant to this clause, if a Majority of the Controlling Class has provided written notice to the Trustee at least one Business Day prior to the execution of such supplemental indenture that the Controlling Class would be materially and adversely affected thereby, the Trustee and the Co-Issuers shall not enter into such supplemental indenture without the consent of a Majority of the Controlling Class and a Majority of each other Class of Secured Notes (other than the Class X Notes) materially and adversely affected thereby and, if the Subordinated Notes are materially and adversely affected thereby, a Majority of the Subordinated Notes;

(xii)         to modify the procedures in this Indenture relating to compliance with Rule 17g-5;

(xiii)        to change the name of the Issuer or the Co-Issuer;

(xiv)        to accommodate the settlement of the Notes in book-entry form through the facilities of DTC or otherwise;

(xv)         to authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class of Notes on the Irish Stock Exchange or any other stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith; or

(xvi)        subject to the consent of a Majority of the Subordinated Notes (but without the consent of the Holders of any Class of Secured Notes), (x) in connection with an Optional Redemption by Refinancing involving the issuance of additional securities, to accommodate the issuance of such additional securities and to establish the terms thereof or (y) in connection with an Optional Redemption by Refinancing involving secured loans, to accommodate borrowings under such secured loans and to establish the terms thereof.

(b)           With the consent of a Majority of the Controlling Class (in the sole discretion of the Holders of the Controlling Class of Notes) (but without the consent of the Holders of any other Class of Notes) and the Portfolio Manager, the Trustee and the Co-Issuers may enter into one or more indentures supplemental hereto:

(i)           to conform to ratings criteria and other guidelines (including any alternative methodology published by either of the Rating Agencies) relating to collateral debt obligations in general published by either of the Rating Agencies;

(ii)          to amend, modify or otherwise accommodate changes to this Indenture relating to the administrative procedures necessary (in accordance with the then current Rating Agency policy) to satisfy the Moody's Rating Condition;

(iii)          to modify the definition of "Credit Improved Obligation", "Defaulted Obligation", "Equity Security" or "Credit Risk Obligation" in a manner not materially adverse to any Holders of any Class of Notes as evidenced by an officer's certificate of the Portfolio Manager to the effect that such modification would not be materially adverse to the Holders of any Class of Notes; or

(iv)          to make any other change that does not materially and adversely affect the rights of the Holders.

(c)              (i) If any Class A Notes are then Outstanding and are rated by Moody's and if any supplemental indenture modifies or amends any component of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix or the definitions related thereto, such supplemental indenture shall be subject to (i) the consent of the Designated Class A Owner so long as the Designated Class A Voting Condition is satisfied, and (ii) either (x) satisfaction of the Moody's Rating Condition (or deemed inapplicability thereof pursuant to Section 14.16) or (y) the consent of each Holder of a Class A Note to such supplemental indenture following notice to each such Holder that the then-current rating of the Class A Notes may be reduced or withdrawn as a result of such supplemental indenture.  For the avoidance of doubt, the satisfaction, or deemed inapplicability pursuant to Section 14.16 of the Moody's Rating Condition shall not imply that the Holders are not materially and adversely affected by such supplemental indenture; and

(ii)          if any supplemental indenture permits the Issuer to enter into a Synthetic Security or other hedge, swap or derivative transaction (each, a "Hedge Agreement"), the consent of a Majority of the Controlling Class and the consent of a Majority of the Subordinated Notes to such supplemental indenture must be obtained and such supplemental indenture shall require that, before entering into any such Hedge Agreement, the following additional conditions must be satisfied: (A) the Issuer's entry into such Hedge Agreement or Synthetic Security will not cause it to be considered a "commodity pool" as defined in Section 1a(10) of the Commodity Exchange Act, as amended, (B) the Issuer receives an Opinion of Counsel that the Issuer's entering into such Hedge Agreement or Synthetic Security will not, in and of itself, cause the Issuer to become a "hedge fund or a private equity fund" as defined for the purposes of Section 13 of the Bank Holding Company Act, as amended, and (C) the Moody's Rating Condition is satisfied (or deemed inapplicable pursuant to Section 14.16) and S&P has been notified with respect to the Issuer's entering into such Hedge Agreement or Synthetic Security and such Hedge Agreement or Synthetic Security shall comply with S&P's then-current criteria with respect to hedge counterparties.

8.2           Supplemental Indentures With Consent of Noteholders.  With the consent of the Portfolio Manager and a Majority of each Class of Notes (other than the Class X Notes) materially and adversely affected thereby, if any, by Act of the Holders of such Majority of each Class of Notes materially and adversely affected thereby delivered to the Trustee and the Co-Issuers, the Trustee and the Co-Issuers may, subject to the requirement provided below in Section 8.3 with respect to the ratings of each Class of Secured Notes, execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture; provided that (x) a supplemental indenture amending or modifying the Weighted Average Life Test shall require the consent of a Majority of the Controlling Class in addition to the consent of a Majority of the Notes of each other Class materially and adversely affected thereby and (y) notwithstanding anything in this Indenture to the contrary (including as provided in Section 8.1(c)), no such supplemental indenture shall, without the consent of the Portfolio Manager and each Holder of each Outstanding Note of each Class (including, for the avoidance of doubt, the Class X Notes) materially and adversely affected thereby:

(i)          change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the rate of interest thereon or the Redemption Price with respect to any Note, or change the earliest date on which Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Notes or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Notes or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)          reduce or increase the percentage of the Aggregate Outstanding Amount of Holders of each Class of Notes whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;

(iii)          impair or adversely affect the Assets except as otherwise permitted in this Indenture;

(iv)          except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Note of the security afforded by the lien of this Indenture;

(v)          reduce or increase the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee's election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi)          modify any of the provisions of this Indenture with respect to entering into supplemental indentures, except to increase the percentage of Outstanding Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note Outstanding affected thereby;

(vii)          modify the definition of the term "Controlling Class", the definition of the term "Outstanding" or the Priority of Payments set forth in Section 11.1(a); or

(viii)          modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Note, or the calculation of the amount of distributions payable to the Subordinated Notes, or to affect the rights of the Holders of any Notes to the benefit of any provisions for the redemption of such Notes contained herein.

Notwithstanding any other provision relating to supplemental indentures in this Section 8, after the expiration of the Non-Call Period, no consent to a supplemental indenture will be required from any Holder of any Class of Secured Notes that, upon giving effect to such supplemental indenture, will be fully redeemed; provided that (i) such supplemental indenture will not result in a reduction of the Redemption Price required to effect such redemption, as set forth herein prior to such supplement or amendment and (ii) such supplement or amendment is solely for the purpose of effecting the foregoing redemption.

8.3           Execution of Supplemental Indentures.  (a)  The Trustee shall join in the execution of any such supplemental indenture and make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which, as reasonably determined by the Trustee, affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b)           With respect to any supplemental indenture permitted by Section 8.1 or 8.2 the consent to which is expressly required pursuant to such Section from all or a Majority of Holders of each, or any specified, Class of Notes materially and adversely affected thereby, the Trustee shall be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) or, solely with respect to any supplemental indenture permitted by Sections 8.1(a) or (b) the consent to which is expressly required pursuant to such Section from all or a Majority of Holders of each Class of Notes (other than the Class X Notes in the case of a vote that requires Majority consent) materially and adversely affected thereby, an Officer's certificate of the Portfolio Manager, as to whether or not the Holders of any Class of Notes would be materially and adversely affected by a supplemental indenture, provided that if the Holders of 33-1/3% in Aggregate Outstanding Amount of the Notes of such Class have provided written notice to the Trustee at least one Business Day prior to the execution of such supplemental indenture that such Class would be materially and adversely affected thereby, the Trustee shall not be entitled so to rely upon an Opinion of Counsel or Officer's certificate of the Portfolio Manager as to whether or not the Holders of such Class would be materially and adversely affected by such supplemental indenture and the Trustee shall not enter into such supplemental indenture without the consent of a Majority of such Class (excluding the Class X Notes) (or the consent of all Holders of such Class (including the Class X Notes), in the case of a supplemental indenture listed in the proviso to Section 8.2(a)).  Such determination shall be conclusive and binding on all present and future Holders of the Notes.  In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied.  The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel or an Officer's certificate of the Portfolio Manager.

(c)           At the cost of the Co-Issuers, for so long as any Notes shall remain Outstanding, not later than 20 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 or 8.2, the Trustee shall deliver to the Portfolio Manager, the Designated Successor Manager, the Collateral Administrator, the Rating Agencies and the Noteholders a notice attaching a copy of such supplemental indenture and indicating the proposed date of execution of such supplemental indenture.  Following such delivery by the Trustee, if any changes are made to such supplemental indenture other than to correct typographical errors or to adjust formatting, then at the cost of the Co-Issuers, for so long as any Notes shall remain Outstanding, not later than 10 Business Days prior to the execution of such proposed supplemental indenture (provided that the execution of such proposed supplemental indenture shall not in any case occur earlier than the date 20 Business Days after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this Section 8.3(c)), the Trustee shall deliver to the Portfolio Manager, the Designated Successor Manager, the Collateral Administrator, the Rating Agencies and the Noteholders a copy of such supplemental indenture as revised, indicating the changes that were made.  At the cost of the Co-Issuers, the Trustee shall provide to the Noteholders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution.  Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(d)           It shall not be necessary for any Act of Noteholders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Noteholders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(e)           The Portfolio Manager shall not be bound to comply with any amendment or supplement to this Indenture until it has received written notice of such amendment or supplement and a copy of any such amendment or supplement from the Issuer or the Trustee.  The Issuer agrees that it will not execute, deliver or permit to become effective any supplement or amendment to this Indenture which would (i) increase the existing, or impose additional duties, services or liabilities of, reduce or eliminate any right or privilege of (including as a result of an effect on the amount or priority of any fees or other amounts payable to the Portfolio Manager), or materially or adversely change the economic consequences to, the Portfolio Manager, (ii) modify the restrictions on the Sales of Collateral Obligations or (iii) expand or restrict the Portfolio Manager's discretion, and the Portfolio Manager shall not be bound thereby unless the Portfolio Manager shall have consented in advance thereto in writing.  No amendment to this Indenture will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing.  No amendment to this Indenture will be effective against the Designated Successor Manager if such amendment would adversely affect the Designated Successor Manager, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Designated Successor Manager, unless the Designated Successor Manager otherwise consents in writing.

(f)           For so long as any Notes are listed on the Irish Stock Exchange and the guidelines of such exchange shall so require, the Issuer shall notify the Irish Stock Exchange of any material modification to this Indenture.

8.4           Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

8.5           Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered, including as part of a transfer, exchange or replacement pursuant to Article 2 of Notes originally issued hereunder, after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Applicable Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Applicable Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

9.           Redemption Of Notes

9.1           Mandatory Redemption.  If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account pursuant to the Priority of Payments on the related Payment Date to make payments on the Notes.

9.2           Optional Redemption.  (a)  The Secured Notes shall be redeemable by the Applicable Issuers, on any Business Day after the Non-Call Period, at the written direction of a Majority of the Subordinated Notes, as follows: based upon such written direction, (i) the Secured Notes shall be redeemed in whole (with respect to all Classes of Secured Notes) but not in part from Sale Proceeds and/or Refinancing Proceeds or other Available Funds; or (ii) the Secured Notes shall be redeemed in part by Class from Refinancing Proceeds or other Available Funds (so long as any Class of Secured Notes to be redeemed represents not less than the entire Class of such Secured Notes); provided that any redemption from Refinancing Proceeds shall require the consent of the Portfolio Manager, which consent shall not be unreasonably withheld.  In connection with any redemption of the Secured Notes, the Secured Notes shall be redeemed at the applicable Redemption Prices.  To effect an Optional Redemption pursuant to this clause (a), a Majority of Subordinated Notes must provide the above described written direction to the Issuer and the Trustee not later than 45 days prior to the Redemption Date (or such shorter term as agreed to by the Issuer and Trustee) on which such redemption is to be made; provided that all Secured Notes to be redeemed must be redeemed simultaneously. Any supplemental indentures required in connection with such a redemption using Refinancing Proceeds shall require the consent of a Majority of the Subordinated Notes in accordance with Section 8.1(a)(xvi).

(b)           Upon receipt of a notice of redemption of the Secured Notes in whole but not in part pursuant to Section 9.2(a)(i) (subject to Sections 9.2(d) and 9.2(e) with respect to a redemption from proceeds that include Refinancing Proceeds), the Portfolio Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Notes to be redeemed and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) payable under the Priority of Payments, including the reasonable fees, costs, charges and expenses incurred by the Co-Issuers, the Trustee and the Collateral Administrator (including reasonable attorneys' fees and expenses) in connection with such redemption.  If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Notes and to pay such fees and expenses, the Secured Notes may not be redeemed.  The Portfolio Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.  In connection with any Optional Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

(c)           The Subordinated Notes and the Reinvesting Holder Notes may be redeemed, in whole but not in part, on any Business Day on or after the redemption or repayment in full of the Secured Notes, at the direction of either (i) the Portfolio Manager (only so long as JMP or any of its Affiliates is the Portfolio Manager) or (ii) a Majority of the Subordinated Notes.

(d)           In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), the Secured Notes may, after the Non-Call Period, be redeemed in whole from Refinancing Proceeds and Sale Proceeds or in part by Class from Refinancing Proceeds as provided in Section 9.2(a)(ii) by a Refinancing; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below.

(e)           In the case of a Refinancing upon a redemption of the Secured Notes in whole but not in part pursuant to Section 9.2(d), such Refinancing will only be effective if (i) the Refinancing Proceeds, all Sale Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, and all other available funds will be at least sufficient to redeem simultaneously the Secured Notes, in whole but not in part, and to pay the other amounts included in the aggregate Redemption Prices and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Co-Issuers, the Trustee and the Collateral Administrator (including reasonable attorneys' fees and expenses) in connection with such Refinancing, (ii) the Sale Proceeds, Refinancing Proceeds and other Available Funds are used (to the extent necessary) to make such redemption and (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(d) and Section 2.7(j).

(f)           In the case of a Refinancing upon a redemption of the Secured Notes in part by Class pursuant to Section 9.2(d), such Refinancing will only be effective if: (i) the Moody's Rating Condition has been satisfied (or deemed inapplicable pursuant to Section 14.16) with respect to any remaining Class A Notes or Class X Notes that were not the subject of the Refinancing and S&P has been notified with respect to any remaining Secured Notes that were not the subject of such Refinancing, (ii) the Refinancing Proceeds will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Notes subject to Refinancing, (iii) the Refinancing Proceeds are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in the Section 13.1(d) and Section 2.7(j), (v) the aggregate principal amount of any obligations providing the Refinancing is no greater than the Aggregate Outstanding Amount of the Secured Notes being redeemed with the proceeds of such obligations, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Notes being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds (except for expenses owed to persons that the Portfolio Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with the Priority of Payments), (viii) the interest rate of any obligations providing the Refinancing will not be greater than the interest rate of the Secured Notes subject to such Refinancing, (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Notes being refinanced, (x) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Notes being refinanced and (xi) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Trustee to the effect that (A) any remaining Class A Notes, Class X Notes, Class B Notes, Class C Notes or Class D Notes that were not the subject of the Refinancing will, and any remaining Class E Notes that were not the subject of Refinancing should, be treated as debt for U.S. federal income tax purposes and (B) any obligations providing the refinancing will be treated as debt (or, in the case of any obligations providing refinancing for the Class E Notes, to the effect that such obligations should be treated as debt) for U.S. federal income tax purposes.

(g)           The Holders of the Subordinated Notes will not have any cause of action against any of the Co-Issuers, the Portfolio Manager, the Designated Successor Manager,  the Collateral Administrator or the Trustee for any failure to obtain a Refinancing.  If a Refinancing is obtained meeting the requirements specified above as certified by the Portfolio Manager, the Issuer and the Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Notes (other than a Majority of the Subordinated Notes).  The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Officer's certificate and/or Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such opinion of counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture (except that such Officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds).

(h)           In the event of any redemption pursuant to this Section 9.2, the Issuer shall, at least 45 days prior to the Redemption Date (or such shorter time period as agreed to by the Trustee), notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the applicable Redemption Prices.

9.3           Tax Redemption.  (a)  The Notes shall be redeemed in whole but not in part (any such redemption, a "Tax Redemption") at the written direction (delivered to the Trustee at least 30 days prior to the proposed redemption date (unless the Trustee and the Portfolio Manager agree to a shorter notice period)) of (x) a Majority of any Affected Class or (y) a Majority of the Subordinated Notes, in either case, following (I) the occurrence and continuation of a Tax Event with respect to payments under one or more Collateral Obligations forming part of the Assets which results in a payment by, or charge or Tax burden to, the Issuer that results or will result in the withholding of 5% or more of scheduled distributions for any Collection Period or (II) the occurrence and continuation of a Tax Event resulting in a Tax burden on the Issuer in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

(b)           In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

(c)           Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Portfolio Manager, the Holders and each Rating Agency thereof.

(d)           Upon receipt of a notice of a Tax Redemption of the Notes, the Portfolio Manager (in its sole discretion) will direct the sale (and the manner thereof) in accordance with the provisions of the Portfolio Management Agreement of all or part of the Collateral Obligations and other Assets in an amount sufficient to pay, together with all other funds available for such purpose in the Collection Account and the Payment Account, the Redemption Prices of the Notes to be redeemed (or with respect to any Class of Notes the Holders of which have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the holders of such Class, such lesser amount that the holders of such Class have elected to receive) and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) payable under the Priority of Payments. If the proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Notes and to pay such fees and expenses, the Notes may not be redeemed. The Portfolio Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(e)           If an Officer of the Portfolio Manager obtains actual knowledge of the occurrence of a Tax Event, the Portfolio Manager shall promptly notify the Issuer, the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Notes and each Rating Agency thereof.

9.4           Redemption Procedures.  (a)  In the event of any redemption pursuant to Section 9.2, the written direction of a Majority of the Subordinated Notes and/or, if applicable, the Portfolio Manager, to the extent required thereby, shall be provided to the Issuer, the Trustee and (if such redemption is pursuant to Section 9.2(c) and is not being directed by the Portfolio Manager) the Portfolio Manager not later than 45 days prior to the Redemption Date (or such shorter term as agreed to by the Issuer and the Trustee) on which such redemption is to be made (which date shall be designated in such direction).  In the event of any Tax Redemption pursuant to Section 9.3, the written direction of the relevant Affected Class(es) or Majority of the Subordinated Notes shall be provided to the Issuer, the Trustee and the Portfolio Manager not later than 30 days prior to the Payment Date on which such redemption is to be made (which date shall be designated in such direction).  In the event of any redemption pursuant to Section 9.2, 9.3 or 9.7, a notice of redemption shall be given by first class mail, postage prepaid, mailed not later than nine Business Days prior to the applicable Redemption Date, to each Holder of Notes, at such Holder's address in the Note Register and each Rating Agency.  So long as any Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of redemption pursuant to Section 9.2 or 9.3 shall also be given to the Holders thereof by publication on the Irish Stock Exchange via the Companies Announcement Office.

(b)           All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)          the applicable Redemption Date;

(ii)         the Redemption Prices of the Notes to be redeemed;

(iii)        that all of the Notes to be redeemed are to be redeemed in full and that interest on such Notes shall cease to accrue on the Redemption Date specified in the notice;

(iv)        the place or places where Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2; and

(v)         if all Secured Notes are being redeemed, whether the Subordinated Notes are to be redeemed in full on such Redemption Date.

The Co-Issuers may withdraw any notice of redemption delivered pursuant to Section 9.2 (or any notice of redemption delivered pursuant to Section 9.3, if proceeds of the Assets will be insufficient to pay, together with other required amounts, the Redemption Price of any Class of Secured Notes, and Holders of such Class have not elected to receive the lesser amount that will be available), following good faith efforts by the Issuer and the Portfolio Manager to facilitate such redemption, (x) if Sale Proceeds are being used to redeem the Secured Notes, on any day up to and including the day on which the Portfolio Manager is required to deliver to the Trustee the sale agreement or agreements or certifications as described in Section 9.4(c), and (y) if Refinancing Proceeds (but not Sale Proceeds) are being used to redeem the Secured Notes, on any day up to and including the day on which the Secured Notes are scheduled to be so redeemed.  Any withdrawal of such notice of an Optional Redemption will be made by written notice to the Trustee and the Portfolio Manager and any withdrawal after the day on which the Holders of the Notes were notified of such redemption in accordance with this Section 9.4 will be made only if the Portfolio Manager will be unable to deliver the sale agreement or agreements or certifications described in Section 9.4(c) and Sections 12.1(e) and 12.1(f).  If the Co-Issuers so withdraw any notice of an Optional Redemption or Tax Redemption or are otherwise unable to complete a redemption of the Notes pursuant to Section 9.2 or 9.3, the proceeds received from the sale of any Collateral Obligations and other Assets sold in contemplation of such redemption may be reinvested in accordance with the Investment Criteria during the Reinvestment Period at the Portfolio Manager's sole discretion (on behalf of the Issuer).

Notice of redemption pursuant to Section 9.2, 9.3 or 9.4 shall be given by the Co-Issuers or, upon an Issuer Order, by the Trustee in the name and at the expense of the Co-Issuers.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(c)           Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Notes may be optionally redeemed unless (i) at least five Business Days before the scheduled Redemption Date the Portfolio Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee, that the Portfolio Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least "A-1" by S&P and at least "P-1" by Moody's to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and any accrued and unpaid Senior Management Fees, in each case, payable in accordance with the Priority of Payments and redeem all of the Secured Notes on the scheduled Redemption Date at the applicable Redemption Prices (or in the case of any Class of Secured Notes, such lesser amount that the Holders of such Class have elected to receive, in the case of a Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Portfolio Manager shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) for each Collateral Obligation, the product of its Principal Balance and its Market Value and its Applicable Advance Rate, shall exceed the sum of (x) the aggregate Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of a Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) of the Outstanding Secured Notes and (y) all Administrative Expenses (regardless of the Administrative Expense Cap) and any accrued and unpaid Senior Management Fees, in each case, payable under the Priority of Payments.  Any certification delivered by the Portfolio Manager pursuant to this Section 9.4(c) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(c).  Any Holder of Notes, the Portfolio Manager or any of the Portfolio Manager's Affiliates shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

9.5           Notes Payable on Redemption Date.  (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, subject to Section 9.4(c) and the Co-Issuers' right to withdraw any notice of redemption pursuant to Section 9.4(b), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Notes shall cease to bear interest on the Redemption Date.  Upon final payment on a Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that in the absence of notice to the Applicable Issuers or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender, if the Trustee and the Applicable Issuers shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate.  Payments of interest on Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(f).

(b)           If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.

9.6           Special Redemption.  Principal payments on the Secured Notes shall be made, in whole or in part, on any Payment Date in accordance with the Priority of Payments (whether during or after the Non-Call Period) if, after the Effective Date the Portfolio Manager, at its sole discretion, notifies the Trustee that a redemption is required pursuant to Section 7.18 in order to satisfy the Moody's Rating Condition and/or to cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Notes (a "Special Redemption").  On the first Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (a "Special Redemption Date") the amount in the Collection Account representing all Interest Proceeds and all other Principal Proceeds available in accordance with the Priority of Payments for application in accordance with the Secured Note Payment Sequence in an amount sufficient to satisfy the Moody's Rating Condition and/or to cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Notes pursuant to Section 7.18(e) (a "Special Redemption Amount"), as applicable, will be applied in accordance with the Priority of Payments.  Notice of a Special Redemption shall be given by the Trustee not less than one Business Day prior to the applicable Special Redemption Date by facsimile, email transmission or first class mail, postage prepaid and to each Holder of Notes affected thereby at such Holder's facsimile number, email address or mailing address in the Note Register and to both Rating Agencies.  In addition, for so long as any Listed Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of Special Redemption to the Holders of such Listed Notes shall also be given by the Issuer or, upon Issuer Order, in the name and at the expense of the Co-Issuers, to Noteholders by publication on the Irish Stock Exchange via the Companies Announcement Office.

9.7           Clean-Up Call Redemption.  (a) At the written direction of the Portfolio Manager (which direction shall be given so as to be received by the Issuer, the Trustee and the Rating Agencies not later than twenty-five (25) Business Days prior to the proposed Redemption Date), the Secured Notes will be subject to redemption by the Issuer, in whole but not in part (a "Clean-Up Call Redemption"), at the Redemption Price therefor, on any Business Day after the Non-Call Period on which the Collateral Principal Amount is less than 10% of the Target Initial Par Amount.

(b)           Any Clean-Up Call Redemption is subject to (i) the purchase of the Assets (other than Eligible Investments referred to in clause (d) of this sentence) by the Portfolio Manager or any other Person from the Issuer, on or prior to the fifth Business Day immediately preceding the related Redemption Date, for a purchase price in Cash (the "Clean-Up Call Redemption Price") at least equal to the greater of (1) the sum of (a) the Aggregate Outstanding Amount of the Secured Notes, plus (b) all unpaid interest on the Secured Notes accrued to the date of such redemption (including any Note Deferred Interest), plus (c) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Payments prior to distributions in respect of the Subordinated Notes and the Reinvesting Holder Notes (including, for the avoidance of doubt, all outstanding Administrative Expenses), minus (d) the balance of the Eligible Investments in the Collection Account and (2) the Market Value of such Assets being purchased, and (ii) the receipt by the Trustee from the Portfolio Manager, prior to such purchase, of certification from the Portfolio Manager that the sum so received satisfies clause (i).  Upon receipt by the Trustee of the certification referred to in the preceding sentence, the Trustee (pursuant to written direction from the Issuer) and the Issuer shall take all actions necessary to sell, assign and transfer the Assets to the Portfolio Manager or such other Person upon payment in immediately available funds of the Clean-Up Call Redemption Price.  The Trustee shall deposit such payment into the applicable sub-account of the Collection Account in accordance with the instructions of the Portfolio Manager.

(c)           Upon receipt from the Portfolio Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer shall set the related Redemption Date and the Record Date and give written notice thereof to the Trustee, the Collateral Administrator, the Portfolio Manager, the Designated Successor Manager and the Rating Agencies not later than fifteen (15) Business Days prior to the proposed Redemption Date.  Notice of such Clean-Up Call Redemption shall be given by the Trustee at the expense of the Issuer to each Holder of Notes to be redeemed at such Holder's address in the Note Register, by overnight courier guaranteeing next day delivery not later than nine (9) Business Days prior to the proposed Redemption Date. The Trustee shall also arrange for notice of such Clean-Up Call Redemption to be delivered to the Irish Stock Exchange so long as any Notes are listed thereon and so long as the guidelines of such exchange so require.

(d)           Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer up to the fourth Business Day prior to the related scheduled Redemption Date by written notice to the Trustee, the Rating Agencies, the Portfolio Manager and the Designated Successor Manager only if amounts equal to the Clean-Up Call Redemption Price are not received in full in immediately available funds by the fifth Business Day immediately preceding such Redemption Date.  Notice of any such withdrawal of a notice of Clean-Up Call Redemption shall be given by the Trustee at the expense of the Issuer to each Holder of Notes to be redeemed at such Holder's address in the Note Register, by overnight courier guaranteeing next day delivery not later than the third Business Day prior to the related scheduled Redemption Date.  The Trustee shall also arrange for notice of such withdrawal to be delivered to the Irish Stock Exchange so long as any Notes are listed thereon and so long as the guidelines of such exchange so require.

(e)           On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Redemption Price shall be distributed pursuant to the Priority of Payments.

10.           Accounts, Accountings And Releases

10.1           Collection of Money.   Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets.  The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture.  Each Account shall be established and maintained with (a) a federal or state-chartered depository institution (1) with a short-term rating of at least "A-1" and a long-term rating of at least "A" by S&P (or a long-term rating of at least "A+" by S&P if such institution has no short-term rating by S&P) and if such institution's short-term or long-term rating by S&P falls below "A-1" or "A", respectively (or if such institution's long-term rating by S&P falls below "A+" if such institution has no short-term rating by S&P), the assets held in such Account shall be moved within 30 calendar days to another institution that has a short-term rating of at least "A-1" and a long-term rating of at least "A" by S&P (or a long-term rating of at least "A+" by S&P if such institution has no short-term rating by S&P) and (2) rated at least "P-1" (short-term) and "A1" (long-term) by Moody's and if such institution's rating falls below "P-1" (short-term) or "A1" (long-term) by Moody's, the assets held in such Account shall be moved within 30 calendar days to another institution that is rated at least "P-1" (short-term) and "A1" (long-term) by Moody's or (b) other than in the case of Accounts to which Cash is credited, in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution that is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b) and if such institution ceases to be eligible in accordance with this Section 10.1(b), the assets held in such Account shall be moved within 30 calendar days to another institution that meets the requirements of this Section 10.1.  Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.  All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture.  To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary capacity; provided that the foregoing shall not be construed to prevent the Trustee or Custodian from investing the Assets of the Issuer in Eligible Investments described in clause (ii) of the definition thereof that are obligations of the Bank.

10.2           Collection Account.  (a) In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian two segregated trust accounts, one of which will be designated the "Interest Collection Subaccount" and one of which will be designated the "Principal Collection Subaccount" (and which together comprise the Collection Account), each of which shall be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement.  The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.5(a), immediately upon receipt thereof or upon transfer from the Closing Expense Account, the LC Reserve Account or the Payment Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article 12).  The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Closing Expense Account, the Revolver Funding Account or the LC Reserve Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.5(a), (i) any funds designated as Principal Proceeds by the Portfolio Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article 12 or in Eligible Investments).  The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds.  All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided.  Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.5(a).

(b)           The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm's length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer's certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer's certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)           At any time when reinvestment is permitted pursuant to Article 12, the Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations or exercise a warrant held in the Assets, in each case in accordance with the requirements of Article 12 and such Issuer Order.  At any time, the Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall (x) withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements with respect to Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations and (y) withdraw funds on deposit in the Interest Collection Subaccount representing Interest Proceeds and deposit such funds into the LC Reserve Account in order to satisfy obligations (if any) arising under Section 10.3(h).

(d)           The Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant or right to acquire securities held in the Assets in accordance with the requirements of Article 12 and such Issuer Order, and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided further that the Trustee shall be entitled (but not required), without liability on its part, to refrain from making any such payment of an Administrative Expense on any day other than a Payment Date if, in its reasonable determination, taking into account the Administrative Expense Cap, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date and having priority over the payment to be made on such day in accordance with such Section 11.1(a)(i)(A) and the definition of "Administrative Expenses".

(e)           The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(f)           The Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application pursuant to Section 7.18(e)(x)(B), the proviso to Section 7.18(e)(x), Section 7.18(e)(y) or the proviso thereto.

10.3           Transaction Accounts.

(a)           Payment Account.  In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account which shall be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement.  Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Secured Notes and distributions due on the Subordinated Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, Management Fees and other amounts specified herein, each in accordance with the Priority of Payments.  The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture and the Priority of Payments.  Amounts in the Payment Account shall remain uninvested.

(b)           Custodial Account.  In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account which shall be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement.  All Collateral Obligations, Equity Securities and equity interests in Blocker Subsidiaries shall be credited to the Custodial Account.  The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture.  The Trustee agrees to give the Co-Issuers immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments.

(c)           Ramp-Up Account.  The Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account which shall be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Ramp-Up Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement.  The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(xii)(A) to the Ramp-Up Account.  In connection with any purchase of an additional Collateral Obligation, the Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b).  On the first Business Day after a Trust Officer of the Trustee has received written notice from the Portfolio Manager that both (i) the Moody's Rating Condition has been satisfied pursuant to Section 7.18(e) (or the Issuer or the Portfolio Manager on behalf of the Issuer has provided a Passing Report to Moody's) and (ii) S&P has confirmed its Initial Ratings of the Secured Notes pursuant to Section 7.18(e), or upon the occurrence of an Event of Default, the Trustee will deposit any remaining amounts in the Ramp-Up Account (excluding any proceeds that will be used to settle binding commitments entered into prior to such date) into the Principal Collection Subaccount as Principal Proceeds.  Any income earned on amounts deposited in the Ramp-Up Account will be deposited, as it is paid, in the Interest Collection Subaccount.

(d)           Closing Expense Account.  In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account which shall be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Closing Expense Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement.  The Issuer shall direct the Trustee to deposit in the Closing Expense Account (i) on the Closing Date, the amount specified in Section 3.1(xii)(A) and (ii) in connection with any additional issuance of notes permitted by the terms of this Indenture, the amount specified in Section 3.2(viii).  On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date (the "Initial Determination Date"), the Trustee shall apply funds from the Closing Expense Account, as directed by the Portfolio Manager, to pay expenses of the Co-Issuers incurred in connection with the establishment of the Co-Issuers and fees and expenses incurred in connection with the structuring and consummation of the Offering and the issuance of the Notes.  On the Initial Determination Date, all funds in the Closing Expense Account (after deducting any expenses paid or payable on the Initial Determination Date) will be deposited in the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Portfolio Manager in its sole discretion).  On the date of any additional issuance of notes permitted by the terms of this Indenture and following the deposit of funds into the Closing Expense Account pursuant to Section 3.2(viii), the Trustee shall apply funds from the Closing Expense Account, as directed by the Portfolio Manager, to pay fees and expenses incurred in connection with such additional issuance of notes.  On the first Payment Date following any additional issuance of notes hereunder, all funds in the Closing Expense Account (after deducting any expenses paid or payable on such Payment Date) will be deposited in the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Portfolio Manager in its sole discretion).  Any income earned on amounts deposited in the Closing Expense Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

(e)           Interest Reserve Account.  In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account which shall be established in the name of U.S. Bank National Association, as Trustee for the benefit of the Secured Parties, which shall be designated as the Interest Reserve Account and maintained with the Custodian in accordance with the Securities Account Control Agreement.  On the Closing Date, the Issuer shall direct the Trustee to deposit the Interest Reserve Amount into the Interest Reserve Account.  On or before the Determination Date in the first Collection Period, at the direction of the Portfolio Manager, the Issuer shall direct that any portion of the then remaining Interest Reserve Amount be transferred to the Collection Account and included as Interest Proceeds or Principal Proceeds for such Collection Period. On the Payment Date relating to the first Collection Period, all amounts on deposit in the Interest Reserve Account shall be transferred to the Payment Account and applied as Interest Proceeds or Principal Proceeds (as directed by the Portfolio Manager) in accordance with the Priority of Payments, and the Trustee shall close the Interest Reserve Account.  Amounts credited to the Interest Reserve Account shall be reinvested pursuant to Section 10.5(a).  Any income earned on amounts deposited in the Interest Reserve Account will be deposited in the Interest Reserve Account.

(f)           Reinvestment Amount Account.  In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account which shall be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties which will be designated as the Reinvestment Amount Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement.  Reinvestment Amounts deposited in the Reinvestment Amount Account will be withdrawn, not later than the Business Day after the Payment Date on which such Reinvestment Amounts are deposited in the Reinvestment Amount Account, solely to be transferred to the Collection Account as Principal Proceeds to purchase additional Collateral Obligations in accordance with Section 12.2.  Amounts in the Reinvestment Amount Account shall remain uninvested.

(g)           Expense Reimbursement Account.  In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account which shall be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Expense Reimbursement Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement.  On any such date between Payment Dates and on each Payment Date, the Trustee will apply amounts, if any, in the Expense Reimbursement Account to the payment of expenses and fees that must be paid between Payment Dates or that are due on that Payment Date under clauses (1) and (2) of Section 11.1(a)(i)(A), provided that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense on any day other than a Payment Date if, in its reasonable determination, taking into account the Administrative Expense Cap, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) of the Priority of Payments as reasonably anticipated to be or become due and payable on the next Payment Date, and having priority over the payment to be made on such day in accordance with such Section 11.1(a)(i)(A) and the definition of "Administrative Expenses".  On each Payment Date, the Trustee shall, if so directed by the Portfolio Manager in its sole discretion, transfer an amount equal to the excess, if any, of the Administrative Expense Cap over the amounts due under clauses (1) and (2) of Section 11.1(a)(i)(A) (up to U.S.$50,000) on such Payment Date, to the Expense Reimbursement Account in accordance with Section 11.1(a)(i)(A)(3).  Funds in the Expense Reimbursement Account shall be invested in accordance with Section 10.5(a).

(h)           LC Reserve Account.  If an LOC Agent Bank does not withhold on payments of fee income in respect of any Collateral Obligation that is a Letter of Credit Reimbursement Obligation and the Issuer has not received an opinion of nationally recognized external legal counsel to the effect that such withholding should or will not be required, the Portfolio Manager will advise the Issuer and the Issuer shall deposit an amount equal to 30% of all of the fees received in respect of such Letter of Credit Reimbursement Obligation into a single, segregated trust account established at the Custodian and held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties (the "LC Reserve Account").  Amounts deposited into the LC Reserve Account will be invested by the Trustee in Eligible Investments as directed by the Portfolio Manager.  The Issuer shall withdraw funds from the LC Reserve Account to pay (or to provide for the payments of) the related withholding Taxes when due.  The Issuer may also withdraw funds from the LC Reserve Account and apply them as Interest Proceeds (i) if the Issuer receives an opinion of nationally recognized U.S. federal income tax counsel to the effect that the Issuer should or will not be subject to U.S. withholding tax with respect to the letter of credit fees from which such funds were reserved, (ii) at Stated Maturity or (iii) on a Redemption Date in connection with an Optional Redemption (other than pursuant to a Refinancing) or a Tax Redemption.  The Issuer shall provide to S&P a copy of any opinion obtained pursuant to clause (i) of the preceding sentence of this Section 10.3(h).

10.4           The Revolver Funding Account.  Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn first from the Ramp-Up Account and, if necessary, from the Principal Collection Subaccount, and deposited by the Trustee in a single, segregated trust account established at the Custodian and which shall be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties (the "Revolver Funding Account"); provided that, if such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation is a Participation Interest with respect to which the Selling Institution requires funds to be deposited with the Selling Institution or its custodian in an amount equal to any portion of the undrawn amount of such obligation as collateral for the funding obligations under such obligation (such funds, the "Selling Institution Collateral"), the Issuer shall deposit the Selling Institution Collateral with such Selling Institution or custodian rather than in the Revolver Funding Account, subject to the following sentence.  Any such deposit of Selling Institution Collateral shall satisfy the following requirement: either (1) the aggregate amount of Selling Institution Collateral deposited with such Selling Institution or its custodian (other than an Eligible Custodian) under all Participation Interests shall not have an Aggregate Principal Balance in excess of 5% of the Collateral Principal Amount and shall not remain on deposit with such Selling Institution or custodian for more than 30 calendar days after such Selling Institution first fails to satisfy the rating requirements set out in the Third Party Credit Exposure Limits (and the terms of each such deposit shall permit the Issuer to withdraw the Selling Institution Collateral if such Selling Institution fails at any time to satisfy the rating requirements set out in the Third Party Credit Exposure Limits); or (2) such Selling Institution Collateral shall be deposited with an Eligible Custodian.

Upon initial purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds deposited in the Revolver Funding Account in respect of such Collateral Obligation and Selling Institution Collateral deposited with the Selling Institution in respect of such Collateral Obligation will be treated as part of the purchase price therefor.  Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Portfolio Manager pursuant to Section 10.5 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.

Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Portfolio Manager such that the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the aggregate amount of unfunded funding obligations (disregarding the portion, if any, of any such unfunded funding obligations that is collateralized by Selling Institution Collateral) under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations (disregarding the portion, if any, of any such unfunded funding obligations that is collateralized by Selling Institution Collateral) under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Trustee (at the written direction of the Portfolio Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

10.5           Reinvestment of Funds in Accounts; Reports by Trustee.  (a)  By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Portfolio Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account, the Closing Expense Account, the Expense Reimbursement Account and the Interest Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein) unless issued by the Bank pursuant to the definition of "Eligible Investments".  If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Portfolio Manager within three Business Days after transfer of any funds to such accounts.  If the Trustee does not thereafter receive written instructions from the Portfolio Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, but only in one or more Eligible Investments of the type described in clause (vii) of the definition of "Eligible Investments" maturing no later than the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein) unless issued by the Bank pursuant to the definition of "Eligible Investments".  If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in Eligible Investments of the type described in clause (ii) of the definition of "Eligible Investments" maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein) unless issued by the Bank pursuant to the definition of "Eligible Investments".  Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount.  The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment, provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

(b)           The Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)           The Trustee shall supply, in a timely fashion, to the Co-Issuers, each Rating Agency and the Portfolio Manager any information regularly maintained by the Trustee that the Co-Issuers, the Rating Agencies or the Portfolio Manager may from time to time reasonably request with respect to the Assets and the Accounts and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.6 or to permit the Portfolio Manager to perform its obligations under the Portfolio Management Agreement or the Issuer's obligations hereunder that have been delegated to the Portfolio Manager.  The Trustee shall promptly forward to the Portfolio Manager and the Designated Successor Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

(d)           In addition to any credit, withdrawal, transfer or other application of funds with respect to any Account set forth in Article 10, any credit, withdrawal, transfer or other application of funds with respect to any Account authorized elsewhere in this Indenture is hereby authorized.

(e)           Any account established under this Indenture may include any number of subaccounts deemed necessary or advisable by the Trustee in the administration of the accounts.

10.6           Accountings.

(a)           Monthly.  Not later than the 15th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than, after the Effective Date, January, April, July and October  in each year) and commencing in June 2013, the Issuer shall compile and make available (or cause to be compiled and made available) to each Rating Agency, the Trustee, the Portfolio Manager, the Designated Successor Manager, the Placement Agent, the CLO Information Service and, upon written request therefor, to any Holder of Notes and, upon written notice to the Trustee in the form of Exhibit I, any beneficial owner of a Note, a monthly report on a trade date basis (each such report a "Monthly Report").  As used herein, the "Monthly Report Determination Date" with respect to any calendar month will be the 8th Business Day prior to the 15th day of such calendar month.  For the avoidance of doubt, the first Monthly Report shall be delivered in June 2013 as described above and shall be determined with respect to the Monthly Report Determination Date that is the 8th Business Day prior to the 15th calendar day of June 2013.  The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the Monthly Report Determination Date for such calendar month; provided that the Monthly Report delivered in the calendar months prior to the Effective Date shall contain only the information described in clauses (iii), (iv)(A), (iv)(C), (iv)(D) and (ix) below:

(i)        Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)       Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)      Collateral Principal Amount of Collateral Obligations.

(iv)      A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)           The obligor thereon (including the issuer ticker, if any);

(B)           The CUSIP or security identifier thereof;

(C)           The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest));

(D)           The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)           The related interest rate or spread;

(F)           The LIBOR floor, if any;

(G)           The stated maturity thereof;

(H)           The related Moody's Industry Classification;

(I)            The related S&P Industry Classification;

(J)            The Moody's Rating, unless such rating is based on a credit estimate unpublished by Moody's (and, in the event of a downgrade or withdrawal of the applicable Moody's Rating, the prior rating and the date such Moody's Rating was changed), and whether such Moody's Rating is derived from an S&P Rating as provided in clause (e)(i)(A) or (B) of the definition of the term "Moody's Derived Rating";

(K)           The Moody's Default Probability Rating, and whether such Moody's Default Probability Rating is derived from a public rating, a rating estimate, a private rating or an S&P Rating as provided in clause (e)(i)(A) or (B) of the definition of the term "Moody's Derived Rating";

(L)           The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P;

(M)           The country of Domicile;

(N)           An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution and its ratings by each Rating Agency), (7) a Partial Deferrable Security, (8) a Current Pay Obligation, (9) a DIP Collateral Obligation, (10) a Discount Obligation, (11) a Cov-Lite Loan, (12) a Senior Secured Bond, (13) excluded from constituting a Cov-Lite Loan if such Collateral Obligation falls within clause (b) of the definition of "Cov-Lite Loan") or (14) a Letter of Credit Reimbursement Obligation (indicating the LC Commitment Amount thereunder, the related LOC Agent Bank and its ratings by each Rating Agency);

(O)           The Aggregate Principal Balance of all Cov-Lite Loans;

(P)           The Moody's Recovery Rate;

(Q)           The S&P Recovery Rate;

(R)           (I) Whether the settlement date with respect to such Collateral Obligation has occurred and (II) such settlement date, if it has occurred; and

(S)           The identity and Principal Balance (other than any accrued interest that is expected to be purchased with Principal Proceeds (but excluding any capitalized interest)) of each Collateral Obligation that the Issuer has committed to purchase (and the date of such commitment to purchase) for which the settlement date has not yet occurred.

(v)       If the Monthly Report Determination Date occurs on or after the Effective Date, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level (including any Moody's Weighted Average Recovery Adjustment, if applicable, indicating to which test such Moody's Weighted Average Recovery Adjustment was allocated) and (3) a determination as to whether such result satisfies the related test.

(vi)      If the Monthly Report Determination Date occurs after the Reinvestment Period, the stated maturity of each Reinvestable Obligation and the stated maturity of each Substitute Obligation (which shall be on a separate dedicated page) purchased during the calendar month with the reinvested Principal Proceeds from such Reinvestable Obligations, and setting forth in respect of each Substitute Obligation, compliance with the test set forth under Section 12.2(e)(ii).

(vii)     The calculation of each of the following:

(A)           Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test);

(B)           Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test);

(C)           The Interest Diversion Test (and setting forth the percentage required to satisfy the Interest Diversion Test); and

(D)           The Weighted Average Floating Spread that is calculated for purposes of the S&P CDO Monitor Test.

(viii)     The calculation specified in Section 5.1(g).

(ix)       For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(x)        A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A)           Interest Proceeds from Collateral Obligations; and

(B)           Interest Proceeds from Eligible Investments.

(xi)       Purchases and sales:

(A)           The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) after the Reinvestment Period, each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation or whether the sale of such Collateral Obligation was a discretionary sale; and

(B)           The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date.

(xii)      The identity of each Defaulted Obligation, the Moody's and S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xiii)     The identity of each Collateral Obligation with an S&P Rating of "CCC+" or below and/or a Moody's Default Probability Rating of "Caa1" or below and the Market Value of each such Collateral Obligation.

(xiv)     The identity of each Deferring Security, the Moody's and S&P Collateral Value and Market Value of each Deferring Security, and the date on which interest was last paid in full in Cash thereon.

(xv)      The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xvi)     The Aggregate Principal Balance, measured cumulatively from the Closing Date onward, of all Collateral Obligations that would have been acquired through a Distressed Exchange but for the operation of the proviso in the definition of "Distressed Exchange".

(xvii)    The Weighted Average Moody's Rating Factor and the Adjusted Weighted Average Moody's Rating Factor.

(xviii)   The identity, stated maturity and credit ratings of each Eligible Investment.

(xix)      The identity of each Collateral Obligation that is a First Lien Last Out Loan.

(xx)       With respect to a Deferrable Security or Partial Deferrable Security, that portion of deferred or capitalized interest that remains unpaid and is included in the calculation of the Principal Balance of such Deferrable Security or Partial Deferrable Security.

(xxi)      The identity of each Collateral Obligation subject to a Trading Plan, together with the (x) identity of each sale and proposed investment related thereto and (y) the Aggregate Principal Balance of all such Collateral Obligations.

(xxii)     The currently selected S&P CDO Monitor case.

(xxiii)    With respect to any Blocker Subsidiary: (A) the identity of each Collateral Obligation or portion thereof held by such Blocker Subsidiary; and (B) the identity of each Collateral Obligation or portion thereof transferred to or from such Blocker Subsidiary pursuant to Section 12.1(j) since the last Monthly Report Determination Date.

(xxiv)    Any purchase and sale transaction between the Issuer and any Affiliate of the Portfolio Manager.

(xxv)     Such other information as any Rating Agency or the Portfolio Manager may reasonably request.

Upon receipt of each Monthly Report, the Trustee shall (a) if the relevant Monthly Report Determination Date occurred on or prior to the last day of the Reinvestment Period, notify S&P if such Monthly Report indicates that the S&P CDO Monitor Test has not been satisfied as of the relevant Measurement Date (which notice requirement shall be satisfied upon the posting of such Monthly Report to the 17g-5 Website by the Information Agent) and (b) compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agencies and the Portfolio Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets.  In the event that any discrepancy exists, the Trustee and the Issuer, or the Portfolio Manager on behalf of the Issuer, shall attempt to resolve the discrepancy.  If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Portfolio Manager who shall, on behalf of the Issuer, request that the Independent certified public accountants selected by the Issuer pursuant to Section 10.8 perform agreed-upon procedures on the Monthly Report and the Trustee's records to determine the cause of such discrepancy.  If such procedures reveals an error in the Monthly Report or the Trustee's records, the Monthly Report or the Trustee's records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)           Payment Date Accounting.  The Issuer shall render, or cause to be rendered, an accounting (each a "Distribution Report"), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Portfolio Manager, the Designated Successor Manager, the CLO Information Service, the Placement Agent, each Rating Agency and, upon written request therefor, any Holder shown on the Note Register and, upon written notice to the Trustee in the form of Exhibit I, any beneficial owner of a Note not later than the Business Day preceding the related Payment Date.  The Distribution Report shall contain the following information:

(i)           the information required to be in the Monthly Report pursuant to Section 10.6(a);

(ii)          (a) the Aggregate Outstanding Amount of the Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class and (b) the amount of principal payments to be made on the Notes of each Class on the next Payment Date, the amount of any Note Deferred Interest on the Class C Notes, Class D Notes, Class E Notes or Class F Notes and the Aggregate Outstanding Amount of the Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class;

(iii)          the Interest Rate and accrued interest for each applicable Class of Secured Notes for such Payment Date;

(iv)          the amounts payable pursuant to each clause of Section 11.1(a)(i), each clause of Section 11.1(a)(ii) and each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v)       for the Collection Account:

(A)           the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day);

(B)           the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the next Payment Date (net of amounts which the Portfolio Manager intends to re-invest in additional Collateral Obligations pursuant to Article 12); and

(C)           the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi)      such other information as the Portfolio Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article 13.

(c)           Interest Rate Notice.  The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Notes for the Interest Accrual Period preceding the next Payment Date.

(d)           Failure to Provide Accounting.  If the Trustee shall not have received any accounting provided for in this Section 10.6 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Portfolio Manager (with a copy to the Designated Successor Manager) who on behalf of the Issuer shall use all reasonable efforts to obtain such accounting by the applicable Payment Date.  To the extent the Portfolio Manager is required to provide any information or reports pursuant to this Section 10.6 as a result of the failure of the Issuer to provide such information or reports, the Portfolio Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Portfolio Manager for such Independent certified public accountant shall be paid by the Issuer as an "Administrative Expense".

(e)           Required Content of Certain Reports.  Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that (a)(i) are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction, (ii) are QIB/QPs or (iii)  solely in the case of the Class C Notes, Class D Notes, Class E Notes, Class F Notes and Subordinated Notes, are (x) QIB/QPS or (y)(I) Knowledgeable Employees or entities owned exclusively by Knowledgeable Employees that are also (II) Accredited Investors and (b) can make the representations set forth in Section 2.5 or the appropriate Exhibit hereto. Beneficial ownership interests in the Rule 144A Global Notes may be transferred only to a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser and that can make the representations referred to in clause (b) of the preceding sentence.  The Issuer has the right to compel any beneficial owner of an interest in Rule 144A Global Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes or to assign each such Note a separate CUSIP or CUSIPs in the Issuer's sole discretion, or may sell such interest on behalf of such owner, pursuant to Section 2.11.

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes, provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder's Notes that is permitted by the terms of the Indenture to acquire such holder's Notes and that agrees to keep such information confidential in accordance with the terms of the Indenture.

(f)           Placement Agent Information.  The Issuer and the Placement Agent, or any successor to the Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Notes and to the Portfolio Manager.

(g)           Distribution of Reports and Transaction Documents.  The Trustee will make the Monthly Report, the Distribution Report and the Transaction Documents (including any amendments thereto) and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website.  The Trustee's internet website shall initially be located at:  http://www.usbtrustgateway.usbank.com.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall notify S&P via electronic mail to CDO_Surveillance@standardandpoors.com.com promptly upon a Monthly Report or a Distribution Report being made available via the Trustee's internet website.  The Trustee shall have the right to change the way such statements and the Transaction Documents are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.  As a condition to access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer.  The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

10.7           Release of Assets.  (a)  If no Event of Default has occurred and is continuing (other than in the case of sales made pursuant to Sections 12.1(a), (b), (c), (d), (h), (i) and (j)) and subject to Article 12, the Issuer may, by Issuer Order executed by an Authorized Officer of the Portfolio Manager on behalf of the Issuer, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1, direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Portfolio Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with street delivery custom.

(b)           Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Portfolio Manager and the Designated Successor Manager.

(c)           Upon receiving actual notice of any Offer or any request for a waiver, consent, amendment or other modification with respect to any Collateral Obligation, the Trustee on behalf of the Issuer shall notify the Portfolio Manager of any Collateral Obligation that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an "Offer") or such request.  Unless the Notes have been accelerated following an Event of Default, the Portfolio Manager on behalf of the Issuer may direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment or modification; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d)           As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article 10 and Article 12.

(e)           The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)           Any security, Collateral Obligation or amounts that are released pursuant to Section 10.7(a), (b) or (c) shall be released from the lien of this Indenture.

(g)           Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments (other than Reinvestment Amounts reinvested by Reinvesting Holders) shall be released from the lien of this Indenture.

10.8           Reports by Independent Certified Public Accountants.  (a)  At the Closing Date, the Issuer (or the Portfolio Manager on behalf of the Issuer) shall select one or more firms of Independent certified public accountants of recognized international reputation for purposes performing agreed-upon procedures required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Portfolio Manager.  The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes.  Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Portfolio Manager on behalf of the Issuer) shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Portfolio Manager.  If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing.  If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Portfolio Manager, who shall on behalf of the Issuer appoint a successor firm of Independent certified public accountants of recognized international reputation.  The fees of such Independent certified public accountants and its successor shall be payable by the Issuer.  In the event such firm requires the Trustee and/or the Collateral Administrator to agree to the procedures performed by such firm, the Issuer hereby directs the Trustee and the Collateral Administrator to so agree; it being understood and agreed that the Trustee and the Collateral Administrator will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and neither the Trustee nor the Collateral Administrator shall make any inquiry or investigation as to, and shall have no obligation in respect of, the validity or correctness of such procedures.

(b)           On or before March 31 of each year commencing in 2014, the Issuer shall cause to be delivered to the Trustee and the Collateral Administrator an agreed-upon procedures report from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating such firm has performed agreed upon procedures to recalculate certain calculations within those Distribution Reports (excluding the S&P CDO Monitor Test) provided by the Issuer in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Notes as of the immediately preceding Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.8, the determination by such firm of Independent public accountants shall be conclusive.  To the extent a beneficial owner or Holder of a Note requests the yield to maturity in respect of the relevant Note in order to determine any "original issue discount" in respect thereof, the Trustee shall request that the firm of Independent certified public accountants appointed by the Issuer recalculate such yield to maturity.  The Trustee shall have no responsibility to calculate the yield to maturity nor to verify the accuracy of such Independent certified public accountants' calculation.  In the event that the firm of Independent certified public accountants fails to calculate such yield to maturity, the Trustee shall have no responsibility to provide such information to the beneficial owner or Holder of a Note.

(c)           On or before March 31 of each year commencing in 2014, the Issuer shall make available to each Rating Agency a statement for each Distribution Report received since the last such statement listing the information described in clause (ii) of the first sentence of Section 10.8(b).

(d)           Neither the Trustee nor the Collateral Administrator shall have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent certified public accountants by the Issuer (or the Portfolio Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however, that the Trustee shall be authorized, and is hereby directed by the Issuer, to execute any acknowledgment or other agreement with the Independent certified public accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the procedures to be performed by the Independent certified public accountants are sufficient for the Issuer's purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent certified public accountants and acknowledgement of other limitations of liability in favor of the Independent certified public accountants, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent certified public accountants (including to the Holders). It is understood and agreed that the Trustee will deliver such acknowledgment or other agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.  Notwithstanding the foregoing, in no event shall the Trustee or the Collateral Administrator be required to execute any agreement in respect of the Independent certified public accountants that the Trustee reasonably determines adversely affects it.

10.9           Reports to Rating Agencies and Additional Recipients.  In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide each Rating Agency with all information or reports delivered to the Trustee hereunder (with the exception of any Accountants' Report), and such additional information as either Rating Agency may from time to time reasonably request (including notification to Moody's and S&P of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation and notification to S&P of any Specified Amendment or Specified Event, which notice to S&P shall include a copy of such Specified Amendment or Specified Event and a brief summary of its purpose).  Within 10 Business Days after the Effective Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor thereon, the CUSIP number thereof (if applicable) and the Priority Category (as specified in the definition of Weighted Average S&P Recovery Rate).

10.10           Procedures Relating to the Establishment of Accounts Controlled by the Trustee.  Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, it shall comply with the provisions of such securities account control agreement.  The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

10.11           Section 3(c)(7) Procedures.

(a)           DTC Actions.  The Issuer will direct DTC to take the following steps in connection with the Global Notes (or such other appropriate steps regarding legends of restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A as may be customary under DTC procedures at any given time):

(i)           The Issuer will direct DTC to include the marker "3c7" in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes.

(ii)          The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor.  The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a "3c7" indicator and a related user manual for participants.  Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii)          On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv)          In addition to the obligations of the Note Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v)          The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing "3c7" and "144A" indicators, as applicable, attached to such CUSIP number.

(b)           Bloomberg Screens, Etc.  The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A.

11.           Application Of Monies

11.1           Disbursements of Monies from Payment Account.  (a)  Notwithstanding any other provision in this Indenture, but subject to the other sub-Sections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 (and in respect of the first Payment Date, amounts transferred from the Interest Reserve Account to the Payment Account pursuant to Section 10.3(e)) in accordance with the following priorities (subject to the preceding clauses of this sentence and the following proviso, the "Priority of Payments"); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i)          On each Payment Date, unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and in the case of the first Payment Date, Interest Proceeds on deposit in the Interest Reserve Account, in each case that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)           (1) first, to the payment of Taxes and registered office fees owing by the Issuer or the Co-Issuer, if any; (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap; and (3) third, solely at the discretion and direction of the Portfolio Manager, the excess, if any, of the Administrative Expense Cap over the amounts paid pursuant to clauses (1) and (2) above to deposit into the Expense Reimbursement Account up to U.S.$50,000 for each Payment Date;

(B)           to the payment, pro rata, of the Senior Management Fee due and payable (including any accrued and unpaid interest thereon) to the Portfolio Manager, and the Designated Successor Senior Management Fee, if any, due and payable (including any accrued and unpaid interest thereon) to the Designated Successor Manager;

(C)           to the payment, pro rata and pari passu, of the amounts contemplated by clauses (C)(i) and (ii) below until such amounts have been paid in full:

(i)           accrued and unpaid interest on the Class A Notes; and

(ii)           the sum of (a) an amount up to, but not exceeding, the sum of (1) the Class X Principal Amortization Amount for such Payment Date plus (2) any Unpaid Class X Principal Amortization Amount as of such Payment Date plus (b) accrued and unpaid interest on the Class X Notes; it being agreed and understood that any amounts available to make the payments contemplated by this clause (C)(ii) will be allocated and applied, pro rata, between the amounts payable pursuant to subclause (a) (as a payment of the principal of the Class X Notes) and subclause (b) (as a payment of interest on the Class X Notes) of this clause (C)(ii);

(D)           to the payment of  accrued and unpaid interest on the Class B Notes until such amount has been paid in full;

(E)           if either of the Class A/B Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Secured Note Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (E);

(F)           to the payment of accrued and unpaid interest (excluding Note Deferred Interest but including interest on Note Deferred Interest) on the Class C Notes;

(G)           if either of the Class C Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Secured Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (G);

(H)         to the payment of any Note Deferred Interest on the Class C Notes until such amount has been paid in full;

(I)           to the payment of accrued and unpaid interest (excluding Note Deferred Interest but including interest on Note Deferred Interest) on the Class D Notes;

(J)           if either of the Class D Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Secured Note Payment Sequence to the extent necessary to cause all Class D Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (J);

(K)           to the payment of any Note Deferred Interest on the Class D Notes until such amount has been paid in full;

(L)           to the payment of accrued and unpaid interest (excluding Note Deferred Interest but including interest on Note Deferred Interest) on the Class E Notes;

(M)           if either of the Class E Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Secured Note Payment Sequence to the extent necessary to cause all Class E Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (M);

(N)           to the payment of any Note Deferred Interest on the Class E Notes until such amount has been paid in full;

(O)           to the payment of accrued and unpaid interest (excluding Note Deferred Interest but including interest on Note Deferred Interest) on the Class F Notes;

(P)           if either of the Class F Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Secured Note Payment Sequence to the extent necessary to cause all Class F Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (P);

(Q)           to the payment of any Note Deferred Interest on the Class F Notes until such amount has been paid in full;

(R)           if, with respect to any Payment Date following the Effective Date, either (x) the Moody's Rating Condition has not been satisfied pursuant to Section 7.18(e) (unless the Issuer or the Portfolio Manager on behalf of the Issuer has provided a Passing Report to Moody's pursuant to Section 7.18(e)) or (y) S&P has not yet confirmed its Initial Ratings of the Secured Notes pursuant to Section 7.18(e), amounts available for distribution pursuant to this clause (R) shall be used for application in accordance with the Secured Note Payment Sequence on such Payment Date in an amount sufficient to satisfy the Moody's Rating Condition and/or to cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Notes, as applicable;

(S)           during the Reinvestment Period, if the Interest Diversion Test is not satisfied on the related Determination Date, to the Collection Account as Principal Proceeds for the purchase of additional Collateral Obligations, an amount equal to the Required Interest Diversion Amount;

(T)           (1) first, on a pro rata basis, to the payment of (x) the Subordinated Management Fee due and payable (including any accrued and unpaid interest thereon) to the Portfolio Manager (other than any amounts thereof that have been deferred by the Portfolio Manager in accordance with Section 11.1(d)(iii)), and (y) the Designated Successor Subordinated Management Fee, if any, due and payable (including any accrued and unpaid interest thereon) to the Designated Successor Manager; and (2) second, at the election of the Portfolio Manager, to the payment of any previously deferred amounts in respect of the Subordinated Management Fee (including any accrued and unpaid interest thereon);

(U)           to the payment (in the same manner and order of priority stated therein) of any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(V)           to pay the Holders of the Subordinated Notes (other than, during the Reinvestment Period, any Reinvesting Holder that has directed that Reinvestment Amounts in respect of its Subordinated Notes be deposited on such Payment Date in the Reinvestment Amount Account but be deemed to have been paid) until the Subordinated Notes have realized a Subordinated Notes Internal Rate of Return (assuming all present and prior Reinvestment Amounts with respect to the Subordinated Notes of the Reinvesting Holders have been distributed to the Holders of the Subordinated Notes) of 12%; and

(W)           any remaining Interest Proceeds to be paid in an amount equal to (x) 20% of such remaining Interest Proceeds to the Portfolio Manager; and (y) 80% of such remaining Interest Proceeds to the Holders of the Subordinated Notes (other than, during the Reinvestment Period, any Reinvesting Holder that has directed that Reinvestment Amounts in respect of its Subordinated Notes be deposited on such Payment Date in the Reinvestment Amount Account).

(ii)          On each Payment Date, unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date and in the case of the first Payment Date, Principal Proceeds on deposit in the Interest Reserve Account, in each case that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account, (ii) during the Reinvestment Period, Principal Proceeds that will be used to reinvest in Collateral Obligations that the Issuer (or the Portfolio Manager on its behalf) has already committed to purchase and (iii) after the Reinvestment Period, at the Portfolio Manager's direction, on behalf of the Issuer, Principal Proceeds received with respect to the Sale of Credit Risk Obligations and Unscheduled Principal Payments that will be used to reinvest in Substitute Obligations) shall be applied in the following order of priority:

(A)           to pay the amounts referred to in clauses (A) through (E) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B)           (1) first, with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds pursuant to clause (R) of Section 11.1(a)(i) either (x) the Moody's Rating Condition has not been satisfied pursuant to Section 7.18(e) (unless the Issuer or the Portfolio Manager on behalf of the Issuer has provided a Passing Report to Moody's pursuant to Section 7.18(e)) or (y) S&P has not yet confirmed its Initial Ratings of the Secured Notes pursuant to Section 7.18(e), to make payments in accordance with the Secured Note Payment Sequence on such Payment Date in an amount sufficient to satisfy the Moody's Rating Condition and/or to cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Notes, as applicable; (2) second, on any Partial Redemption Date, to make payments in accordance with Section 11.1(f); and (3) third, with respect to any Payment Date following the termination of the Reinvestment Period pursuant to clause (iii) of the definition thereof, to make payments in the amount of the Principal Proceeds that the Portfolio Manager has determined cannot be reinvested in additional Collateral Obligations, in accordance with the Secured Note Payment Sequence;

(C)           (1) during the Reinvestment Period, all remaining available Principal Proceeds, to the purchase of additional Collateral Obligations and to the extent not so applied, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations); and (2) after the Reinvestment Period, to make payments in accordance with the Secured Note Payment Sequence, except that, solely at the discretion of the Portfolio Manager, on the Issuer's behalf, in the case of Principal Proceeds received with respect to a Credit Risk Obligation or Unscheduled Principal Payments that in either case are designated for reinvestment by the Portfolio Manager on the Issuer's behalf, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of Substitute Obligations) and/or to the purchase of Substitute Obligations in accordance with Section 12.2(e);

(D)           after the Reinvestment Period, to pay the amounts referred to in clause (T) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(E)           after the Reinvestment Period, to pay the amounts referred to in clause (U) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(F)           after the Reinvestment Period, to the payment of principal of each Reinvesting Holder Note until the Reinvesting Holder Notes have been paid in full;

(G)           after the Reinvestment Period, to pay the Holders of the Subordinated Notes, until the Subordinated Notes have realized a Subordinated Notes Internal Rate of Return of 12%; and

(H)           after the Reinvestment Period, any remaining Principal Proceeds to be paid in an amount equal to (x) 20% of such remaining Principal Proceeds to the Portfolio Manager; and (y) 80% of such remaining Principal Proceeds to the Holders of the Subordinated Notes.

On the Stated Maturity of the Notes, the Trustee shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof) and Management Fees, and interest and principal on the Secured Notes, to the Holders of the Subordinated Notes in final payment of such Subordinated Notes.

(iii)          Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii), if the Secured Notes have been declared due and payable following an Event of Default (or have become due and payable following an Event of Default referred to in clause (e) or (f) of the definition thereof) and, in the case of such a declaration of acceleration, such declaration has not been rescinded, or if the Secured Notes have become due and payable at Stated Maturity or on any Redemption Date (other than a Partial Redemption Date or a Special Redemption Date) (any such event, an "Enforcement Event"), on each date or dates fixed by the Trustee, proceeds in respect of the Assets will be applied in the following order of priority:

(A)           (1) first, to the payment of Taxes and registered office fees owing by the Issuer or the Co-Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that following the commencement of any sales of Assets pursuant to Section 5.5(a)(i), the Administrative Expense Cap shall be disregarded);

(B)           to the payment, pro rata, of the Senior Management Fee due and payable (including any accrued and unpaid interest thereon) to the Portfolio Manager, and the Designated Successor Senior Management Fee, if any, due and payable (including any accrued and unpaid interest thereon) to the Designated Successor Manager;

(C)           to the payment, pro rata and pari passu, of (i) accrued and unpaid interest on the Class A Notes and (ii) accrued and unpaid interest on the Class X Notes;

(D)           to the payment, pro rata and pari passu, of (i) principal of the Class A Notes and (ii) principal of the Class X Notes, until such amounts have been paid in full;

(E)           to the payment of accrued and unpaid interest on the Class B Notes;

(F)           to the payment of principal of the Class B Notes until such amount has been paid in full

(G)           to the payment of accrued and unpaid interest (excluding Note Deferred Interest, but including interest on Note Deferred Interest) on the Class C Notes;

(H)           to the payment of any Note Deferred Interest on the Class C Notes;

(I)           to the payment of principal of the Class C Notes until such amount has been paid in full;

(J)           to the payment of accrued and unpaid interest (excluding Note Deferred Interest, but including interest on Note Deferred Interest) on the Class D Notes;

(K)           to the payment of any Note Deferred Interest on the Class D Notes;

(L)           to the payment of principal of the Class D Notes until such amount has been paid in full;

(M)           to the payment of accrued and unpaid interest (excluding Note Deferred Interest, but including interest on Note Deferred Interest) on the Class E Notes;

(N)           to the payment of any Note Deferred Interest on the Class E Notes;

(O)           to the payment of principal of the Class E Notes until such amount has been paid in full;

(P)           to the payment of accrued and unpaid interest (excluding Note Deferred Interest, but including interest on Note Deferred Interest) on the Class F Notes;

(Q)           to the payment of any Note Deferred Interest on the Class F Notes;

(R)           to the payment of principal of the Class F Notes until such amount has been paid in full;

(S)            on a pro rata basis, to the payment of the Subordinated Management Fee due and payable (including any accrued and unpaid interest thereon) to the Portfolio Manager, and the Designated Successor Subordinated Management Fee, if any, due and payable (including any accrued and unpaid interest thereon) to the Designated Successor Manager;

(T)           to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(U)           to the payment of principal of each Reinvesting Holder Note;

(V)           to pay to the Holders of the Subordinated Notes until the Subordinated Notes have realized a Subordinated Notes Internal Rate of Return of 12%; and

(W)           to pay the balance to the Portfolio Manager and the Holders of the Subordinated Notes, such balance to be allocated as follows: (x) 20% to the Portfolio Manager; and (y) 80% to the Holders of the Subordinated Notes.

(b)           If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)           In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available, as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d)           Waiver and Deferral of Certain Management Fees.  (i) The Portfolio Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Management Fee (other than the Designated Successor Management Fee) otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date.  Any such Management Fee, once waived, shall not thereafter become due and payable and any claim of the Portfolio Manager therein shall be extinguished.  The Designated Successor Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of the Designated Successor Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date.  Any such Designated Successor Management Fee, once waived, shall not thereafter become due and payable and any claim of the Designated Successor Manager therein shall be extinguished.

(i)           To the extent they are not paid when due on any Payment Date due to the operation of the Priority of Payments (and not as the result of a waiver or, in the case of the Subordinated Management Fee, a deferral by the Portfolio Manager), the Senior Management Fee, the Subordinated Management Fee and the Designated Successor Management Fee will be deferred and will be payable on subsequent Payment Dates in accordance with the Priority of Payments, and will bear interest at a rate per annum equal to LIBOR then in effect for the Secured Notes for the period from (and including) the date on which such Senior Management Fee, Subordinated Management Fee or Designated Successor Management Fee is due and payable to (but excluding) the date of payment thereof.

(ii)           If the Portfolio Manager in its sole discretion has instructed the Trustee with respect to any Payment Date that it wishes to defer payment of the Subordinated Management Fee that would otherwise be due and payable on such Payment Date until a subsequent Payment Date, then a portion (or all) of the Subordinated Management Fee specified by the Portfolio Manager will be deferred and such deferred amounts will accrue interest at a rate of LIBOR for the applicable period, and such fees and such interest will be payable on subsequent Payment Dates on which funds are available therefor in accordance with the Priority of Payments.  Any interest due on the amounts so deferred will thereupon constitute a portion of the accrued Subordinated Management Fee.

(e)           Reinvesting Holders. (i) All or a specified portion of amounts that would otherwise be distributed on a Payment Date during the Reinvestment Period to a Reinvesting Holder (that is not a Benefit Plan Investor) under clause (V) or (W) of Section 11.1(a)(i) in respect of such Reinvesting Holder's Subordinated Notes will instead be used to purchase Reinvesting Holder Notes no later than 30 days after such Payment Date, upon the written direction of any Reinvesting Holder to the Trustee (with a copy to the Collateral Administrator) in substantially the form of Exhibit J, not later than two Business Days prior to the applicable Payment Date.  Any such direction of any Reinvesting Holder shall specify the percentage(s) of the amount(s) that such Reinvesting Holder is entitled to receive in respect of the Reinvesting Holder Notes held by such Reinvesting Holder on the applicable Payment Date in accordance with Section 11.1(a)(i) (the "Distribution Amount") that such Reinvesting Holder wishes the Trustee to deposit in the Reinvestment Amount Account as Reinvestment Amounts and added to the principal balance of such Reinvesting Holder's Reinvesting Holder Notes.

(ii)          Any such deposits of Reinvestment Amounts in the Reinvestment Amount Account will be deemed to constitute payment of such amounts for purposes of all distributions from the Payment Account to be made on such Payment Date.  Amounts that are subject to deposit in the Reinvestment Amount Account will be paid to the applicable Reinvesting Holder after such Payment Date, without interest thereon and solely to the extent of Principal Proceeds available therefor pursuant to clause (F) of Section 11.1(a)(ii) or proceeds in respect of the Assets available therefor pursuant to clause (U) of Section 11.1(a)(iii), as applicable.

(f)           Partial Redemptions.  On any Partial Redemption Date, the Trustee will apply Refinancing Proceeds at the direction of the Portfolio Manager (on behalf of the Issuer) to pay the Redemption Price of each Class of Notes being Refinanced on such date and related expenses.

12.           Sale of Collateral Obligations; Purchase of Additional Collateral Obligations

12.1           Sales of Collateral Obligations.  Subject to the satisfaction of the conditions specified in Section 12.3 and unless an Event of Default has occurred and is continuing (except for sales pursuant to Sections 12.1(a), (b), (c), (d), (h), and (i)), the Portfolio Manager on behalf of the Issuer may, but will not be required to (except as otherwise specified in this Section 12.1), direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Portfolio Manager any Collateral Obligation, Equity Security (which shall include the direct sale or liquidation of the equity interests of any Blocker Subsidiary or assets held by a Blocker Subsidiary) or Unsalable Asset, if, as certified by the Portfolio Manager, such sale meets the requirements of any one of paragraphs (a) through (i) and (k) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(h) or (i)).  For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a)           Credit Risk Obligations.  The Portfolio Manager on behalf of the Issuer may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(b)           Credit Improved Obligations.  The Portfolio Manager on behalf of the Issuer may direct the Trustee to sell any Credit Improved Obligation either:

(i)          at any time if (A) the Sale Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Obligation or (B) after giving effect to such sale (including, without duplication, any Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation), the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) plus, without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, will be greater than the Reinvestment Target Par Balance; or

(ii)          solely during the Reinvestment Period, if the Portfolio Manager reasonably believes prior to such sale that either (A) after giving effect to such sale and subsequent reinvestment, the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, will be greater than the Reinvestment Target Par Balance, or (B) after such sale, it will be able to enter into one or more binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Investment Criteria Adjusted Balance at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Obligation within 20 Business Days after such sale;

(c)           Defaulted Obligations.  The Portfolio Manager on behalf of the Issuer may direct the Trustee to sell any Defaulted Obligation at any time during or after the Reinvestment Period without restriction.  With respect to each Defaulted Obligation that has not been sold or terminated within three years after becoming a Defaulted Obligation, the Market Value and Principal Balance of such Defaulted Obligation shall be deemed to be zero.

(d)           Equity Securities.  The Portfolio Manager on behalf of the Issuer may direct the Trustee to sell any Equity Security at any time without restriction, and shall (unless such Equity Security has been transferred to a Blocker Subsidiary as set forth in Section 12.1(j) below) use its commercially reasonable efforts to effect the sale of any Equity Security (other than an interest in a Blocker Subsidiary), regardless of price:

(i)          within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by the governing documents of such Equity Security or by applicable law, in which case such Equity Security shall be sold as soon as such sale is permitted by such governing documents or applicable law; and

(ii)          within three years after receipt or after such security becoming an Equity Security if clause (i) above does not apply, unless such sale is prohibited by the governing documents of such Equity Security or by applicable law, in which case such Equity Security shall be sold as soon as such sale is permitted by such governing documents or applicable law;

provided that, in each case, the Issuer shall use its commercially reasonable efforts to cause such governing documents to be amended to permit a sale of such Equity Security.

(e)           Optional Redemption.  Unless an Event of Default has occurred and is continuing, after the Issuer has notified the Trustee of an Optional Redemption of the Notes in accordance with Section 9.2, the Portfolio Manager on behalf of the Issuer shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article 9 (including the certification requirements of Section 9.4(c)(ii), if applicable) are satisfied.  If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f)           Tax Redemption.  Unless an Event of Default has occurred and is continuing, after a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Issuer (or the Portfolio Manager on its behalf) may at any time effect the sale (which sale may be through participation or other arrangement) of all or a portion of the Collateral Obligations if the requirements of Article 9 (including the certification requirements of Section 9.4(c)(ii), if applicable) are satisfied.  If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g)           Discretionary Sales.  Unless an Event of Default has occurred and is continuing, during the Reinvestment Period, the Portfolio Manager on behalf of the Issuer may direct the Trustee to sell any Collateral Obligation at any time other than during a Restricted Trading Period if (i) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(g) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 25% of the Collateral Principal Amount plus amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein), in each case, as of the first day of such 12 calendar month period (or as of the Closing Date, as the case may be) and (ii) either:

(A)           the Portfolio Manager reasonably believes prior to such sale that it will be able to (on the Issuer's behalf) enter into one or more binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Investment Criteria Adjusted Balance at least equal to the Investment Criteria Adjusted Balance of such Collateral Obligation within 20 Business Days after such sale; or

(B)           after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) plus, without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, will be greater than the Reinvestment Target Par Balance.

(h)           Mandatory Sales.  The Portfolio Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price) of any Collateral Obligation that (i) no longer meets the criteria described in clause (viii) or (xxv) of the definition of "Collateral Obligation", within 18 months after the failure of such Collateral Obligation to meet any such criteria and (ii) no longer meets the criteria described in clause (vii) or (xviii) of the definition of "Collateral Obligation" within 45 days after the failure of such Collateral Obligation to meet either such criteria.

(i)           Within ten Business Days after the Issuer's receipt thereof (or within five Business Days after such later date as such security may first be disposed of in accordance with its terms), the Issuer shall (unless such security or obligation has been transferred to a Blocker Subsidiary as set forth in Section 12.1(j) below) dispose of any Equity Security, Defaulted Obligation or security or other consideration that is received in an Offer that, in each case, would cause the Issuer to be engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise subject to tax on a net income basis in any jurisdiction outside its jurisdiction of incorporation.

(j)           The Portfolio Manager on behalf of the Issuer may effect the transfer to a Blocker Subsidiary of (x) any security or obligation required to be sold pursuant to Section 12.1(i) above within five Business Days after the Issuer's receipt thereof (or within five Business Days after such later date as such security or obligation may be disposed of in accordance with its terms), provided that such security or obligation has been obtained by the Issuer in connection with the workout or restructuring of a Collateral Obligation or (y) any Collateral Obligation or portion thereof with respect to which the Issuer will receive a security or obligation described in clause (x) above prior to the receipt of such security or obligation.  In connection with the incorporation of, or transfer of any security or obligation to, any Blocker Subsidiary, the Issuer shall not be required to satisfy the Rating Condition, provided that prior to the incorporation of any Blocker Subsidiary, the Portfolio Manager will, on behalf of the Issuer, provide written notice thereof to S&P and Moody's.  The Issuer shall not be required to continue to hold in a Blocker Subsidiary (and may instead hold directly) a security that ceases to be considered an Equity Security, as determined by the Portfolio Manager based on an opinion from a nationally recognized tax counsel experienced in such matters to the effect that the Issuer can transfer such security or obligation from the Blocker Subsidiary to the Issuer and can hold such security or obligation directly without causing the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes.  For financial accounting reporting purposes (including each Monthly Report and Distribution Report) and the Coverage Tests, the Interest Diversion Test and the Collateral Quality Test (and, for the avoidance of doubt, not for tax purposes), the Issuer will be deemed to own an Equity Security or Collateral Obligation held by a Blocker Subsidiary rather than its interest in that Blocker Subsidiary; provided that any future anticipated tax liabilities of a Blocker Subsidiary related to an Equity Security or Collateral Obligation held by such Blocker Subsidiary shall be reflected in such financial accounting reporting (including each Monthly Report and Distribution Report) and the Coverage Tests, the Interest Diversion Test and the Collateral Quality Test.

(k)           Unless an Event of Default has occurred and is continuing, after the Reinvestment Period:

(i)          notwithstanding the restrictions of Section 12.1, at the direction of the Portfolio Manager, on behalf of the Issuer, the Trustee, at the expense of the Issuer, will conduct an auction of Unsalable Assets in accordance with the procedures described in clause (ii); and

(ii)          promptly after receipt of such direction, the Trustee will provide notice (in such form as is prepared by the Portfolio Manager) to the Holders (and, for so long as any Notes rated by S&P are Outstanding, S&P) of an auction, setting forth in reasonable detail a description of each Unsalable Asset and the following auction procedures:

(A)           any Holder of Notes may submit a written bid to purchase one or more Unsalable Assets no later than the date specified in the auction notice (which shall be at least 15 Business Days after the date of such notice);

(B)           each bid must include an offer to purchase for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice;

(C)           if no Holder submits such a bid, unless delivery in kind is not legally or commercially practicable, the Trustee will provide notice thereof to each Holder and offer to deliver (at no cost to such Holder or the Trustee) a pro rata portion of each unsold Unsalable Asset to the Holders of the most senior Class that provide delivery instructions to the Trustee on or before the date specified in such notice, subject to minimum denominations. To the extent that minimum denominations do not permit a pro rata distribution, the Trustee will distribute the Unsalable Assets on a pro rata basis to the extent possible and the Portfolio Manager, on behalf of the Issuer, will select by lottery the Holder to whom the remaining amount will be delivered. The Trustee shall use commercially reasonable efforts to effect delivery of such interests; and

(D)           if no such Holder provides delivery instructions to the Trustee, the Trustee will promptly notify the Portfolio Manager and the Designated Successor Manager and offer to deliver (at no cost) the Unsalable Asset to the Portfolio Manager. If the Portfolio Manager declines such offer, the Trustee will take such action as directed by the Portfolio Manager (on behalf of the Issuer) to dispose of the Unsalable Asset, which may be by donation to a charity, abandonment or other means.

(l)           After the Portfolio Manager has notified the Issuer and the Trustee of a Clean-Up Call Redemption in accordance with Section 9.7 hereof, the Portfolio Manager, on behalf of the Issuer, may at any time effect the sale (which sale  may be through participation or other arrangement) of any Collateral Obligation without regard to the limitations in this Section 12.1 by directing the Trustee to effect such sale; provided that the Sale Proceeds therefrom are used for the purposes specified in Section 9.7 hereof (and applied pursuant to the Priority of Payments). If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

12.2           Purchase of Additional Collateral Obligations.  On any date during the Reinvestment Period (and after the Reinvestment Period with respect to purchases made pursuant to Section 12.2(e)), the Portfolio Manager on behalf of the Issuer may subject to the other requirements in this Indenture, but will not be required to, direct the Trustee to invest Principal Proceeds or proceeds of additional notes issued pursuant to Sections 2.13 and 3.2, Reinvestment Amounts, amounts on deposit in the Ramp-Up Account and accrued interest received with respect to any Collateral Obligation to the extent used to pay for accrued interest on additional Collateral Obligations, and the Trustee shall so invest such Principal Proceeds and other amounts in accordance with such direction and with the requirements of this Indenture, including this Section 12.2.

(a)           Investment Criteria.  No obligation may be purchased by the Issuer unless each of the following conditions is satisfied as of the date the Portfolio Manager commits on behalf of the Issuer to make such purchase, in each case after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the conditions set forth in subclauses (ii), (iii) and (iv) of clause (I) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date:

(I)	During the Reinvestment Period (and after the Reinvestment Period with respect to purchases described in Section 12.2(e)):

(i)          such obligation is a Collateral Obligation and is not, as of such date, a Defaulted Obligation, a Credit Risk Obligation or an Equity Security;

(ii)          if the commitment to make such purchase occurs on or after the Effective Date (or, in the case of the Interest Coverage Tests, on or after the Determination Date occurring immediately prior to the second Payment Date), each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved;

(iii)          (A) in the case of a substitute Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (3) the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, will be greater than the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, will be greater than the Reinvestment Target Par Balance; and

(iv)          either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation, a Defaulted Obligation or an Equity Security, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment.

During the Reinvestment Period, following the sale of any Credit Improved Obligation or any discretionary sale of a Collateral Obligation, the Portfolio Manager on behalf of the Issuer shall use its reasonable efforts to purchase additional Collateral Obligations within 20 Business Days after such sale; provided that any such purchase must comply with the requirements of this Section 12.2.

Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Portfolio Manager on behalf of the Issuer shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Principal Collection Subaccount as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations.

(II)            Subject to Section 12.2(e), after the Reinvestment Period, all Principal Proceeds (including Post-Reinvestment Period Amendment Proceeds) received by the Issuer will be distributed in accordance with the Priority of Payments.

(b)           Certification by Portfolio Manager.  Not later than the Subsequent Delivery Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Portfolio Manager shall deliver to the Trustee and the Collateral Administrator a certification of the Portfolio Manager certifying that such purchase complies with this Section 12.2 and Section 12.3, subject to Section 1.2(k).

(c)           Investment in Eligible Investments.  Cash on deposit in any Account (other than the Payment Account and the Reinvestment Amount Account) may be invested at any time in Eligible Investments in accordance with Article 10.

(d)           Maturity Amendment.  During and after the Reinvestment Period, the Issuer (or the Portfolio Manager on the Issuer's behalf) may vote in favor of a Maturity Amendment only if, as determined by the Portfolio Manager, (i) the Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment and (ii) after giving effect to such Maturity Amendment, the stated maturity of the Collateral Obligation that is the subject of such Maturity Amendment is not later than the Stated Maturity of the Secured Notes (other than the Class X Notes).

(e)           Investment After the Reinvestment Period. After the Reinvestment Period, provided that no Event of Default has occurred and is continuing, the Portfolio Manager on behalf of the Issuer may, but will not be required to, reinvest Principal Proceeds that were received with respect to (x) the sale of Credit Risk Obligations and (y) Unscheduled Principal Payments (each such Credit Risk Obligation or Collateral Obligation with respect to which Unscheduled Principal Payments were received, a "Reinvestable Obligation") in additional Collateral Obligations ("Substitute Obligations"); provided that the requirements of Section 12.2(a)(I) are satisfied and (i) the Aggregate Principal Balance of the Substitute Obligations equals or exceeds the amount of proceeds received from such Reinvestable Obligations, (ii) the stated maturity of each Substitute Obligation is equal to or earlier than the stated maturity of the Reinvestable Obligation that produced such Principal Proceeds, (iii) after giving effect to such reinvestment the Weighted Average Life Test is in compliance, (iv) the Class Scenario Default Rate with respect to each Class of Secured Notes then rated by S&P is maintained or improved, (v) after giving effect to the reinvestment, (x) the Maximum Moody's Rating Factor Test and clauses (vi) and (vii) in the definition of "Concentration Limitations" are satisfied and (y) all other Concentration Limitations are satisfied, or if not satisfied, are maintained or improved, (vi) after giving effect to the reinvestment, the Overcollateralization Ratio Test with respect to each Class of Secured Notes (other than the Class X Notes) is satisfied, (vii) a Restricted Trading Period is not then in effect, and (viii) the aggregate amount of all such Principal Proceeds reinvested following the Reinvestment Period shall not exceed $170,000,000.

(f)           Failure of Coverage Tests.  If at any time any Coverage Test is not satisfied, the Principal Proceeds received in respect of any Defaulted Obligation or the proceeds of any sale of a Defaulted Obligation pursuant to Section 12.1(c) shall not be reinvested in additional Collateral Obligations.

12.3           Conditions Applicable to All Sale and Purchase Transactions.  (a)  Any transaction effected under this Article 12 or in connection with the acquisition of additional Collateral Obligations shall be conducted on an arm's length basis and, if effected with a Person Affiliated with the Portfolio Manager (or with an account or portfolio for which the Portfolio Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 5 of the Portfolio Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated, provided that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)           Upon any acquisition of a Collateral Obligation pursuant to this Article 12, all of the Issuer's right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets.  The Trustee shall also receive, not later than the Subsequent Delivery Date, an Officer's certificate of the Issuer containing the statements set forth in Section 3.1(ix) and Section 12.2(b); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket in respect thereof that is signed by an Authorized Officer of the Portfolio Manager on behalf of the Issuer.

(c)           Notwithstanding anything contained in this Article 12 to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation (provided that, in the case of a purchase of a Collateral Obligation, such purchase complies with the Tax Guidelines and the tax requirements set forth in this Indenture) (x) that has been consented to by Noteholders evidencing (i) with respect to purchases during the Reinvestment Period and sales during or after the Reinvestment Period, at least 75% of the Aggregate Outstanding Amount of each Class of Notes (other than the Class X Notes) and (ii) with respect to purchases after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Notes (other than the Class X Notes) and (y) of which each Rating Agency and the Trustee has been notified.

(d)           Notwithstanding anything contained in this Article 12 to the contrary, so long as any Class A Notes are outstanding, without the consent of Holders of 100% of the Aggregate Outstanding Amount of the Class A Notes, the Issuer shall not have the right to effect the sale of any Asset pursuant to Section 12.1(g) or the purchase of any Collateral Obligation (other than sales and purchases (x) that are required pursuant to this Indenture and (y) to fulfill any previously contracted commitment to sell or purchase) following the delivery of notice by the Issuer or the Trustee to the Portfolio Manager removing the Portfolio Manager for an event constituting "cause" pursuant to clause (vii) of Section 12(c) of the Portfolio Management Agreement, unless such notice of removal is subsequently withdrawn or the appointment of a successor portfolio manager is effective.

13.           Noteholders' Relations

13.1           Subordination.  (a)  Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class (other than the distribution of any Unsalable Asset pursuant to Section 12.1(k)) to the extent and in the manner set forth in this Indenture.  If any Event of Default has occurred and not been cured or waived and acceleration occurs and is not waived in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(e) or (f), each Priority Class shall be paid in full in Cash or, to the extent a Majority of such Class consents, other than in Cash, before any further payment or distribution of any kind is made on account of any Junior Class (other than the distribution of any Unsalable Asset pursuant to Section 12.1(k)) with respect thereto, in accordance with Section 11.1(a)(iii).

(b)           In the event that, notwithstanding the provisions of this Indenture, any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of such Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)           Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided that after a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class to receive payments or distributions until all amounts due and payable on the Notes shall be paid in full.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(d)           The Holders of each Class of Notes agree, for the benefit of all Holders of each Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer until the payment in full of all Notes (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

13.2           Standard of Conduct.  In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

14.           Miscellaneous

14.1           Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer, the Co-Issuer or the Portfolio Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous.  Any such certificate or opinion of an Officer of the Issuer, Co-Issuer or the Portfolio Manager may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Portfolio Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Portfolio Manager or such other Person and confirming such factual matters, unless such Officer of the Issuer, Co-Issuer or the Portfolio Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Portfolio Manager, the Issuer or the Co-Issuer, stating that the information with respect to such matters is in the possession of the Portfolio Manager, the Issuer or the Co-Issuer and confirming such factual matters, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of either Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to such Co-Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

14.2           Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in writing or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)           The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person's holding the same, shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Co-Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

14.3           Notices, etc., to Trustee, the Co-Issuers, the Portfolio Manager, the Designated Successor Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, the Administrator and each Rating Agency.  (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given, delivered, e-mailed or furnished to, or filed with:

(i)          the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile in legible form, to the Trustee, as applicable, addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto and the Portfolio Manager by the Trustee, and executed by an Authorized Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document, provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to the Trustee at the applicable Corporate Trust Office (in any capacity hereunder) will be deemed effective only upon receipt thereof;

(ii)          the Co-Issuers shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands, Attention: The Directors, telephone: +1 (345) 949-4900, facsimile: +1 (345) 949-4901, or to the Co-Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, Attention: Donald J. Puglisi, facsimile No. (302) 738-7210 or at any other address previously furnished in writing to the other parties hereto by the Issuer or the Co-Issuer, as the case may be, with a copy to the Portfolio Manager and the Designated  Successor Manager at their respective addresses below;

(iii)          the Portfolio Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Portfolio Manager addressed to it at JMP Credit Advisors LLC, 3440 Preston Ridge Road, Suite 350, Alpharetta, Georgia  30005, Attention: Renee Lefebvre, facsimile: (678) 366-0363, email: clo@jmpcredit.com;

(iv)          the Designated Successor Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Designated Successor Manager addressed to it at Prudential Fixed Income, 100 Mulberry Street, Two Gateway Center, 4th Floor, Newark, New Jersey 07102, Attention:  CDO Unit, Managing Director, facsimile:  (973) 802-7025, with a copy to:  Prudential Investment Management, Inc., Two Gateway Center, 4th Floor, Newark, New Jersey 07102, Attention:  Law Department, facsimile:  (973) 802-2147 or at any other address previously furnished in writing to the parties hereto;

(v)          the Placement Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Natixis Securities Americas LLC, 1251 Avenue of the Americas, 4th Floor, New York, NY 10020, Attention: Structured Credit and Solutions Group, e-mail address: scsgnotices@us.natixis.com, with a copy to Natixis North America LLC, 1251 Avenue of the Americas, 5th Floor, New York, NY 10020, Attention: Office of the General Counsel, e-mail address: legal.notices@us.natixis.com, or at any other address previously furnished in writing to the Co-Issuers, the Portfolio Manager and the Trustee by Natixis;

(vi)          the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator at 190 South LaSalle Street, 8th Floor, Chicago, IL, 60603, Attention: Corporate Trust Services – JMP Credit Advisors CLO II Ltd., email: JMPCreditAdvisorsCLOII@usbank.com, facsimile number (312) 332-8030, or at any other address previously furnished in writing to the parties hereto and the Portfolio Manager;

(vii)          the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service to each Rating Agency addressed to it at Moody's Investors Service, Inc., 7 World Trade Center, New York, New York, 10007, Attention:  CBO/CLO Monitoring or by email to cdomonitoring@moodys.com and Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041-0003 or by facsimile in legible form to facsimile no. (212) 438 2655, Attention:  Asset Backed-CBO/CLO Surveillance or by electronic copy to CDO_Surveillance@standardandpoors.com.com; provided that (x) in respect of any request to S&P for a confirmation of its Initial Ratings of the Notes pursuant to Section 7.18(e), such request must be submitted to CDOEffectiveDatePortfolios@standardandpoors.com, (y) in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@sandp.com and (z) in respect of any request relating to the S&P CDO Monitor, such request must be submitted to CDOMonitor@standardandpoors.com;

(viii)          the Irish Listing Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Irish Listing Agent addressed to it at Riverside One, Sir John Rogerson's Quay, Dublin 2, Ireland, facsimile no. +353 1 829 0010, telephone no. +353 1 607 1369, email: tony.spratt@mccannfitzgerald.ie, Attention: Tony Spratt, or at any other address previously furnished in writing to the other parties hereto and the Portfolio Manager by the Irish Listing Agent, or if to the Companies Announcements Office, by email to announcements@ise.ie (such notices to be sent in Microsoft Word format to the extent possible), except that notices of the Interest Rates for the Notes that are floating rate notes will be sent by email to rates@ise.ie or as otherwise required by the guidelines of the Irish Stock Exchange;

(ix)          the Administrator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Administrator addressed to it at Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands; Attention: The Directors; and

(x)          the CLO Information Service shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing at any physical or electronic address provided by the Portfolio Manager for delivery of any Monthly Report or Distribution Report.

(b)           In the event that any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee's receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.

(c)           Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee (except information required to be provided to the Irish Stock Exchange or any Accountants' Report) may be provided by providing access to a website containing such information.

14.4           Notices to Holders; Waiver.  Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)           such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register (or, in the case of Holders of Global Notes, emailed to DTC for distribution to each Holder affected by such event), not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)           such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission.  Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

The Trustee will deliver to the Holders any information (other than an Accountants' Report) or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer.  The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

14.5           Effect of Headings and Table of Contents.  The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

14.6           Successors and Assigns.  All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

14.7           Severability.  If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

14.8           Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Portfolio Manager, the Collateral Administrator, the Holders of the Notes and (to the extent provided herein) the Administrator (solely in its capacity as such) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

14.9           Governing Law.  This Indenture and the Notes shall be construed in accordance with, and this Indenture and the Notes and any matters arising out of or relating in any way whatsoever to this Indenture or the Notes (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

14.10           Submission to Jurisdiction.  With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture ("Proceedings"), each party irrevocably:  (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Indenture precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

14.11           Waiver of Jury Trial.  EACH OF THE ISSUER, THE CO-ISSUER, EACH HOLDER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS INDENTURE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

14.12           Counterparts.  This Indenture and the Notes (and each amendment, modification and waiver in respect of this Indenture or the Notes) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument.  Delivery of an executed counterpart of this Indenture by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Indenture.

14.13           Acts of Issuer.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Portfolio Manager on the Issuer's behalf.

14.14           Confidential Information.  (a)  The Trustee, the Collateral Administrator and each Holder of Notes will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Issuer (after consultation with the Co-Issuer) or such Holder in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to:  (i) such Person's directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) such Person's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder; (iv) any Person of the type that would be, to such Person's knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.14); (v) any other Person from which such former Person offers to purchase any security of the Co-Issuers (if such other Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.14); (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.14; (viii) Moody's or S&P; (ix) the CLO Information Service in accordance with Article 10 hereof; (x) any other Person with the consent of the Co-Issuers and the Portfolio Manager; or (xi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Co-Issuers (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Co-Issuers (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture or (E) in the Trustee's or Collateral Administrator's performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to Holders by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.14.  Each Holder of Notes agrees, except as set forth in clauses (vi), (vii) and (xi) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.14.  In the event of any required disclosure of the Confidential Information by such Holder, such Holder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information.  Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.14 (subject to Section 7.17(g)).

(b)           For the purposes of this Section 14.14, "Confidential Information" means information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Co-Issuers in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided that such term does not include information that:  (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Co-Issuers or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Co-Issuers or a contractual duty to the Co-Issuers; or (iv) is allowed to be treated as non-confidential by consent of the Co-Issuers.

(c)           Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

14.15           Liability of Co-Issuers.  Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, neither of the Co-Issuers shall have any liability whatsoever to the other of the Co-Issuers under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither of the Co-Issuers shall be entitled to take any action to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other of the Co-Issuers.  In particular, neither of the Co-Issuers shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Co-Issuers or shall have any claim in respect to any assets of the other of the Co-Issuers.

14.16           Rating Condition Deemed Inapplicable.  With respect to any event or circumstance that requires satisfaction of a Rating Condition with respect to any Rating Agency, such Rating Condition shall be deemed inapplicable for all purposes of this Indenture with respect to such event or circumstance if:

(a)           the applicable Rating Agency has made a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Rating Condition in this Indenture for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of obligations rated by such Rating Agency;

(b)           the applicable Rating Agency has communicated to the Issuer, the Portfolio Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current rating (or Initial Ratings) of the Secured Notes, in the case of S&P, or the Class A Notes and the Class X Notes, in the case of Moody's;

(c)           in connection with amendments requiring unanimous consent of all Holders of Notes, such Holders have been advised prior to consenting that the current ratings of the Secured Notes, in the case of S&P, and/or the Class A Notes and the Class X Notes, in the case of Moody's, may be reduced or withdrawn as a result of such amendment; or

(d)           in the case of the Moody's Rating Condition, no Class A Notes and Class X Notes are Outstanding or no Class A Notes and Class X Notes then Outstanding are rated by Moody's.

15.           Assignment Of Certain Agreements

15.1           Assignment of Portfolio Management Agreement and Designated Successor Management Agreement.  (a)  The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer's estate, right, title and interest in, to and under the Portfolio Management Agreement and the Designated Successor Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Portfolio Manager or the Designated Successor Manager under the Portfolio Management Agreement or the Designated Successor Management Agreement, respectively, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall, unless the Trustee has previously commenced exercising remedies pursuant to Section 5.4, terminate at such time, if any, as such Event of Default is cured or waived.

(b)           The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Portfolio Management Agreement and the Designated Successor Management Agreement, nor shall any of the obligations contained in the Portfolio Management Agreement or the Designated Successor Management Agreement be imposed on the Trustee.  From and after the occurrence and continuance of an Event of Default, the Portfolio Manager shall continue to perform and be bound by the provisions of the Portfolio Management Agreement and this Indenture.  The Trustee shall be entitled to rely and be protected in relying upon all actions and omissions to act of the Portfolio Manager thereafter as fully as if no Event of Default had occurred.

(c)           Upon the cancellation of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Portfolio Management Agreement and the Designated Successor Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)           The Issuer represents that it has not executed any other assignment of the Portfolio Management Agreement or the Designated Successor Management Agreement.

(e)           The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith.  The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)           The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Portfolio Manager in the Portfolio Management Agreement and the Designated Successor Manager in the Designated Successor Management Agreement, to the following:

(i)          The Portfolio Manager and the Designated Successor Manager shall each consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Portfolio Manager or the Designated Successor Manager, in each case subject to the terms (including the applicable standards of care set forth in the Portfolio Management Agreement and the Designated Successor Management Agreement) of the Portfolio Management Agreement and the Designated Successor Management Agreement, respectively.

(ii)          The Portfolio Manager and the Designated Successor Manager shall each acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Portfolio Management Agreement and the Designated Successor Management Agreement to the Trustee as representative of the Noteholders and the Portfolio Manager and the Designated Successor Manager shall each agree that all of the representations, covenants and agreements made by the Portfolio Manager in the Portfolio Management Agreement and the Designated Successor Manager in the Designated Successor Management Agreement are also for the benefit of the Trustee.

(iii)          The Portfolio Manager and the Designated Successor Manager shall each deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Portfolio Manager and the Designated Successor Manager to the Issuer pursuant to the Portfolio Management Agreement and the Designated Successor Management Agreement, respectively.

(iv)          The Issuer, the Portfolio Manager and the Designated Successor Manager may amend the Portfolio Management Agreement (in the case of the Portfolio Manager) or the Designated Successor Management Agreement (in the case of the  Designated Successor Manager) without the consent of Holders and without satisfaction of the Moody's Rating Condition (or deemed inapplicability thereof pursuant to Section 14.16), and the S&P Rating Condition (or deemed inapplicability thereof pursuant to Section 14.16) to (w) correct inconsistencies, typographical or other errors, defects or ambiguities, provided that such correction does not have a materially adverse effect on the Holders of any Class of Notes, (x) conform the Portfolio Management Agreement or the Designated Successor Management Agreement to the final Offering Circular with respect to the Notes or to this Indenture (as it may be amended from time to time pursuant to Article 8), (y) conform the Portfolio Management Agreement or the Designated Successor Management Agreement to any supplemental indenture entered into in accordance with Section 8.1(c) or (z) permanently or temporarily remove any Management Fee payable to the Portfolio Manager or the Designated Successor Management Fee payable to the Designated Successor Manager. Any other amendment to the Portfolio Management Agreement and the Designated Successor Management Agreement shall be permitted (i) if the Moody's Rating Condition is satisfied (or deemed inapplicable pursuant to Section 14.16) and (ii) so long as a Majority of the Controlling Class does not object to such amendment, modification or waiver within 15 Business Days after the Issuer provides notice thereof to the Controlling Class.  The Issuer shall notify S&P of any amendment to the Portfolio Management Agreement and the Designated Successor Management Agreement.

(v)          Except as otherwise set forth herein and therein (including pursuant to Section 8(c) of the Portfolio Management Agreement and Section 2 of the Designated Successor Management Agreement), the Portfolio Manager and the Designated Successor Manager shall continue to serve as Portfolio Manager under the Portfolio Management Agreement and as Designated Successor Manager under the Designated Successor Management Agreement, respectively, notwithstanding that the Portfolio Manager or the Designated Successor Manager shall not have received amounts due to it under the Portfolio Management Agreement or the Designated Successor Management Agreement, as the case may be, because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1.  The Portfolio Manager and the Designated Successor Manager each agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Portfolio Manager under the Portfolio Management Agreement or to the Designated Successor Manager under the Designated Successor Management Agreement until the payment in full of all Notes (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period then in effect plus one day, following such payment.  Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Portfolio Manager or the Designated Successor Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Portfolio Manager, the Designated Successor Manager or any of their respective Affiliates, as the case may be, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)          Except with respect to transactions contemplated by Section 5 of the Portfolio Management Agreement, if the Portfolio Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Note and any other account or portfolio for which the Portfolio Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Portfolio Manager will give written notice to the Trustee, who shall promptly forward such notice to the relevant Holder, briefly describing such conflict and the action it proposes to take.  The provisions of this clause (vi) shall not apply to any transaction permitted by the terms of the Portfolio Management Agreement.

(vii)          On each Measurement Date on which the S&P CDO Monitor Test is used, the Portfolio Manager on behalf of the Issuer will measure compliance under such test.

[signature page follows]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

Executed as a Deed by:

JMP CREDIT ADVISORS CLO II LTD.,
  as Issuer

By	/s/ Richard McMillan
Name: Richard McMillan
Title: Director

In the presence of:

Witness:	/s/ Kirsten Leighton
Name: Kirsten Leighton
Occupation: Trust Officer
Title: Trust Officer

JMP CREDIT ADVISORS CLO II LLC,
  as Co-Issuer

By	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Manager

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee

By	/s/ Louis J. Marucheau
Name: Louis J. Marucheau
Title: Assistant Vice President

SCHEDULE 1

LIST OF COLLATERAL OBLIGATIONS1

1 Portfolio Manager to provide.

SCHEDULE 2

MOODY'S INDUSTRY CLASSIFICATION GROUP LIST

CORP - Aerospace & Defense	1
CORP - Automotive	2
CORP - Banking, Finance, Insurance & Real Estate	3
CORP - Beverage, Food & Tobacco	4
CORP - Capital Equipment	5
CORP - Chemicals, Plastics, & Rubber	6
CORP - Construction & Building	7
CORP - Consumer goods: Durable	8
CORP - Consumer goods: Non-durable	9
CORP - Containers, Packaging & Glass	10
CORP - Energy: Electricity	11
CORP - Energy: Oil & Gas	12
CORP - Environmental Industries	13
CORP - Forest Products & Paper	14
CORP - Healthcare & Pharmaceuticals	15
CORP - High Tech Industries	16
CORP - Hotel, Gaming & Leisure	17
CORP - Media: Advertising, Printing & Publishing	18
CORP - Media: Broadcasting & Subscription	19
CORP - Media: Diversified & Production	20
CORP - Metals & Mining	21
CORP - Retail	22
CORP - Services: Business	23
CORP - Services: Consumer	24
CORP - Sovereign & Public Finance	25
CORP - Telecommunications	26
CORP - Transportation: Cargo	27
CORP - Transportation: Consumer	28
CORP - Utilities: Electric	29
CORP - Utilities: Oil & Gas	30
CORP - Utilities: Water	31
CORP – Wholesale	32

SCHEDULE 3

S&P INDUSTRY CLASSIFICATIONS

Asset Code Description	Asset
1	Aerospace & Defense
2	Air transport
3	Automotive
4	Beverage & Tobacco
5	Radio & Television
6
7	Building & Development
8	Business equipment & services
9	Cable & satellite television
10	Chemicals & plastics
11	Clothing/textiles
12	Conglomerates
13	Containers & glass products
14	Cosmetics/toiletries
15	Drugs
16	Ecological services & equipment
17	Electronics/electrical
18	Equipment leasing
19	Farming/agriculture
20	Financial intermediaries
21	Food/drug retailers
22	Food products
23	Food service
24	Forest products
25	Health care
26	Home furnishings
27	Lodging & casinos
28	Industrial equipment
29
30	Leisure goods/activities/movies
31	Nonferrous metals/minerals
32	Oil & gas
33	Publishing
34	Rail industries
35	Retailers (except food & drug)
36	Steel
37	Surface transport
38	Telecommunications
39	Utilities
43	Life Insurance
44	Health Insurance
45	Property & Casualty Insurance
46	Diversified Insurance

SCHEDULE 4

DIVERSITY SCORE CALCULATION

The Diversity Score is calculated as follows:

(a)	An "Issuer Par Amount" is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.

(b)	An "Average Par Amount" is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c)	An "Equivalent Unit Score" is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d)
An "Aggregate Industry Equivalent Unit Score" is then calculated for each of the Moody's industry classification groups, shown on Schedule 2, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(e)
An "Industry Diversity Score" is then established for each Moody's industry classification group, shown on Schedule 2, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody's industry classification group shown on Schedule 2.

(g)	For purposes of calculating the Diversity Score, affiliated issuers in the same Industry are deemed to be a single issuer except as otherwise agreed to by Moody's.

SCHEDULE 5

MOODY'S RATING DEFINITIONS

MOODY'S DEFAULT PROBABILITY RATING

(a)
With respect to a Collateral Obligation that is a Moody's Senior Secured Floating Rate Note, Moody's Senior Secured Loan or Participation Interest in a Moody's Senior Secured Loan, if the obligor of such Collateral Obligation has a corporate family rating by Moody's, then such corporate family rating; and (solely for purposes of determining the Adjusted Weighted Average Moody's Rating Factor) with respect to a Collateral Obligation that is a Current Pay Obligation, one subcategory below the facility rating (whether public or private) of such Current Pay Obligation (or the facility rating of such Current Pay Obligation immediately before such rating was withdrawn) rated by Moody's;

(b)
With respect to a Collateral Obligation that is a Moody's Senior Secured Loan or Participation Interest in a Moody's Senior Secured Loan, if not determined pursuant to clause (a) above, if such Collateral Obligation (A) is publicly rated by Moody's, such public rating, or (B) is not publicly rated by Moody's but for which a rating or rating estimate has been assigned by Moody's upon the request of the Issuer or the Portfolio Manager, such rating or the corporate family rating estimate, as applicable;

(c)
With respect to a Collateral Obligation, if not determined pursuant to clause (a) or (b) above, (A) if the obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody's, then the Moody's public rating on any such obligation (or, if such Collateral Obligation is a Moody's Senior Secured Loan, the Moody's rating that is one subcategory higher than the Moody's public rating on any such senior unsecured obligation) as selected by the Portfolio Manager in its sole discretion or, if no such rating is available, (B) if such Collateral Obligation is publicly rated by Moody's, such public rating or, if no such rating is available, (C) if a rating or rating estimate has been assigned to such Collateral Obligation by Moody's upon the request of the Issuer, the Portfolio Manager or an affiliate of the Portfolio Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation or (D) if such Collateral Obligation is a DIP Collateral Obligation, the Moody's Derived Rating set forth in clause (a) in the definition thereof; and

(d)	With respect to a Collateral Obligation, if not determined pursuant to clause (a), (b) or (c) above, the Moody's Derived Rating.

For purposes of calculating a Moody's Default Probability Rating, each applicable rating on credit watch by Moody's with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

MOODY'S RATING

(a)
With respect to a Collateral Obligation that (A) is publicly rated by Moody's, such public rating, or (B) is not publicly rated by Moody's but for which a rating or rating estimate has been assigned by Moody's upon the request of the Issuer or the Portfolio Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation.

(b)
With respect to a Collateral Obligation that is a Moody's Senior Secured Floating Rate, Moody's Senior Secured Loan or Participation Interest in a Moody's Senior Secured Loan (if not determined pursuant to clause (a) above), if the obligor of such Collateral Obligation has a corporate family rating by Moody's, then such corporate family rating.

(c)
With respect to a Collateral Obligation, if not determined pursuant to clause (a) or (b) above, if the obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody's, then the Moody's public rating on any such obligation (or, if such Collateral Obligation is a Moody's Senior Secured Loan, the Moody's rating that is one subcategory higher than the Moody's public rating on any such senior unsecured obligation) as selected by the Portfolio Manager in its sole discretion.

(d)	With respect to a Collateral Obligation, if not determined pursuant to clause (a), (b) or (c) above, the Moody's Derived Rating.

For purposes of calculating a Moody's Rating, each applicable rating on credit watch by Moody's with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

MOODY'S DERIVED RATING

With respect to a Collateral Obligation whose Moody's Rating or Moody's Default Probability Rating cannot be determined pursuant to clause (a), (b) or (c) of the respective definitions thereof, the Moody's Derived Rating for purposes of clause (d) of the definition of "Moody's Rating" and "Moody's Default Probability Rating" (as applicable) shall be determined as set forth below.

(a)	With respect to any DIP Collateral Obligation, one subcategory below the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody's.

(b)	If not determined pursuant to clause (a) above, if the obligor of such Collateral Obligation has a long-term issuer rating by Moody's, then such long-term issuer rating.

(c)
If not determined pursuant to clause (a) or (b) above, if another obligation of the obligor is rated by Moody's, then by adjusting the rating of the related Moody's rated obligations of the related obligor by the number of rating sub-categories according to the table below:

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	-1
Senior secured obligation	less than B2	-2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

(d)
If not determined pursuant to clause (a), (b) or (c) above, if the obligor of such Collateral Obligation has a corporate family rating by Moody's, then one subcategory below such corporate family rating.

(e)	If not determined pursuant to clause (a), (b), (c) or (d) above, then by using any one of the methods provided below:

(i)	(A) pursuant to the table below:

Type of Collateral Obligation	S&P Rating (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody's Equivalent of S&P Rating
Not Structured Finance Obligation	≥ "BBB-"	Not a Loan or Participation Interest in Loan	-1
Not Structured Finance Obligation	≤ " BB+"	Not a Loan or Participation Interest in Loan	-2
Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

(B)
if such Collateral Obligation is not rated by S&P but another security or obligation of the obligor has a public and monitored rating by S&P (a "parallel security"), then the rating of such parallel security will at the election of the Portfolio Manager be determined in accordance with the table set forth in subclause (e)(i)(A) above, and the Moody's Derived Rating for purposes of clause (d) of the definition of "Moody's Rating" and "Moody's Default Probability Rating" (as applicable) of such Collateral Obligation will be determined in accordance with the methodology set forth in clause (c) above (for such purposes treating the parallel security as if it were rated by Moody's at the rating determined pursuant to this subclause (e)(i)(B)); or

(C)	if such Collateral Obligation is a DIP Collateral Obligation, no Moody's Derived Rating may be determined based on a rating by S&P or any other rating agency; or

(ii)
if such Collateral Obligation is not rated by Moody's or S&P and no other security or obligation of the issuer of such Collateral Obligation is rated by Moody's or  S&P, then the Portfolio Manager, acting in its discretion on behalf of the Issuer, may elect to make a written request to Moody's to assign a rating or rating estimate to such Collateral Obligation, provided that if Moody's has been requested by the Issuer, the Portfolio Manager or the issuer of such Collateral Obligation to assign a rating or rating estimate with respect to such Collateral Obligation but such rating or rating estimate has not been received, pending receipt of such estimate, the Moody's Derived Rating for purposes of clause (d) of the definition of "Moody's Rating" or "Moody's Default Probability Rating" (as applicable) of such Collateral Obligation shall be (1) "B3" if the Portfolio Manager certifies to the Trustee and the Collateral Administrator that the Portfolio Manager believes that such estimate will be at least "B3" and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this clause (ii) does not exceed 5% of the Collateral Principal Amount of all Collateral Obligations or (2) otherwise, "Caa1".

For purposes of calculating a Moody's Derived Rating, each applicable rating on credit watch by Moody's with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

MOODY'S SENIOR SECURED LOAN

(a)	A loan that:

(i)	is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan;

(ii)
(x) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under the loan and (y) such specified collateral does not consist entirely of equity securities or common stock; provided that any loan that would be considered a Moody's Senior Secured Loan but for clause (y) above shall be considered a Moody's Senior Secured Loan if it is a loan made to a parent entity and as to which the Portfolio Manager determines in good faith that the value of the common stock of the subsidiary (or other equity interests in the subsidiary) securing such loan at or about the time of acquisition of such loan by the Issuer has a value that is at least equal to the outstanding principal balance of such loan and the outstanding principal balances of any other obligations of such parent entity that are pari passu with such loan, which value may include, among other things, the enterprise value of such subsidiary of such parent entity; and

(iii)
the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Portfolio Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral); or

(b)	a loan that:

(i)
is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan, except that such loan can be subordinate with respect to the liquidation of such obligor or the collateral for such loan;

(ii)
with respect to such liquidation, is secured by a valid perfected security interest or lien that is not a first priority in, to or on specified collateral securing the Obligor's obligations under the loan;

(iii)
the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Portfolio Manager) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured in the same collateral); and

(iv)	(x) has a Moody's facility rating and the obligor of such loan has a Moody's corporate family rating and (y) such Moody's facility rating is not lower than such Moody's corporate family rating; and

(c)	the loan is not:

(i)	a DIP Collateral Obligation; or

(ii)
a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise "springs" into existence after the origination thereof.

SCHEDULE 6

S&P RECOVERY RATE TABLES

Section 1.

(a)	(i) If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

S&P Recovery Rating of a Collateral Obligation	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	75%	85%	88%	90%	92%	95%
1	65%	75%	80%	85%	90%	95%
2	50%	60%	66%	73%	79%	85%
3	30%	40%	46%	53%	59%	65%
4	20%	26%	33%	39%	43%	45%
5	5%	10%	15%	20%	23%	25%
6	2%	4%	6%	8%	10%	10%
	Recovery rate

(ii)
If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan, second lien loan or senior unsecured bond and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Loan, senior secured note or senior secured bond (a "Senior Secured Debt Instrument") that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	- %	- %	- %	- %	- %	- %
	Recovery rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	16%	18%	21%	24%	27%	29%
1	16%	18%	21%	24%	27%	29%
2	16%	18%	21%	24%	27%	29%
3	10%	13%	15%	18%	19%	20%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	- %	- %	- %	- %	- %	- %
	Recovery rate

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	- %	- %	- %	- %	- %	- %
	Recovery rate

(iii)
If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A, B and C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	- %	- %	- %	- %	- %	- %
6	- %	- %	- %	- %	- %	- %
	Recovery rate

(b)
If a recovery rate cannot be determined using clause (a) and the Collateral Obligation is secured solely or primarily by common stock, other equity interests and goodwill, and the issuer of such Collateral Obligation has issued another debt instrument that is a senior unsecured loan, then the S&P Recovery Rate for such Collateral Obligation will be equal to the S&P Recovery Rate for such senior unsecured loan (or such other S&P Recovery Rate as S&P may provide, at the request of the Portfolio Manager, on a case-by-case basis).

(c)
If a recovery rate cannot be determined using clause (a) or clause (b) and the Collateral Obligation is secured solely or primarily by common stock, other equity interests and goodwill, then the recovery rate shall be determined using the table following clause (d) as if such Collateral Obligation were an unsecured loan.

(d)	If a recovery rate cannot be determined using clause (a), clause (b) or clause (c), the recovery rate shall be determined using the following table:

Recovery rates for obligors Domiciled in Group A, B, C or D:

Priority Category	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
Senior Secured Loans
Group A	50%	55%	59%	63%	75%	79%
Group B	45%	49%	53%	58%	70%	74%
Group C	39%	42%	46%	49%	60%	63%
Group D	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans)2 and Senior Secured Bonds
Group A	41%	46%	49%	53%	63%	67%
Group B	37%	41%	44%	49%	59%	62%
Group C	32%	35%	39%	41%	50%	53%
Group D	17%	19%	27%	29%	31%	34%
Unsecured loans, unsecured bonds and Second Lien Loans3
Group A	18%	20%	23%	26%	29%	31%
Group B	16%	18%	21%	24%	27%	29%
Group C	13%	16%	18%	21%	23%	25%
Group D	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	10%	10%	10%	10%	10%	10%
Group C	9%	9%	9%	9%	9%	9%
Group D	5%	5%	5%	5%	5%	5%

1	Solely for purposes of the determinations pursuant hereto, the definition of "Cov-Lite Loan" shall be read to exclude clause (b) of the proviso thereto.
2	Second Lien Loans with an Aggregate Principal Balance in excess of 15% of the Collateral Principal Amount shall use the "Subordinated loans" Priority Category for the purpose of determining their S&P Recovery Rate. Additionally, First Lien Last Out Loans shall be treated as Second Liens Loans for the purpose of determining their S&P Recovery Rate.

Priority Category	Initial Liability Rating
Recovery rate
Group A:  Australia, Denmark, Finland, Hong Kong, Ireland, The Netherlands, New Zealand, Norway, Singapore, Sweden, U.K.
Group B:  Austria, Belgium, Canada, Germany, Israel, Japan, Luxembourg, Portugal, South Africa, Switzerland, U.S.
Group C:  Argentina, Brazil, Chile, France, Greece, Italy, Mexico, South Korea, Spain, Taiwan, Turkey, United Arab Emirates.
Group D: Kazakhstan, Russia, Ukraine, others

Section 2.	S&P CDO Monitor

Liability Rating	"AAA"	"AA"	"A"	"BBB"	"BB"	"B"
Weighted Average S&P Recovery Rate	38.00%	44.75%	50.50%	57.25%	63.00%	68.00%
	38.00%	45.75%	51.50%	58.25%	64.00%	69.00%
	38.00%	46.75%	52.50%	59.25%	65.00%	70.00%
	38.00%	47.75%	53.50%	60.25%	66.00%	71.00%
	38.25%	45.00%	50.75%	57.50%	63.25%	68.25%
	38.25%	46.00%	51.75%	58.50%	64.25%	69.25%
	38.25%	47.00%	52.75%	59.50%	65.25%	70.25%
	38.25%	48.00%	53.75%	60.50%	66.25%	71.25%
	38.50%	45.25%	51.00%	57.75%	63.50%	68.50%
	38.50%	46.25%	52.00%	58.75%	64.50%	69.50%
	38.50%	47.25%	53.00%	59.75%	65.50%	70.50%
	38.50%	48.25%	54.00%	60.75%	66.50%	71.50%
	38.75%	45.50%	51.25%	58.00%	63.75%	68.75%
	38.75%	46.50%	52.25%	59.00%	64.75%	69.75%
	38.75%	47.50%	53.25%	60.00%	65.75%	70.75%
	38.75%	48.50%	54.25%	61.00%	66.75%	71.75%

39.00%	45.75%	51.50%	58.25%	64.00%	69.00%
39.00%	46.75%	52.50%	59.25%	65.00%	70.00%
39.00%	47.75%	53.50%	60.25%	66.00%	71.00%
39.00%	48.75%	54.50%	61.25%	67.00%	72.00%
39.25%	46.00%	51.75%	58.50%	64.25%	69.25%
39.25%	47.00%	52.75%	59.50%	65.25%	70.25%
39.25%	48.00%	53.75%	60.50%	66.25%	71.25%
39.25%	49.00%	54.75%	61.50%	67.25%	72.25%
39.50%	46.25%	52.00%	58.75%	64.50%	69.50%
39.50%	47.25%	53.00%	59.75%	65.50%	70.50%
39.50%	48.25%	54.00%	60.75%	66.50%	71.50%
39.50%	49.25%	55.00%	61.75%	67.50%	72.50%
39.75%	46.50%	52.25%	59.00%	64.75%	69.75%
39.75%	47.50%	53.25%	60.00%	65.75%	70.75%
39.75%	48.50%	54.25%	61.00%	66.75%	71.75%
39.75%	49.50%	55.25%	62.00%	67.75%	72.75%
40.00%	46.75%	52.50%	59.25%	65.00%	70.00%
40.00%	47.75%	53.50%	60.25%	66.00%	71.00%
40.00%	48.75%	54.50%	61.25%	67.00%	72.00%
40.00%	49.75%	55.50%	62.25%	68.00%	73.00%
40.25%	47.00%	52.75%	59.50%	65.25%	70.25%
40.25%	48.00%	53.75%	60.50%	66.25%	71.25%
40.25%	49.00%	54.75%	61.50%	67.25%	72.25%
40.25%	50.00%	55.75%	62.50%	68.25%	73.25%

40.50%	47.25%	53.00%	59.75%	65.50%	70.50%
40.50%	48.25%	54.00%	60.75%	66.50%	71.50%
40.50%	49.25%	55.00%	61.75%	67.50%	72.50%
40.50%	50.25%	56.00%	62.75%	68.50%	73.50%
40.75%	47.50%	53.25%	60.00%	65.75%	70.75%
40.75%	48.50%	54.25%	61.00%	66.75%	71.75%
40.75%	49.50%	55.25%	62.00%	67.75%	72.75%
40.75%	50.50%	56.25%	63.00%	68.75%	73.75%
41.00%	47.75%	53.50%	60.25%	66.00%	71.00%
41.00%	48.75%	54.50%	61.25%	67.00%	72.00%
41.00%	49.75%	55.50%	62.25%	68.00%	73.00%
41.00%	50.75%	56.50%	63.25%	69.00%	74.00%
41.25%	48.00%	53.75%	60.50%	66.25%	71.25%
41.25%	49.00%	54.75%	61.50%	67.25%	72.25%
41.25%	50.00%	55.75%	62.50%	68.25%	73.25%
41.25%	51.00%	56.75%	63.50%	69.25%	74.25%
41.50%	48.25%	54.00%	60.75%	66.50%	71.50%
41.50%	49.25%	55.00%	61.75%	67.50%	72.50%
41.50%	50.25%	56.00%	62.75%	68.50%	73.50%
41.50%	51.25%	57.00%	63.75%	69.50%	74.50%
41.75%	48.50%	54.25%	61.00%	66.75%	71.75%
41.75%	49.50%	55.25%	62.00%	67.75%	72.75%
41.75%	50.50%	56.25%	63.00%	68.75%	73.75%
41.75%	51.50%	57.25%	64.00%	69.75%	74.75%

42.00%	48.75%	54.50%	61.25%	67.00%	72.00%
42.00%	49.75%	55.50%	62.25%	68.00%	73.00%
42.00%	50.75%	56.50%	63.25%	69.00%	74.00%
42.00%	51.75%	57.50%	64.25%	70.00%	75.00%
42.25%	49.00%	54.75%	61.50%	67.25%	72.25%
42.25%	50.00%	55.75%	62.50%	68.25%	73.25%
42.25%	51.00%	56.75%	63.50%	69.25%	74.25%
42.25%	52.00%	57.75%	64.50%	70.25%	75.25%
42.50%	49.25%	55.00%	61.75%	67.50%	72.50%
42.50%	50.25%	56.00%	62.75%	68.50%	73.50%
42.50%	51.25%	57.00%	63.75%	69.50%	74.50%
42.50%	52.25%	58.00%	64.75%	70.50%	75.50%
42.75%	49.50%	55.25%	62.00%	67.75%	72.75%
42.75%	50.50%	56.25%	63.00%	68.75%	73.75%
42.75%	51.50%	57.25%	64.00%	69.75%	74.75%
42.75%	52.50%	58.25%	65.00%	70.75%	75.75%
43.00%	49.75%	55.50%	62.25%	68.00%	73.00%
43.00%	50.75%	56.50%	63.25%	69.00%	74.00%
43.00%	51.75%	57.50%	64.25%	70.00%	75.00%
43.00%	52.75%	58.50%	65.25%	71.00%	76.00%
43.25%	50.00%	55.75%	62.50%	68.25%	73.25%
43.25%	51.00%	56.75%	63.50%	69.25%	74.25%
43.25%	52.00%	57.75%	64.50%	70.25%	75.25%
43.25%	53.00%	58.75%	65.50%	71.25%	76.25%

43.50%	50.25%	56.00%	62.75%	68.50%	73.50%
43.50%	51.25%	57.00%	63.75%	69.50%	74.50%
43.50%	52.25%	58.00%	64.75%	70.50%	75.50%
43.50%	53.25%	59.00%	65.75%	71.50%	76.50%
43.75%	50.50%	56.25%	63.00%	68.75%	73.75%
43.75%	51.50%	57.25%	64.00%	69.75%	74.75%
43.75%	52.50%	58.25%	65.00%	70.75%	75.75%
43.75%	53.50%	59.25%	66.00%	71.75%	76.75%
44.00%	50.75%	56.50%	63.25%	69.00%	74.00%
44.00%	51.75%	57.50%	64.25%	70.00%	75.00%
44.00%	52.75%	58.50%	65.25%	71.00%	76.00%
44.00%	53.75%	59.50%	66.25%	72.00%	77.00%
44.25%	51.00%	56.75%	63.50%	69.25%	74.25%
44.25%	52.00%	57.75%	64.50%	70.25%	75.25%
44.25%	53.00%	58.75%	65.50%	71.25%	76.25%
44.25%	54.00%	59.75%	66.50%	72.25%	77.25%
44.50%	51.25%	57.00%	63.75%	69.50%	74.50%
44.50%	52.25%	58.00%	64.75%	70.50%	75.50%
44.50%	53.25%	59.00%	65.75%	71.50%	76.50%
44.50%	54.25%	60.00%	66.75%	72.50%	77.50%
44.75%	51.50%	57.25%	64.00%	69.75%	74.75%
44.75%	52.50%	58.25%	65.00%	70.75%	75.75%
44.75%	53.50%	59.25%	66.00%	71.75%	76.75%
44.75%	54.50%	60.25%	67.00%	72.75%	77.75%

45.00%	51.75%	57.50%	64.25%	70.00%	75.00%
45.00%	52.75%	58.50%	65.25%	71.00%	76.00%
45.00%	53.75%	59.50%	66.25%	72.00%	77.00%
45.00%	54.75%	60.50%	67.25%	73.00%	78.00%
45.25%	52.00%	57.75%	64.50%	70.25%	75.25%
45.25%	53.00%	58.75%	65.50%	71.25%	76.25%
45.25%	54.00%	59.75%	66.50%	72.25%	77.25%
45.25%	55.00%	60.75%	67.50%	73.25%	78.25%
45.50%	52.25%	58.00%	64.75%	70.50%	75.50%
45.50%	53.25%	59.00%	65.75%	71.50%	76.50%
45.50%	54.25%	60.00%	66.75%	72.50%	77.50%
45.50%	55.25%	61.00%	67.75%	73.50%	78.50%
45.75%	52.50%	58.25%	65.00%	70.75%	75.75%
45.75%	53.50%	59.25%	66.00%	71.75%	76.75%
45.75%	54.50%	60.25%	67.00%	72.75%	77.75%
45.75%	55.50%	61.25%	68.00%	73.75%	78.75%
46.00%	52.75%	58.50%	65.25%	71.00%	76.00%
46.00%	53.75%	59.50%	66.25%	72.00%	77.00%
46.00%	54.75%	60.50%	67.25%	73.00%	78.00%
46.00%	55.75%	61.50%	68.25%	74.00%	79.00%
46.25%	53.00%	58.75%	65.50%	71.25%	76.25%
46.25%	54.00%	59.75%	66.50%	72.25%	77.25%
46.25%	55.00%	60.75%	67.50%	73.25%	78.25%
46.25%	56.00%	61.75%	68.50%	74.25%	79.25%

46.50%	53.25%	59.00%	65.75%	71.50%	76.50%
46.50%	54.25%	60.00%	66.75%	72.50%	77.50%
46.50%	55.25%	61.00%	67.75%	73.50%	78.50%
46.50%	56.25%	62.00%	68.75%	74.50%	79.50%
46.75%	53.50%	59.25%	66.00%	71.75%	76.75%
46.75%	54.50%	60.25%	67.00%	72.75%	77.75%
46.75%	55.50%	61.25%	68.00%	73.75%	78.75%
46.75%	56.50%	62.25%	69.00%	74.75%	79.75%
47.00%	53.75%	59.50%	66.25%	72.00%	77.00%
47.00%	54.75%	60.50%	67.25%	73.00%	78.00%
47.00%	55.75%	61.50%	68.25%	74.00%	79.00%
47.00%	56.75%	62.50%	69.25%	75.00%	80.00%
47.25%	54.00%	59.75%	66.50%	72.25%	77.25%
47.25%	55.00%	60.75%	67.50%	73.25%	78.25%
47.25%	56.00%	61.75%	68.50%	74.25%	79.25%
47.25%	57.00%	62.75%	69.50%	75.25%	80.25%
47.50%	54.25%	60.00%	66.75%	72.50%	77.50%
47.50%	55.25%	61.00%	67.75%	73.50%	78.50%
47.50%	56.25%	62.00%	68.75%	74.50%	79.50%
47.50%	57.25%	63.00%	69.75%	75.50%	80.50%
47.75%	54.50%	60.25%	67.00%	72.75%	77.75%
47.75%	55.50%	61.25%	68.00%	73.75%	78.75%
47.75%	56.50%	62.25%	69.00%	74.75%	79.75%
47.75%	57.50%	63.25%	70.00%	75.75%	80.75%

48.00%	54.75%	60.50%	67.25%	73.00%	78.00%
48.00%	55.75%	61.50%	68.25%	74.00%	79.00%
48.00%	56.75%	62.50%	69.25%	75.00%	80.00%
48.00%	57.75%	63.50%	70.25%	76.00%	81.00%
48.25%	55.00%	60.75%	67.50%	73.25%	78.25%
48.25%	56.00%	61.75%	68.50%	74.25%	79.25%
48.25%	57.00%	62.75%	69.50%	75.25%	80.25%
48.25%	58.00%	63.75%	70.50%	76.25%	81.25%
48.50%	55.25%	61.00%	67.75%	73.50%	78.50%
48.50%	56.25%	62.00%	68.75%	74.50%	79.50%
48.50%	57.25%	63.00%	69.75%	75.50%	80.50%
48.50%	58.25%	64.00%	70.75%	76.50%	81.50%
48.75%	55.50%	61.25%	68.00%	73.75%	78.75%
48.75%	56.50%	62.25%	69.00%	74.75%	79.75%
48.75%	57.50%	63.25%	70.00%	75.75%	80.75%
48.75%	58.50%	64.25%	71.00%	76.75%	81.75%
49.00%	55.75%	61.50%	68.25%	74.00%	79.00%
49.00%	56.75%	62.50%	69.25%	75.00%	80.00%
49.00%	57.75%	63.50%	70.25%	76.00%	81.00%
49.00%	58.75%	64.50%	71.25%	77.00%	82.00%
49.25%	56.00%	61.75%	68.50%	74.25%	79.25%
49.25%	57.00%	62.75%	69.50%	75.25%	80.25%
49.25%	58.00%	63.75%	70.50%	76.25%	81.25%
49.25%	59.00%	64.75%	71.50%	77.25%	82.25%

49.50%	56.25%	62.00%	68.75%	74.50%	79.50%
49.50%	57.25%	63.00%	69.75%	75.50%	80.50%
49.50%	58.25%	64.00%	70.75%	76.50%	81.50%
49.50%	59.25%	65.00%	71.75%	77.50%	82.50%
49.75%	56.50%	62.25%	69.00%	74.75%	79.75%
49.75%	57.50%	63.25%	70.00%	75.75%	80.75%
49.75%	58.50%	64.25%	71.00%	76.75%	81.75%
49.75%	59.50%	65.25%	72.00%	77.75%	82.75%
50.00%	56.75%	62.50%	69.25%	75.00%	80.00%
50.00%	57.75%	63.50%	70.25%	76.00%	81.00%
50.00%	58.75%	64.50%	71.25%	77.00%	82.00%
50.00%	59.75%	65.50%	72.25%	78.00%	83.00%

Weighted Average Spread

2.475%, 2.575%, 2.675%, 2.775%, 2.875%, 2.975%, 3.075%, 3.175%, 3.275%, 3.375%, 3.475%, 3.575%, 3.675%, 3.775%, 3.875%, 3.975%, 4.075%, 4.175%, 4.275%, 4.375%, 4.475%, 4.575%, 4.675%, 4.775%, 4.875%, 4.975%

Unless the Portfolio Manager otherwise notifies S&P in writing on or prior to the Effective Date, as of the Effective Date the Portfolio Manager will elect the following Weighted Average S&P Recovery Rates:

Liability Rating	"AAA"	"AA"	"A"	"BBB"	"BB"	"B"
Weighted Average S&P Recovery Rate	42.50%	50.25%	56.00%	62.75%	68.50%	73.50%

Unless the Portfolio Manager otherwise notifies S&P in writing on or prior to the Effective Date, as of the Effective Date the Portfolio Manager will elect the following Weighted Average Floating Spread:

3.875%

SCHEDULE 7

APPROVED INDEX LIST

1.	CSFB Leveraged Loan Index

2.	JPMorgan Domestic High Yield Index

3.	Lehman Brothers U.S. Corporate High-Yield Index

4.	Merrill Lynch High Yield Master Index

5.	Credit Suisse High Yield Index

6.	JP Morgan Leveraged Loan Index

7.	JP Morgan Global High Yield Index

8.	S&P/LSTA Leveraged Loan Index

9.	BAML High Yield Master Index